                                                                    EXHIBIT 10.1

--------------------------------------------------------------------------------

                           REVOLVING CREDIT AGREEMENT

                            dated as of June 29, 2004

                                      among

                  AMB JAPAN FINANCE Y.K., as Initial Borrower,

                        AMB PROPERTY, L.P., as Guarantor,

                     AMB PROPERTY CORPORATION, as Guarantor,

                            THE BANKS LISTED HEREIN,

                      SUMITOMO MITSUI BANKING CORPORATION,
         as Administrative Agent and Sole Lead Arranger and Bookmanager

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

                                TABLE OF CONTENTS

ARTICLE I           DEFINITIONS....................................................................          1

         SECTION 1.1. Definitions..................................................................          1
         SECTION 1.2. Accounting Terms and Determinations..........................................         31
         SECTION 1.3. Types of Borrowings..........................................................         32

ARTICLE II          THE CREDITS....................................................................         32

         SECTION 2.1. Commitments to Lend..........................................................         32
         SECTION 2.2. Notice of Borrowing..........................................................         32
         SECTION 2.3. Intentionally Deleted........................................................         34
         SECTION 2.4. Intentionally Deleted........................................................         34
         SECTION 2.5. Notice to Banks; Funding of Loans............................................         34
         SECTION 2.6. Notes........................................................................         36
         SECTION 2.7. Method of Electing Interest Rates............................................         37
         SECTION 2.8. Interest Rates...............................................................         39
         SECTION 2.9. Fees.........................................................................         39
         SECTION 2.10.Maturity Date................................................................         41
         SECTION 2.11.Optional Prepayments.........................................................         41
         SECTION 2.12.Mandatory Prepayments........................................................         42
         SECTION 2.13.Secured Option...............................................................         43
         SECTION 2.14.General Provisions as to Payments............................................         45
         SECTION 2.15.Funding Losses...............................................................         46
         SECTION 2.16.Computation of Interest and Fees.............................................         46
         SECTION 2.17.Use of Proceeds..............................................................         46
         SECTION 2.18.Letters of Credit............................................................         46
         SECTION 2.19.Letter of Credit Usage Absolute..............................................         50
         SECTION 2.20.Addition of Qualified Borrowers; Release of Qualified Borrowers..............         51

ARTICLE III         CONDITIONS.....................................................................         52

         SECTION 3.1. Closing......................................................................         52
         SECTION 3.2. Borrowings...................................................................         54

ARTICLE IV          REPRESENTATIONS AND WARRANTIES.................................................         56

         SECTION 4.1. Representations and Warranties by the Guarantors.............................         56
         SECTION 4.2. Representations and Warranties by the Initial Borrower.......................         62

ARTICLE V           AFFIRMATIVE AND NEGATIVE COVENANTS.............................................         64

         SECTION 5.1. Information..................................................................         64
         SECTION 5.2. Payment of Obligations.......................................................         67
         SECTION 5.3. Maintenance of Property; Insurance; Leases...................................         67
         SECTION 5.4. Maintenance of Existence.....................................................         68
         SECTION 5.5. Compliance with Laws.........................................................         68
         SECTION 5.6. Inspection of Property, Books and Records....................................         68
         SECTION 5.7. Existence....................................................................         68
         SECTION 5.8. Financial Covenants..........................................................         69
         SECTION 5.9. Restriction on Fundamental Changes...........................................         71
         SECTION 5.10.Changes in Business..........................................................         72
         SECTION 5.11.AMB Corporation Status.......................................................         72
         SECTION 5.12.Other Indebtedness...........................................................         74
         SECTION 5.13.Forward Equity Contracts.....................................................         74
         SECTION 5.14.Capital Funding Loans........................................................         74

ARTICLE VI          DEFAULTS.......................................................................         76

         SECTION 6.1. Borrower Events of Default...................................................         76
         SECTION 6.2. Rights and Remedies with Respect to Borrower Event of Default................         78
         SECTION 6.3. Guarantors Event of Default..................................................         79
         SECTION 6.4. Rights and Remedies..........................................................         82
         SECTION 6.5. Enforcement of Rights and Remedies...........................................         83
         SECTION 6.6. Notice of Default............................................................         83
         SECTION 6.7. Actions in Respect of Letters of Credit......................................         84
         SECTION 6.8. Distribution of Proceeds after Default.......................................         86

ARTICLE VII         THE ADMINISTRATIVE AGENT.......................................................         87

         SECTION 7.1. Appointment and Authorization................................................         87
         SECTION 7.2. Agency and Affiliates........................................................         87
         SECTION 7.3. Action by Administrative Agent...............................................         87
         SECTION 7.4. Consultation with Experts....................................................         87
         SECTION 7.5. Liability of Administrative Agent............................................         87

         SECTION 7.6. Indemnification..............................................................         88
         SECTION 7.7. Credit Decision..............................................................         88
         SECTION 7.8. Successor Agent..............................................................         89
         SECTION 7.9. Consents and Approvals.......................................................         89
         SECTION 7.10.Cooperation with Asset Liquidation Plan Amendments...........................         90

ARTICLE VIII        CHANGE IN CIRCUMSTANCES........................................................         91

         SECTION 8.1. Basis for Determining Interest Rate Inadequate or Unfair.....................         91
         SECTION 8.2. Illegality...................................................................         91
         SECTION 8.3. Increased Cost and Reduced Return............................................         92
         SECTION 8.4. Taxes........................................................................         94
         SECTION 8.5. Base Rate Loans Substituted for Affected TIBOR Loans.........................         97

ARTICLE IX          MISCELLANEOUS..................................................................         97

         SECTION 9.1. Notices......................................................................         97
         SECTION 9.2. No Waivers...................................................................         98
         SECTION 9.3. Expenses; Indemnification....................................................         98
         SECTION 9.4. Sharing of Set-Offs..........................................................         99
         SECTION 9.5. Amendments and Waivers.......................................................        100
         SECTION 9.6. Successors and Assigns.......................................................        102
         SECTION 9.7. Collateral...................................................................        104
         SECTION 9.8. Governing Law; Submission to Jurisdiction; Judgment Currency.................        104
         SECTION 9.9. Counterparts; Integration; Effectiveness.....................................        105
         SECTION 9.10.WAIVER OF JURY TRIAL.........................................................        105
         SECTION 9.11.Survival.....................................................................        105
         SECTION 9.12.Intentionally Deleted........................................................        106
         SECTION 9.13.Limitation of Liability......................................................        106
         SECTION 9.14.Recourse Obligation..........................................................        106
         SECTION 9.15.Confidentiality..............................................................        106
         SECTION 9.16.Bank's Failure to Fund.......................................................        107
         SECTION 9.17.Banks' ERISA Covenant........................................................        112
         SECTION 9.18.Bank Ceasing to be a Qualified Institutional Investor........................        113
         SECTION 9.19.Intentionally Deleted........................................................        114
         SECTION 9.20.Intentionally Deleted........................................................        114
         SECTION 9.21.USA PATRIOT ACT..............................................................        114
         SECTION 9.22. OFAC LIST...................................................................        114

SCHEDULE 1.1(a)            Initial Qualified Borrowers
SCHEDULE 1.1(b)            Initial Qualifying Unencumbered Properties
SCHEDULE 2.2(a)            Project Information
SCHEDULE 4.1(f)            Guarantor CBA and ERISA Plans
SCHEDULE 4.4 (b)           Disclosure of Additional Material Indebtedness
SCHEDULE 5.11(c)(1)        AMB Corporation Investments
SCHEDULE 5.11(c)(2)        AMB Corporation Properties

EXHIBIT A-1                Form of Note
EXHIBIT A-2                Form of Qualified Borrower Undertaking
EXHIBIT B                  Qualified Borrower Joinder Agreement
EXHIBIT C                  Form of Mortgage
EXHIBIT D                  Form of TBI Pledge
EXHIBIT E                  Form of Share Pledge
EXHIBIT F                  Form of Consent
EXHIBIT G                  Notices
EXHIBIT H                  Form of Transfer Supplement
EXHIBIT I-1                Organizational and Structural Chart for AMB Japan Finance Y.K.
EXHIBIT I-2                Organizational and Structure Chart for AMB Narita 1 Y.K.

                           REVOLVING CREDIT AGREEMENT

      REVOLVING CREDIT AGREEMENT (this "Agreement") dated as of June 29, 2004 among AMB JAPAN FINANCE Y.K., as Initial Borrower (the "Initial Borrower"), AMB PROPERTY, L.P., as Guarantor ("AMB LP"), AMB PROPERTY CORPORATION, as Guarantor ("AMB Corporation"), the BANKS listed on the signature pages hereof, SUMITOMO MITSUI BANKING CORPORATION, as Administrative Agent and Sole Lead Arranger and Bookmanager.

            The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.1. Definitions. The following terms, as used herein, have the following meanings:

            "Adjusted EBITDA" means EBITDA for such period minus an amount equal to appropriate reserves for replacements of Ten Cents U.S. (US$0.10) (or in the case of any Real Property Asset owned by an Investment Affiliate or by a Consolidated Subsidiary, Guarantors' Share of Ten Cents U.S. (US$0.10)) per square foot per annum for each Real Property Asset (provided that, as to any Real Property Asset acquired during such period such Ten Cents U.S. (US$0.10) per square foot adjustment shall be pro-rated for the period of ownership).

            "Administrative Agent" shall mean Sumitomo Mitsui Banking Corporation in its respective capacity as Administrative Agent hereunder, and its respective permitted successors in such capacity in accordance with the terms of this Agreement.

            "Administrative Fee" shall have the meaning set forth in Section 2.9(c).

            "Administrative Questionnaire" means with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to each Borrower) duly completed by such Bank.

            "Affiliate", as applied to any Person, means any other Person that directly or indirectly controls, is controlled by, or is under common control with, that Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to vote ten percent (10.0%) or more of the equity Securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting equity Securities or by contract or otherwise.

            "Agreement" shall mean this Revolving Credit Agreement as the same may from time to time hereafter be modified, supplemented or amended.

            "AMB Corporation" shall mean AMB Property Corporation, a Maryland corporation, a real estate investment trust, which is the general partner of AMB LP and a Guarantor.

            "AMB LP" shall mean AMB Property, L.P., a Delaware limited partnership and a Guarantor.

            "Annual Fronting Bank Fee" shall have the meaning set forth in
Section 2.9(c).

            "Applicable Fee Percentage" means the respective percentages per annum determined, at any time, based on the range into which AMB LP's Credit Rating then falls, in accordance with the table set forth below. Any change in AMB LP's Credit Rating causing it to move to a different range on the table shall effect an immediate change in the Applicable Fee Percentage. AMB LP shall have not less than two (2) Credit Ratings at all times. In the event that AMB LP receives only two (2) Credit Ratings (one of which must be from S&P or Moody's), and such Credit Ratings are not equivalent, the Applicable Fee Percentage shall be determined by the lower of such two (2) Credit Ratings. In the event that AMB LP receives more than two (2) Credit Ratings, and such Credit Ratings are not all equivalent, the Applicable Fee Percentage shall be determined by the second highest Credit Rating, provided that one of the highest two (2) Credit Ratings shall be from S&P or Moody's; provided, further, that if neither of the highest two (2) Credit Ratings is from S&P or Moody's, then the Applicable Fee Percentage shall be determined by the highest Credit Rating from either S&P or Moody's.

    Range of
    AMB LP's
 Credit Rating                             Applicable
 (S&P/Moody's                            Fee Percentage
   Ratings)                              (% per annum)
---------------                          -------------
Non-Investment Grade                         0.35

BBB-/Baa3                                    0.25

BBB/Baa2                                     0.20

BBB+/Baa1                                    0.20

A-/A3 or better                              0.15

            "Applicable Interest Rate" means (i) with respect to any Fixed Rate Indebtedness, the fixed interest rate applicable to such Fixed Rate Indebtedness at the time in question, and (ii) with respect to any Floating Rate Indebtedness, either (x) the rate at which the interest rate applicable to such Floating Rate Indebtedness is actually capped (or fixed pursuant to an interest rate hedging device), at the time of calculation, if either Guarantor has entered into an interest rate cap agreement or other interest rate hedging device with respect thereto or (y) if no Guarantor has entered into an interest rate cap agreement or other interest rate hedging device with respect to such Floating Rate Indebtedness, the greater of (A) the rate at which the interest rate applicable to such Floating Rate Indebtedness could be fixed for the remaining term of such Floating Rate Indebtedness, at the time of calculation, by a Guarantor entering into any unsecured interest rate hedging device either not requiring an upfront payment or if requiring an upfront payment, such upfront payment shall be amortized over the term of such device and included in the calculation of the interest rate (or, if such rate is incapable of being fixed by entering into an unsecured interest rate hedging device at the time of calculation, a fixed rate equivalent reasonably determined by Administrative Agent) or (B) the floating rate applicable to such Floating Rate Indebtedness at the time in question.

            "Applicable Margin" means with respect to each Loan, the respective percentages per annum determined, at any time, based on the range into which AMB LP's Credit Rating then falls, in accordance with the table set forth below. Any change in AMB LP's Credit Rating causing it to move to a different range on the table shall effect an immediate change in the Applicable Margin. AMB LP shall have not less than two (2) Credit Ratings at all times. In the event that AMB LP receives only two
(2) Credit Ratings (one of which must be from S&P or Moody's), and such Credit Ratings are not equivalent, the Applicable Margin shall be determined by the lower of such two (2) Credit Ratings. In the event that AMB LP receives more than two (2) Credit Ratings, and such Credit Ratings are not all equivalent, the Applicable Margin shall be determined by the second highest Credit Rating, provided that one of the highest two (2) Credit Ratings shall be from S&P or Moody's; provided, further, that if neither of the highest two (2) Credit Ratings is from S&P or Moody's, then the Applicable Margin shall be determined by the highest Credit Rating from either S&P or Moody's.

     Range of                             Applicable                           Applicable
     AMB LP's                             Margin for                           Margin for
  Credit Rating                           Base Rate                            TIBOR Loans
     Ratings)                           (% per annum)                        (% per annum)
---------------------                   -------------                        ---------------
Non-Investment Grade                        0.00                                   1.15

BBB-/Baa3                                   0.00                                   0.85

BBB/Baa2                                    0.00                                   0.70

BBB+/Baa1                                   0.00                                   0.60

A-/A3 or better                             0.00                                   0.60

            "Asset Liquidation Plan" means a plan that has been duly filed with the Director General of the Kanto Local Finance Bureau pursuant to Article 3 of TMK Law, as amended.

            "Assignee" has the meaning set forth in Section 9.6(c).

            "Balance Sheet Indebtedness" means with respect to any Person and assuming such Person is required to prepare financial statements in accordance with GAAP, without duplication, the Indebtedness of such Person which would be required to be included on the liabilities side of the balance sheet of such Person in accordance with GAAP excluding, in the case of the Guarantors, the Balance Sheet Indebtedness of any Consolidated Subsidiary. Notwithstanding the foregoing, Balance Sheet Indebtedness shall include current liabilities and all guarantees of Indebtedness of any Person.

            "Balloon Payments" shall mean with respect to any loan constituting Balance Sheet Indebtedness, any required principal payment of such loan which is either (i) payable at the maturity of such Indebtedness or (ii) in an amount which exceeds fifteen percent (15%) of the original principal amount of such loan; provided, however, that the final payment of a fully amortizing loan shall not constitute a Balloon Payment.

            "Bank" means each entity (other than a Credit Party) listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.6(c), and their respective successors.

            "Bankruptcy Code" shall mean Title 11 of the United States Code, entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes.

            "Bankruptcy Law" means any governmental rules of any jurisdiction relating to bankruptcy, insolvency, corporate reorganization, company arrangement, civil rehabilitation, special liquidation, moratorium, readjustment of debt, appointment of a conservator (hozen kanrinin), trustee (kanzai nin), supervisor (kantoku i'in), inspector (chosa i'in) or receiver, or similar debtor relief effecting, including, without limitation, hasan, minji saisei, kaisha seiri, kaisha kosei, tokubetsu seisan and tokutei chotei.

            "Base Rate" means, for any day, a rate per annum equal to the Prime Rate for such day. Each change in the Base Rate shall become effective automatically as of the opening of business on the date of such change in the Base Rate, without prior written notice to Borrower or Banks.

            "Base Rate Loan" means a Committed Loan to be made by a Bank as a Base Rate Loan in accordance with the provisions of this Agreement.

            "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

            "Borrower" means, collectively, Initial Borrower and any Qualified Borrower for so long as such entity is a Qualified Borrower hereunder.

            "Borrower Default" means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become a Borrower Event of Default.

            "Borrower Event of Default" shall have the meaning set forth in
Section 6.1.

            "Borrowing" has the meaning set forth in Section 1.3.

            "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City or Tokyo, Japan are authorized by law to close.

            "Capital Leases" as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

            "Capital Funding Loan" shall have the meaning set forth in Section
5.14 hereof.

            "Cash or Cash Equivalents" shall mean (a) cash; (b) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year after the date of acquisition thereof; (c) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within ninety (90) days after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from any two of S & P, Moody's or Fitch (or, if at any time no two of the foregoing shall be rating such obligations, then from such other nationally recognized rating services acceptable to Administrative Agent ); (d) domestic corporate bonds, other than domestic corporate bonds issued by a Guarantor or any of its Affiliates, maturing no more than two (2) years after the date of acquisition thereof and, at the time of acquisition, having a rating of at least A or the equivalent from any two (2) of S & P, Moody's or Fitch (or, if at any time no two of the foregoing shall be rating such obligations, then from such other nationally recognized rating services acceptable to Administrative Agent); (e) variable-rate domestic corporate notes or medium term corporate notes, other than notes issued by a Guarantor or any of its Affiliates, maturing or resetting no more than one (1) year after the date of acquisition thereof and having a rating of at least AA or the equivalent from two of S & P, Moody's or Fitch (or, if at any time no two of the foregoing shall be rating such obligations, then from such other nationally recognized rating services acceptable to Administrative Agent); (f) commercial paper (foreign and domestic) or master notes, other than commercial paper or master notes issued by a Guarantor or any of its Affiliates, and, at the time of acquisition, having a long-term rating of at least A or the equivalent from S & P, Moody's or Fitch and having a short-term rating of at least A-1 and P-1 from S & P and Moody's, respectively (or, if at any time neither S & P nor Moody's shall be rating such obligations, then the highest rating from such other nationally recognized rating services acceptable to Administrative Agent);
(g) domestic and foreign certificates of deposit or domestic time deposits or foreign deposits or bankers' acceptances (foreign or domestic) in Dollars, Hong Kong Dollars, Singapore Dollars, Pounds Sterling, Euros or Yen that are issued by a bank (I) which has, at the time of acquisition, a long-term rating of at least A or the equivalent from S & P, Moody's or Fitch and (II) if a domestic bank, which is a member of the Federal Deposit Insurance Corporation; (h) overnight securities repurchase agreements, or reverse repurchase agreements secured by any of the foregoing types of securities or debt instruments, provided that the collateral supporting such repurchase agreements shall have a value not less than 101% of the principal amount of the repurchase agreement plus accrued interest; and (i) money market funds invested in investments substantially all of which consist of the items described in clauses (a) through
(h) foregoing.

            "Closing Date" means the date on or after the Effective Date on which the conditions set forth in Section 3.1 shall have been satisfied to the satisfaction of the Administrative Agent.

            "Code" means the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

            "Collateral" shall have the meaning set forth in Section 2.13(a).

            "Committed Borrowing" shall have the meaning set forth in Section
1.3.

            "Committed Loan" means a loan made by a Bank pursuant to Section 2.1, as well as loans required to be made by a Bank pursuant to Section 2.18 to reimburse a Fronting Bank for a Letter of Credit that has been drawn down; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Committed Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

            "Commitment" means, with respect to each Bank, the amount set forth under the name of such Bank on the signature pages hereof as its commitment pursuant to this Agreement with respect to any Loans (and, for each Bank which is an Assignee, the amount set forth in the Transfer Supplement entered into pursuant to Section 9.6(c) as the Assignee's Commitment), as such amount may be reduced from time to time pursuant to Section 2.11 or in connection with an assignment to an Assignee and increased in connection with an assignment from an Assignor. As of the Closing Date, the aggregate Commitment is Twenty-Four Billion Yen (JPY24,000,000,000).

            "Consents" has the meaning set forth in Section 7.10.

            "Consolidated Subsidiary" means at any date any Subsidiary or other entity which is consolidated with a Guarantor in accordance with GAAP.

            "Consolidated Subsidiary EBITDA" means, for any period (i) Income from Operations of a Consolidated Subsidiary for such period, plus (ii) depreciation and amortization expense and other non-cash items deducted in the calculation of Income from Operations of such Consolidated Subsidiary for such period, plus (iii) Interest Expense deducted in the calculation of Income from Operations of such Consolidated Subsidiary for such period, all of the foregoing without duplication.

            "Consolidated Tangible Net Worth" means, at any time, the tangible net worth of AMB LP, on a consolidated basis, determined in accordance with GAAP, plus preferred units issued by Consolidated Subsidiaries, plus all accumulated depreciation and amortization of AMB LP plus Guarantors' Share of accumulated depreciation and amortization of Investment Affiliates, deducted, in either case, from earnings in calculating Net Income.

            "Construction Asset" has the meaning set forth in the definition of the term "Construction Asset Cost".

            "Construction Asset Cost" shall mean, with respect to a Real Property Asset (or, in the case of any Real Property Asset to be developed in phases, any phase thereof) in which Development Activity has begun (as evidenced by obtaining a permit to commence construction of the applicable industrial or retail improvements by the applicable governmental authority) but has not yet been substantially completed (substantial completion shall be deemed to mean not less than 90% completion, as such completion shall be evidenced by a certificate of occupancy or its equivalent and the commencement of the payment of rent by tenants of such Real Property Asset or phase) (a "Construction Asset"), (i) in the case of the development and construction by AMB LP described in clause (a) of the definition of Development Activity, the aggregate, good faith estimate of the total cost to be incurred by AMB LP in the construction of such improvements (including land acquisition costs); (ii) in the case of the development and construction by a Joint Venture Subsidiary or a Consolidated Subsidiary of AMB
LP) described in clause (a) of the definition of Development Activity, an amount equal to Guarantor's Share of the aggregate, good faith estimate of the total cost to be incurred by such Joint Venture Subsidiary or Consolidated Subsidiary, as applicable, in the construction of such improvements (including land acquisition costs); (iii) in the case of the financing of any development and construction by AMB LP, the amount AMB LP has committed to fund to pay the cost to complete such development and construction, (iv) in the case of the financing of any development and construction by a Joint

Venture Subsidiary or a Consolidated Subsidiary of AMB LP, an amount equal to Guarantors' Share of the amount such Joint Venture Subsidiary or such Consolidated Subsidiary, as applicable, has committed to fund to pay the cost to complete such development and construction; (v) in the case of the incurrence of any Contingent Obligations in connection with any development and construction by AMB LP, the amount of such Contingent Obligation of AMB LP, (vi) in the case of the incurrence of any Contingent Obligations in connection with any development and construction by a Joint Venture Subsidiary or a Consolidated Subsidiary of AMB LP, an amount equal to Guarantors' Share of the amount of such Contingent Obligation of such Joint Venture Subsidiary or such Consolidated Subsidiary, as applicable.

            "Contingent Obligation" as to any Person means, without duplication,
(i) any contingent obligation of such Person required to be shown on such Person's balance sheet in accordance with GAAP, and (ii) any obligation required to be disclosed in the footnotes to such Person's financial statements, guaranteeing partially or in whole any Non-Recourse Indebtedness, lease, dividend or other obligation, exclusive of contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and guarantees of non-monetary obligations (other than guarantees of completion) which have not yet been called on or quantified, of such Person or of any other Person. The amount of any Contingent Obligation described in clause (ii) shall be deemed to be (a) with respect to a guaranty of interest or interest and principal, or operating income guaranty, the Net Present Value of the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note secured thereby), calculated at the Applicable Interest Rate, through (i) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (ii) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and (b) with respect to all guarantees not covered by the preceding clause (a), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and on the footnotes to the most recent financial statements of AMB LP required to be delivered pursuant to Section 5.1 hereof. Notwithstanding anything contained herein to the contrary, guarantees of completion shall not be deemed to be Contingent Obligations unless and until a claim for payment or performance has been made thereunder, at which time any such guaranty of completion shall be deemed to be a Contingent Obligation in an amount equal to any such claim. Subject to the preceding sentence, (i) in the case of a joint and several guaranty given by such Person and another Person (but only to the extent such guaranty is recourse, directly or indirectly to AMB
LP), the amount of the guaranty shall be deemed to be 100% thereof unless and only to the extent that such other Person has delivered Cash or Cash Equivalents to secure all or any part of such Person's guaranteed obligations, (ii) in the case of joint and several guarantees given by a Person in whom AMB LP owns an interest (which guarantees are non-recourse to

AMB LP), to the extent the guarantees, in the aggregate, exceed 15% of Total Asset Value, the amount which is the lesser of (x) the amount in excess of 15% or (y) the amount of AMB LP's interest therein shall be deemed to be a Contingent Obligation of AMB LP, and (iii) in the case of a guaranty (whether or not joint and several) of an obligation otherwise constituting Indebtedness of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Indebtedness of such Person. Notwithstanding anything contained herein to the contrary, "Contingent Obligations" shall be deemed not to include guarantees of Unused Commitments or of construction loans to the extent the same have not been drawn. All matters constituting "Contingent Obligations" shall be calculated without duplication.

            "Convertible Securities" means evidences of shares of stock, limited or general partnership interests or other ownership interests, warrants, options, or other rights or securities which are convertible into or exchangeable for, with or without payment of additional consideration, common shares of beneficial interest of AMB Corporation or partnership interests of AMB LP, as the case may be, either immediately or upon the arrival of a specified date or the happening of a specified event.

            "Covenant Modification" shall have the meaning set forth in Section 9.5(b).

            "Credit Party" shall mean any of Borrower or a Guarantor and "Credit Parties" shall mean Borrower and Guarantors, collectively.

            "Credit Rating" means the rating assigned by the Rating Agencies to AMB LP's senior unsecured long term indebtedness.

            "Debt Restructuring" means a restatement of, or material change in, the amortization or other financial terms of any Indebtedness of any Guarantor or any Subsidiary or Investment Affiliate.

            "Debt Service" means, for any period and without duplication, Interest Expense for such period plus scheduled principal amortization (excluding Balloon Payments) for such period on all Balance Sheet Indebtedness of Guarantors plus Guarantors' Share of scheduled principal amortization (excluding Balloon Payments) for such period on all Balance Sheet Indebtedness of Investment Affiliates and Consolidated Subsidiaries.

            "Default" means any Guarantor Default or Borrower Default.

            "Default Rate" has the meaning set forth in Section 2.8(c).

            "Development Activity" means (a) the development and construction of industrial or retail facilities by AMB LP or any of its Consolidated Subsidiaries or Joint

Venture Subsidiaries excluding Unimproved Assets, (b) the financing by AMB LP or any of its Consolidated Subsidiaries or Joint Venture Subsidiaries of any such development or construction and (c) the incurrence by AMB LP or any of its Consolidated Subsidiaries or Joint Venture Subsidiaries of any Contingent Obligations in connection with such development or construction (other than purchase contracts for Real Property Assets which are not payable until after completion of development or construction).

            "Dollars" and "US$" means the lawful money of the United States.

            "EBITDA" means, for any period (i) Guarantors' Income from Operations for such period, plus (ii) Guarantors' depreciation and amortization expense and other non-cash items deducted in the calculation of Income from Operations for such period, plus (iii) Guarantors' Interest Expense deducted in the calculation of Income from Operations for such period, plus (iv) Guarantors' Share of the Investment Affiliate EBITDA for each Investment Affiliate, plus (v) Guarantors' Share of the Consolidated Subsidiary EBITDA for each Consolidated Subsidiary, all of the foregoing without duplication.

            "Effective Date" means the date this Agreement becomes effective in accordance with Section 9.9.

            "Environmental Affiliate" means any partnership, joint venture, trust or corporation in which an equity interest is owned directly or indirectly by a Credit Party and, as a result of the ownership of such equity interest, AMB LP may have recourse liability for Environmental Claims against such partnership, joint venture, trust or corporation (or the property thereof).

            "Environmental Claim" means, with respect to any Person, any notice, claim, demand or similar communication (written or oral) by any other Person alleging potential liability of such Person for investigatory costs, cleanup costs, governmental response costs, natural resources damage, property damages, personal injuries, fines or penalties arising out of, based on or resulting from
(i) the presence, or release into the environment, of any Materials of Environmental Concern at any location, whether or not owned by such Person or
(ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law, in each case (with respect to both (i) and (ii) above) as to which there is a reasonable possibility of an adverse determination with respect thereto and which, if adversely determined, would have a Material Adverse Effect on AMB LP.

            "Environmental Laws" means any and all federal, state, and local statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of Materials of Environmental Concern into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern or the clean up or other remediation thereof.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

            "ERISA Group" means the Guarantors, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all members of an "affiliated service group" which, together with the Guarantors or any Subsidiary, are treated as a single employer under Section 414 of the Code or Section 4001(b)(1) of ERISA.

            "Event of Default" shall mean a Borrower Event of Default or a Guarantor Event of Default.

            "Existing Credit Agreement" shall mean the Second Amended and Restated Revolving Credit Agreement dated as of June 1, 2004 among AMB LP, as borrower, the Banks listed on the signature pages thereof, and JPMorgan Chase Bank, as Administrative Agent.

            "Existing Credit Agreement Agent" means JPMorgan Chase Bank, the administrative agent under the Existing Credit Agreement, its successors and assigns.

            "Existing Credit Agreement Proposal" shall have the meaning set forth in Section 9.5(b).

            "Extension Date" has the meaning set forth in Section 2.10(b).

            "Extension Fee" has the meaning set forth in Section 2.9(d).

            "Extension Notice" has the meaning set forth in Section 2.10(b).

            "Facility Amount" has the meaning set forth in Section 2.1.

            "Federal Reserve Board" means the Board of Governors of the Federal Reserve System as constituted from time to time.

            "FFO" means "funds from operations," defined to mean, without duplication for any period, Income from Operations, plus (i) Guarantors' Share of Income from Operations of any Investment Affiliate (plus Guarantors' Share of real estate depreciation and amortization expenses of Investment Affiliates), plus (ii) real estate depreciation and amortization expense for such period.

            "Financing Partnerships" means any Subsidiary which is wholly-owned, directly or indirectly, by AMB LP or jointly by the Guarantors provided that AMB Corporation holds, directly or indirectly other than through its interest in AMB LP, no more than a 2% economic interest in such Subsidiary.

            "First Tier JV" has the meaning set forth in Section 5.14.

            "Fiscal Quarter" means a fiscal quarter of a Fiscal Year.

            "Fiscal Year" means the fiscal year of Guarantors.

            "Fitch" means Fitch, Inc., or any successor thereto.

            "Fixed Charges" for any Fiscal Quarter period means the sum of (i) Debt Service for such period, (ii) dividends on preferred units payable by AMB LP for such period, and (iii) distributions made by AMB LP in such period to AMB Corporation for the purpose of paying dividends on preferred shares in AMB Corporation. If any of the foregoing Indebtedness is subject to an interest rate cap agreement purchased by a Guarantor or a Consolidated Subsidiary, the interest rate shall be assumed to be the lower of the actual interest payable on such Indebtedness or the capped rate of such interest rate cap agreement. In no event shall any dividends payable on AMB Corporation's or any Consolidated Subsidiary's common stock be included in Fixed Charges.

            "Fixed Rate Indebtedness" means all Indebtedness which accrues interest at a fixed rate.

            "Floating Rate Indebtedness" means all Indebtedness which is not Fixed Rate Indebtedness and which is not a Contingent Obligation or an Unused Commitment.

            "FMV Cap Rate" means eight and one half percent (8 1/2%).

            "Foreign Property Interests" shall have the meaning set forth in
Section 5.8(i) hereof.

            "Fronting Bank" shall mean Sumitomo Mitsui Banking Corporation, its successors and assigns.

            "GAAP" means generally accepted accounting principles recognized as such in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

            "Group of Loans" means, at any time, a group of Loans consisting of
(i) all Committed Loans which are Base Rate Loans at such time, or (ii) all Committed Loans which are TIBOR Loans having the same Interest Period at such time; provided that, if a Committed Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Section 8.2 or 8.5, such Committed Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

            "Guarantor Default" means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become a Guarantor Event of Default.

            "Guarantor Event of Default" shall have the meaning set forth in
Section 6.3.

            "Guarantors" means, collectively, AMB LP and AMB Corporation, jointly and severally, and "Guarantor" means individually either AMB LP or AMB Corporation

            "Guarantors' Share" means AMB LP's and AMB Corporation's direct or indirect share of a Consolidated Subsidiary, a Joint Venture Subsidiary or an Investment Affiliate based upon Guarantors' percentage ownership (whether direct or indirect) of such Consolidated Subsidiary, Joint Venture Subsidiary or Investment Affiliate.

            "Guaranty" means that certain Guaranty Agreement, dated as of the date hereof, by Guarantors, jointly and severally, as guarantors, to Administrative Agent, for the benefit of the Banks, for the payment of any Borrower's debt or obligation to the Banks.

            "Income from Operations" means, for any period, Net Income before the deduction of (i) Taxes, (ii) minority interests, (iii) gains and losses on asset sales, Debt Restructurings or write-ups or forgiveness of indebtedness,
(iv) gains and losses from extraordinary items, (v) payment of preferred dividends, calculated in conformity with GAAP, and (vi) an adjustment to exclude the straight-lining of rents.

            "Indebtedness" as applied to any Person (and without duplication), means (a) all indebtedness, obligations or other liabilities of such Person for borrowed money or for the deferred purchase price of property or services, including all liabilities of such Person evidenced by Securities or other similar instruments, (b) all Contingent Obligations of such Person, (c) all indebtedness obligations or other liabilities of such Person or others secured by a Lien on any asset of such Person, in excess of 2.5% of Total Liabilities in the aggregate, whether or not such indebtedness, obligations or liabilities are assumed by, or are a personal liability of such Person, and (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of, or in the footnotes to the balance sheet of such Person, exclusive, however, of all dividends and distributions declared but not yet paid. Notwithstanding the foregoing, whenever the term "Indebtedness" is used with respect to the Guarantors without expressly stating that such Indebtedness is to be determined on a consolidated basis, such "Indebtedness" shall only include Guarantors' Share of any Indebtedness of a Consolidated Subsidiary.

            "Indemnitee" has the meaning set forth in Section 9.3(b).

            "Initial Borrower" means AMB Japan Finance Y.K., a Japan yugen kaisha.

            "Insolvency Event" means with respect to any Person: (a) such Person becomes unable to pay its debts generally as such debts become due (shiharai funou), admits to a creditor its inability to pay its debts generally as such debts become due (shiharai teishi) or makes a general assignment or settlement for the benefit of creditors (nin'i seiri); (b) a court having appropriate jurisdiction enters a decree or order for relief in respect of such Person in an involuntary case under any applicable Bankruptcy Law or similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, sequestrator, conservator (hozen kanrinin), trustee (kanzai nin), supervisor (kantoku i'in), inspector (chosei i'in) or similar official of such Person, of all or any substantial part of the property thereof, or orders the winding up or liquidation of the affairs of such Person, and such decree or order remains unstayed and in effect for a period of ninety (90) consecutive days; (c) such Person commences a voluntary proceeding under any applicable Bankruptcy Law or similar law now or hereafter in effect, or consents to or makes no objection against the entry of an order for relief in an involuntary proceeding under any such law, or applies for, consents to or acquiesces in the appointment of or taking possession by a receiver, liquidator, assignee, custodian, sequestrator, conservator (hozen kanrinin), trustee (kanzai nin), supervisor (kantoku i'in), inspector (chosa i'in) or similar official of such Person, of all or any substantial part of the property thereof, or makes any general assignment or settlement for the benefit of the creditors thereof; (d) such Person's assets, such as its bank accounts, are subject to the issuance of an order or a notice of provisional attachment (kari sashiosae), temporary attachment (hozen-sashiosae) or permanent attachment (sashiosae); or (e) the clearing house takes procedures for suspension of such Person's transactions with banks or other financial institutions (torihiki teishi shobun).

            "Interest Expense" means, for any period and without duplication, total interest expense, whether paid, accrued or capitalized, determined in accordance with GAAP, with respect to the Balance Sheet Indebtedness of the Guarantors, plus Guarantors' Share of accrued, paid or capitalized interest with respect to any Balance Sheet Indebtedness of Investment Affiliates and Consolidated Subsidiaries (in each case, including, without limitation, the interest component of Capital Leases but excluding interest expense covered by an interest reserve established under a loan facility such as capitalized construction interest provided for in a construction loan).

            "Interest Period" means with respect to each TIBOR Borrowing, the period commencing on the date of such Borrowing specified in the Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending 1, 2, 3 or 6 months thereafter (or a period less than 1 month with the reasonable approval of Administrative Agent, unless any Bank has previously advised Administrative Agent and Guarantors that it is unable to enter into a contract for Yen deposits in the Tokyo interbank market for an Interest Period of the same duration) as the applicable Borrower may elect in the applicable Notice of Borrowing or Notice of Interest Rate Election; provided, that:

            (a) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

            (b) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

            (c) no Interest Period may end later than the Maturity Date.

            "Interest Rate Contracts" means, collectively, interest rate swap, collar, cap or similar agreements providing interest rate protection.

            "Intermediate Tier Entity" has the meaning set forth in Section
5.14.

            "International FinCo" has the meaning set forth in Section 5.14.

            "Intracompany Indebtedness" means Indebtedness whose obligor and obligee are each either or both of the Guarantors or a Consolidated Subsidiary.

            "Investment Affiliate" means any Person in whom either or both of the Guarantors hold an equity interest, directly or indirectly, whose financial results are not consolidated under GAAP with the financial results of either or both Guarantors on their respective consolidated financial statements.

            "Investment Affiliate EBITDA" means, for any period (i) Income from Operations of an Investment Affiliate for such period, plus (ii) depreciation and amortization expense and other non-cash items deducted in the calculation of Income from Operations of such Investment Affiliate for such period, plus (iii) Interest Expense deducted in the calculation of Income from Operations of such Investment Affiliate for such period, all of the foregoing without duplication.

            "Investment Grade Rating" means a rating for a Person's senior long-term unsecured debt of BBB- or better from S&P or a rating of Baa3 or better from Moody's. In the event that AMB LP receives Credit Ratings only from S&P and Moody's, and such Credit Ratings are not equivalent, the lower of such two (2) Credit Ratings shall be used to determine whether an Investment Grade Rating was achieved. In the event that AMB LP receives more than two (2) Credit Ratings, and such Credit Ratings are not all equivalent, the second highest Credit Rating shall be used to determine whether an Investment Grade Rating was achieved, provided that one of the highest two (2) Credit Ratings is from S&P or Moody's; provided, further, that if neither of the highest two (2) Credit Ratings is from S&P or Moody's, then the highest Credit Rating from either S&P or Moody's shall be used to determine whether an Investment Grade Rating was achieved.

            "Investment Mortgages" means mortgages securing indebtedness with respect to Real Property Assets directly or indirectly owed to AMB LP or any of its Subsidiaries, including, without limitation, certificates of interest in real estate mortgage investment conduits.

            "Joint Lenders" has the meaning set forth in Section 5.14.

            "Joint Venture Interests" means partnership, joint venture, membership or other equity interests issued by any Person which is an Investment Affiliate that is not a Subsidiary, is not consolidated with AMB LP and is not controlled by a Joint Venture Parent.

            "Joint Venture Parent" means AMB LP or one or more Financing Partnerships of AMB LP which directly or indirectly owns any interest in a Joint Venture Subsidiary.

            "Joint Venture Subsidiary" means any entity (other than a Financing Partnership) in which (i) a Joint Venture Parent owns at least 50% of the economic interests and (ii) the sale or financing of any Property owned by such Joint Venture Subsidiary is substantially controlled by a Joint Venture Parent, subject to customary provisions set forth in the organizational documents of such Joint Venture Subsidiary with respect to refinancings or rights of first refusal granted to other members of such Joint Venture Subsidiary. For purposes of the preceding sentence, the sale or financing of a Property owned by a Joint Venture Subsidiary shall be deemed to be substantially controlled by a Joint Venture Parent, if such Joint Venture Parent has the ability to exercise a buy-sell right in the event of a disagreement regarding the sale or financing of such Property.

            "Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire or such other office, branch or affiliate of such Bank as it may hereafter designate as its Lending Office by notice to each Borrower and the Administrative Agent.

            "Letter(s) of Credit" has the meaning provided in Section 2.2(b).

            "Letter of Credit Collateral" has the meaning provided in Section 6.7(b).

            "Letter of Credit Collateral Account" has the meaning provided in
Section 6.7.

            "Letter of Credit Documents" has the meaning provided in Section
2.19.

            "Letter of Credit Usage" means at any time the sum of (i) the aggregate maximum amount available to be drawn under the Letters of Credit then outstanding, assuming compliance with all requirements for drawing referred to therein, and (ii) the aggregate amount of any Borrower's unpaid obligations under this Agreement in respect of the Letters of Credit.

            "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement, in each case that has the effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, AMB LP or any Consolidated Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

            "Loan" means a Base Rate Loan or a TIBOR Loan and "Loans" means Base Rate Loans or TIBOR Loans or any combination of the foregoing.

            "Loan Documents" means this Agreement, the Notes, the Guaranty, the Qualified Borrower Joinder Agreement, the Ratifications, the Letter(s) of Credit, the Letter of Credit Documents and the Security Documents

            "Majority Banks" means at any time Banks having at least 51% of the aggregate amount of Commitments, or if the Commitments shall have been terminated, holding Notes evidencing at least 51% of the aggregate unpaid principal amount of the Loans.

            "Material Adverse Effect" means an effect resulting from any circumstance or event or series of circumstances or events, of whatever nature (but excluding general economic conditions), which does or could reasonably be expected to, materially and adversely impair (i) the ability of the Guarantors and their respective Consolidated Subsidiaries, taken as a whole, to perform their respective obligations under the Loan Documents, or (ii) the ability of Administrative Agent or the Banks to enforce the Loan Documents.

            "Materials of Environmental Concern" means and includes pollutants, contaminants, hazardous wastes, toxic and hazardous substances, asbestos, lead, petroleum and petroleum by-products.

            "Maturity Date" shall mean the date when all of the Obligations hereunder shall be due and payable which shall be June 29, 2007, unless otherwise extended in accordance with Section 2.10(b) or accelerated pursuant to the terms hereof.

            "Moody's" means Moody's Investors Services, Inc. or any successor thereto.

            "Mortgage" shall have the meaning set forth in Section 2.13(a).

            "Mortgage Perfection Document" shall have the meaning set forth in
Section 2.13(e).

            "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has at any time after September 25, 1980 made contributions or has been required to make contributions (for these purposes any Person which ceased to be a member of the ERISA Group after September 25, 1980 will be treated as a member of the ERISA Group).

            "Negative Pledge" means, with respect to any Property, any covenant, condition, or other restriction entered into by the owner of such Property or directly binding on such Property which prohibits or limits the creation or assumption of any Lien upon such Property to secure any or all of the Obligations; provided, however, that such term shall not include (a) any covenant, condition or restriction contained in any ground lease from a governmental entity, and (b) financial covenants given for the benefit of any Person that may be violated by the granting of any Lien on any Property to secure any or all of the Obligations.

            "Net Income" means, for any period, net income as calculated in conformity with GAAP.

            "Net Offering Proceeds" means all cash or other assets received by either or both of the Guarantors as a result of the issuance or sale of common shares of beneficial interest, preferred shares of beneficial interest, partnership interests, preferred partnership units, limited liability company interests, Convertible Securities or other ownership or equity interests in either or both of the Guarantors less customary costs and discounts of issuance paid by either or both of the Guarantors, as the case may be.

            "Net Price" means, with respect to the purchase of any Property, without duplication, (i) the aggregate purchase price paid as cash consideration for such purchase (without adjustment for prorations), including, without limitation, the principal amount of any note received or other deferred payment to be made in connection with such purchase (except as described in clause (ii) below) and the value of any non-cash consideration delivered in connection with such purchase (including, without limitation, shares or preferred shares of beneficial interest in AMB Corporation and OP Units or Preferred OP Units (as defined in AMB LP's partnership agreement)) plus (ii) reasonable costs of sale and non-recurring taxes paid or payable in connection with such purchase or sale.

            "Net Present Value" shall mean, as to a specified or ascertainable dollar amount, the present value, as of the date of calculation of any such amount using a discount rate equal to the Base Rate in effect as of the date of such calculation.

            "Non-Recourse Indebtedness" means Indebtedness with respect to which recourse for payment is limited to (i) specific assets related to a particular Property or group of Properties encumbered by a Lien securing such Indebtedness or (ii) any Subsidiary (provided that if a Subsidiary is a partnership, there is no recourse to AMB LP or AMB Corporation as a general partner of such partnership); provided, however, that personal recourse of any Guarantor for any such Indebtedness for fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financing of real estate shall not, by itself, prevent such Indebtedness from being characterized as Non-Recourse Indebtedness.

            "Non-US Property" has the meaning set forth in Section 5.14.

            "Non-US Property Owners" has the meaning set forth in Section 5.14.

            "Notes" means (i) the promissory notes of the Initial Borrower and of each Qualified Borrower that is not a TMK, substantially in the form of Exhibit A-1 hereto and (ii) the undertakings of each Qualified Borrower that is a TMK, substantially in the form of Exhibit A-2 hereto, evidencing the obligation of each Borrower to repay the Loans, and "Note" means any one of such promissory notes or undertakings issued hereunder. Each reference in this Agreement to the "Note" of any Bank shall be deemed to refer to and include any or all Notes, as the context may require.

            "Notice of Borrowing" means a notice from Borrower in accordance with Section 2.2.

            "Notice of Interest Rate Election" has the meaning set forth in
Section 2.7.

            "Obligations" means all obligations, liabilities, indemnity obligations and Indebtedness of every nature of the Credit Parties from time to time owing to

Administrative Agent or any Bank under or in connection with this Agreement or any other Loan Document.

            "OFAC List" has the meaning set forth in Section 9.22(a).

            "Parent" means, with respect to any Bank, any Person controlling such Bank.

            "Participant" has the meaning set forth in Section 9.6(b).

            "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

            "Permitted Holdings" means Unimproved Assets, Development Activity, Joint Venture Interests, interests in Taxable REIT Subsidiaries and Investment Mortgages, but only to the extent permitted in Section 5.8.

            "Permitted Liens" means:

            a. Liens for Taxes, assessments or other governmental charges not yet due and payable or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted in accordance with the terms hereof;

            b. statutory liens of carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than sixty (60) days delinquent or which are being contested in good faith in accordance with the terms hereof;

            c. deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance and other social security legislation or to secure liabilities to insurance carriers;

            d. utility deposits and other deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, purchase contracts, construction contracts, governmental contracts, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            e. Liens for purchase money obligations for equipment (or Liens to secure Indebtedness incurred within 90 days after the purchase of any equipment to pay all or a portion of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such equipment, or extensions, renewals, or replacements of any of the foregoing for the same or lesser amount); provided that (i) the Indebtedness secured by any such Lien does not exceed the purchase price of such equipment, (ii) any such Lien encumbers only the asset so purchased and the proceeds upon sale, disposition, loss or destruction thereof, and (iii) such Lien, after giving effect to the Indebtedness secured thereby, does not give rise to an Event of Default;

            f. easements, rights-of-way, zoning restrictions, other similar charges or encumbrances and all other items listed on Schedule B to any Credit Party's owner's title insurance policies, except in connection with any Indebtedness, for any Credit Party's Real Property Assets, so long as the foregoing do not interfere in any material respect with the use or ordinary conduct of the business of any Credit Party's and do not diminish in any material respect the value of the Property to which it is attached or for which it is listed;

            g. (I) Liens and judgments which have been or will be bonded (and the Lien on any cash or securities serving as security for such bond) or released of record within thirty (30) days after the date such Lien or judgment is entered or filed against any Credit Party and/or any Subsidiary, or (II) Liens which are being contested in good faith by appropriate proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings and as to which the subject asset is not at risk of forfeiture;

            h. Liens on Property of any Credit Party or their respective Subsidiaries (other than Qualifying Unencumbered Property) securing Indebtedness which may be incurred or remain outstanding without resulting in an Event of Default hereunder; and

            i. Liens in favor of a Credit Party against any asset of any Financing Partnership or Joint Venture Subsidiaries.

            "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including, without limitation, a government or political subdivision or an agency or instrumentality thereof.

            "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

            "Preferred Stock Subsidiary" means a corporation organized with two classes of stock, consisting of one class of voting common shares and one class of non-voting preferred shares, all of whose preferred shares are owned by a Person seeking to be treated as a real estate investment trust under the Code (or an operating partnership of which such Person is general partner) and all of the common shares of which are owned by individuals or entities who are neither owned nor controlled by such Person (but which individuals may be, and which entities may be owned and controlled by, officers, directors or employees of such Person), and to which such Person (or an operating partnership of which such Person is general partner) has contributed at least ninety-five percent (95%) or more of the equity capital raised by such corporation in exchange for the issuance of such corporation's shares.

            "Prime Rate" means for any day a fluctuating rate per annum equal to the rate of interest in effect for such day as publicly announced by the Administrative Agent from time to time as its "short prime rate" in Japan (it being understood that the same shall not necessarily be the best rate offered by the Administrative Agent to customers).

            "Pro Rata Share" means, with respect to any Bank, as applicable, (a) a fraction (expressed as a percentage), the numerator of which shall be the amount of such Bank's Commitment and the denominator of which shall be the aggregate amount of all of the Banks' Commitments as adjusted from time to time in accordance with the provisions of this Agreement.

            "Property" means, with respect to any Person, any real or personal property, building, facility, structure, equipment or unit, or other asset owned by such Person.

            "Qualified Borrower" means a (i) TMK or limited liability company (yugen kaisha) organized under the laws of Japan or (ii) a Japan branch of a limited partnership, limited liability company or other business entity organized under the laws of the United States (including any state or District of Columbia), duly registered in Japan, which is at least 50% owned, directly or indirectly, by AMB LP and of which AMB LP (or a Person that is owned and controlled, directly or indirectly, by AMB LP) is the sole shareholder, general partner or managing member, or otherwise exercises control over such entity and the Indebtedness of which, in all cases, can be guaranteed by the Guarantors pursuant to the provisions of the Guarantors' formation documents and who has been added as a Qualified Borrower hereunder in accordance with Section 2.20(a). The initial Qualified Borrowers are set forth on Schedule 1.1(a).

            "Qualified Borrower Joinder Agreements" means, collectively, one or more Qualified Borrower Joinder Agreements, among Administrative Agent (on behalf of the Banks) and a Qualified Borrower relating to a Subsidiary which is to become a Qualified Borrower hereunder at any time on or after the date of this Agreement, the form of which is attached hereto as Exhibit B.

            "Qualified Borrower Joinder Documents" means, as to any Qualified Borrower Joinder Agreement, collectively, all documents, instruments and certificates required by such Qualified Borrower Joinder Agreement to be delivered pursuant to the terms thereof.

            "Qualified Borrower Undertaking" means the undertakings of each Qualified Borrower that is a TMK, substantially in the form of Exhibit A-2 hereto, evidencing the obligation of such Qualified Borrower to repay the Loans made to such Qualified Borrower.

            "Qualified Institution" means a Bank, or one or more banks, finance companies, insurance or other financial institutions which (A) has (or, in the case of a bank which is a subsidiary, such bank's parent has) a rating of its senior debt obligations of not less than Baa-1 by Moody's or a comparable rating by a rating agency acceptable to Administrative Agent, (B) has total assets in excess of US$10,000,000,000 (or its equivalent in alternate currency) and (C) is a Qualified Institutional Investor.

            "Qualified Institutional Investor" (tekikaku kikan toshika) has the meaning assigned thereto in Article 2, Section 3, item 1 of the Securities and Exchange Law (shoken torihiki ho) of Japan (Law No. 25 of 1948, as amended from time to time) and Article 4, Section 1 of the regulations relating to the definitions contained in such Article 2.

            "Qualified TMK" means a TMK which satisfies the requirements set forth in Article 67-14 of the Special Taxation Measures Law (sozei tokubetsu sochi hou) of Japan (Law No. 26 of 1957, as amended from time to time) for the ability to deduct dividends from its taxable income and which deducts the maximum possible amount thereunder.

            "Qualifying Unencumbered Property" means any retail or industrial Property (including Unimproved Assets and Construction Assets but excluding interests in participating mortgages in which such Person's interest therein is characterized as equity according to GAAP) from time to time which (i) is an operating Real Property Asset which is owned directly or indirectly 100% in fee (or ground leasehold) by AMB LP, a Financing Partnership or a Joint Venture Subsidiary, (ii) is not subject (nor are any equity interests in such Property that are owned directly or indirectly by a Guarantor or any Joint Venture Parent subject) to a Lien which secures Indebtedness of any Person other than Permitted Liens, (iii) is not subject (nor are any equity interests in such Property that are owned directly or indirectly by a Guarantor or any Joint Venture Parent subject) to any Negative Pledge (provided that a financial covenant given for the benefit of any Person that may be violated by the granting of any Lien on any Property to secure any or all of the Obligations shall not be deemed a Negative Pledge); provided, however, if, at the end of any Fiscal Quarter, (x) less than 85% of the rentable square feet of all Qualifying Unencumbered Properties (other than Unimproved Assets and Construction Assets) are then occupied by tenants, and (y) during the prior four (4) Fiscal Quarters, less than an average of 85% of the rentable square feet of all Qualifying Unencumbered Properties (other than Unimproved Assets and Construction Assets) were occupied by tenants, then AMB LP shall select a sufficient number of Qualifying Unencumbered Properties to be disregarded in determining Unencumbered Asset Value such that as to the remaining Qualifying Unencumbered Properties either (x) no less than 85% of the rentable square feet of such remaining Qualifying Unencumbered Properties (other than Unimproved Assets and Construction Assets) are then occupied by tenants, or (y) during the prior four Fiscal Quarters, no less than an average of 85% of the rentable square feet of such remaining Qualifying Unencumbered Properties (other than Unimproved Assets and Construction Assets) were occupied by tenants. The initial Qualifying Unencumbered Properties are set forth on Schedule 1.1(b).

            "Ratification" shall have the meaning set forth in Section 2.13(a).

            "Rating Agencies" means, collectively, S&P, Moody's and Fitch.

            "Real Property Assets" means as to any Person as of any time, the real property assets (including, without limitation, interests in participating mortgages in which such Person's interest therein is characterized as equity according to GAAP) owned directly or indirectly by such Person at such time.

            "Recourse Debt" shall mean Indebtedness that is not Non-Recourse Indebtedness.

            "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Required Banks" means at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 66 2/3% of the aggregate unpaid principal amount of the Loans.

            "REIT" means a real estate investment trust, as defined under
Section 856 of the Code.

            "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

            "Second Tier Funding Loan" has the meaning in Section 5.14.

            "Secured Debt" means Indebtedness (but excluding Intracompany Indebtedness), the payment of which is secured by a Lien (other than a Permitted Lien, except for those Permitted Liens described in clause (h) of the definition thereof) on any Property owned or leased by a Guarantor plus Guarantors' Share of Indebtedness (but excluding Intracompany Indebtedness), the payment of which is secured by a Lien (other than a Permitted Lien, except for those Permitted Liens described in clause (h) of the definition thereof) on any Property owned or leased by any Investment Affiliate or any Consolidated Subsidiary.

            "Secured Option" shall have the meaning set forth in Section 2.13
(a).

            "Secured Property" shall have the meaning set forth in Section 2.13(a).

            "Security Document" shall have the meaning set forth in Section 2.13(a).

            "Securities" means any stock, partnership interests, shares, shares of beneficial interest, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities," or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include Joint Venture Interests, any interest in any Subsidiary of a Guarantor, any interest in a Taxable REIT Subsidiary, any Indebtedness which would not be required to be included on the liabilities side of the balance sheet of the Guarantors on a consolidated basis in accordance with GAAP, any Cash or Cash Equivalents or any evidence of the Obligations.

            "Share Pledge" shall have the meaning set forth in Section 2.13(a).

            "Solvent" means, with respect to any Person, that the fair saleable value of such Person's assets exceeds the Indebtedness of such Person.

            "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by a Guarantor.

            "Subsidiary Operating Partnership" shall mean a limited liability company or limited partnership in which the only interest therein not owned (directly or indirectly) by a Guarantor shall be preference interests or preference units, respectively.

            "Substantially Controlled by AMB LP" means, with respect to any action, that such action is substantially controlled by AMB LP as contemplated under Section 5.14.

            "Syndication Agent" means Mizuho Corporate Bank, Ltd., in its capacity as syndication agent hereunder and its permitted successors in such capacity in accordance with the terms of this Agreement.

            "TBI Pledge" shall have the meaning set forth in Section 2.13(a).

            "Taxable REIT Subsidiary" means any corporation (other than a REIT) in which AMB Corporation directly or indirectly owns stock and AMB Corporation and such corporation jointly elect that such corporation shall be treated as a taxable REIT subsidiary of AMB Corporation under and pursuant to Section 856 of the Code.

            "Taxes" means all federal, state, local and foreign income and gross receipts taxes.

            "Term" has the meaning set forth in Section 2.10.

            "Termination Event" shall mean (i) a "reportable event", as such term is described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC), or an event described in Section 4062(e) of ERISA, (ii) the withdrawal by any member of the ERISA Group from a Multiemployer Plan during a plan year in which it is a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), or the incurrence of liability by any member of the ERISA Group under Section 4064 of ERISA upon the termination of a Multiemployer Plan, (iii) the filing of a notice of intent to terminate any Plan under Section 4041 of ERISA, other than in a standard termination within the meaning of Section 4041 of ERISA, or the treatment of a Plan amendment as a distress termination under Section 4041 of ERISA, (iv) the institution by the PBGC of proceedings to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or cause a trustee to be appointed to administer, any Plan or (v) any other event or condition that might reasonably constitute grounds for the termination of, or the appointment of a trustee to administer, any Plan or the imposition of any liability or encumbrance or Lien on the Real Property Assets or any member of the ERISA Group under ERISA or the Code.

            "TIBOR" means (a) the interest rate offered for Yen deposits for a period comparable to the applicable Interest Period which appears on the screen display designated as "Reuters Screen TIBM" under the caption "Average of 10 Banks" on the Reuters Service (or such other screen display or service as may replace it for the purpose of displaying Tokyo interbank offered rates of prime banks for Yen deposits) at or about 11:00 am (New York time) on the second Business Day before the first day of the applicable Interest Period or (b) if no such interest rate is available on the Reuters Service (or such replacement), the interest rate offered for Yen deposits for a period comparable to the applicable Interest Period which appears on the screen display designated as "Euro-Yen TIBOR" on page 23070 of the Telerate Service published by the Japanese Bankers Association (or such other screen display or service as may replace it for the purpose of displaying Tokyo interbank offered rates of prime banks for Yen deposits) at or about 11:00 am (New York time) on the second Business Day before the first day of the applicable Interest Period; or (c) if no such interest rate is available on the Reuters Service (or such replacement) or the Telerate Service (or such replacement), the rate per annum which the TIBOR Reference Bank is offering to leading banks in the

Tokyo interbank market for deposits in Yen for a period equal to the applicable Interest Period at or about 11:00 a.m. (New York time) on the second Business Day before the first day of the applicable Interest Period; or (d) if no such interest rate is available on the Reuters Service (or such replacement) or the Telerate Service (or such replacement) and the TIBOR Reference Bank is unable to provide the rate referred to in (b) above, the Prime Rate.

            "TIBOR Loan" means a Committed Loan to be made by a Bank as a TIBOR Loan in accordance with the provisions of this Agreement.

            "TIBOR Reference Bank" means Sumitomo Mitsui Banking Corporation".

            "Tiered Non-US Property" has the meaning set forth in Section 5.14.

            "TMK" means a special purpose corporation (tokutei mokuteki kaisha) organized under TMK Law.

            "TMK Law" means the Law Regarding Liquidation of Assets (Shisan no Ryudoka ni Kansuru Horitsu) of Japan (Law No. 105 of 1998, as amended from time to time).

            "Total Asset Value" means, with respect to AMB LP and without duplication, (i) the quotient obtained by dividing (a) (x) (1) Adjusted EBITDA for the previous four (4) Fiscal Quarters most recently ended, minus (2) for any Property (other than Construction Assets or Unimproved Assets) which was acquired by AMB LP, a Consolidated Subsidiary or an Investment Affiliate in any of the previous four (4) Fiscal Quarters, the Adjusted EBITDA attributable to such Property to the extent the same was included in the Adjusted EBITDA of AMB LP in clause (1) of this definition by (b) the FMV Cap Rate, plus (ii) for any Property which was acquired by AMB LP in any of the previous four (4) Fiscal Quarters, the sum of (x) the Net Price of the Property paid by AMB LP for such Property and (y) the cost of capital expenditures actually incurred in connection with such Property, plus (iii) for any Property which was acquired by an Investment Affiliate or a Consolidated Subsidiary in any of the previous four
(4) Fiscal Quarters, the sum of (x) Guarantors' Share of the Net Price of the Property paid by such Investment Affiliate or such Consolidated Subsidiary, as applicable, for such Property, and (y) Guarantors' Share of the cost of capital expenditures actually incurred in connection with such Property plus (iv) the value of any Cash or Cash Equivalent owned by AMB LP, and Guarantors' Share of any Cash or Cash Equivalents owned by any Consolidated Subsidiary or Investment Affiliate plus (v) the value of any Construction Assets, Unimproved Assets and any other tangible assets of AMB LP (including foreign currency exchange agreements, to the extent such agreements are material and are reported or are required under GAAP to be reported by AMB LP in its financial statements), as measured on a GAAP basis, plus (vi) Guarantors' Share of the value of any Construction Assets, Unimproved Assets and any other tangible assets of any

Investment Affiliate or any Consolidated Subsidiary as measured on a GAAP basis. For purposes of the foregoing, a Property which was a Construction Asset will be deemed to have been acquired on the date it ceases to be a Construction Asset.

            "Total Liabilities" means, as of the date of determination and without duplication, all Balance Sheet Indebtedness of the Guarantors plus Guarantors' Share of all Balance Sheet Indebtedness of Investment Affiliates and Consolidated Subsidiaries.

            "Unencumbered Asset Value" means (i) for any Qualifying Unencumbered Properties (other than Unimproved Assets and Construction Assets) which were neither acquired or disposed of by AMB LP, a Financing Partnership, a Preferred Stock Subsidiary or a Joint Venture Subsidiary in the previous four (4) Fiscal Quarters, the quotient of (a) (x) the Unencumbered Net Operating Income for such Fiscal Quarters, and less (z) in the case of any Qualifying Unencumbered Property located outside of the United States, an amount equal to the applicable withholding taxes imposed by any foreign jurisdiction applicable to the Unencumbered Net Operating Income attributable to any such Qualifying Unencumbered Property for the applicable period, divided by (b) the FMV Cap Rate, plus (ii) for all Unimproved Assets and Construction Assets and for all Qualifying Unencumbered Properties owned (directly or beneficially) by AMB LP, any Financing Partnership, Preferred Stock Subsidiary or any Joint Venture Subsidiary which were acquired (directly or indirectly) by AMB LP, any Financing Partnership, any Preferred Stock Subsidiary or any Joint Venture Subsidiary during any of the previous four (4) Fiscal Quarters most recently ended, the aggregate Net Price of such Qualifying Unencumbered Properties paid by AMB LP or its Affiliates for such Qualifying Unencumbered Properties plus all capital expenditures actually incurred in connection with such Property; provided, however, that, unless otherwise approved by the Required Banks, (aa) in the event any such Qualifying Unencumbered Property is owned by a Joint Venture Subsidiary, the amount of the Unencumbered Net Operating Income attributable to such Qualifying Unencumbered Property for purposes of clause (i) above and the Net Price of, and capital expenditures actually incurred in connection with, such Qualifying Unencumbered Property for the purposes of clause (ii) above shall be reduced to Guarantor's Share thereof, (bb) the portion of the aggregate amount of the Unencumbered Asset Value attributable to Qualifying Unencumbered Properties that are Qualifying Unencumbered Properties located in the United States and owned by a Joint Venture Subsidiary or a Consolidated Subsidiary (other than Qualifying Unencumbered Properties owned by a Subsidiary Operating Partnership) (after first taking into account the adjustment provided in clause
(aa) of this proviso) which would cause such aggregate amount to exceed fifteen percent (15%) of the total Unencumbered Asset Value at such time will be disregarded in determining Unencumbered Asset Value, (cc) the portion of the amount of the Unencumbered Asset Value attributable to all Qualifying Unencumbered Property located outside of the United States (after first taking into account the adjustment provided in clause (aa) of this proviso) which would cause such amount to exceed fifteen percent (15%) of the total Unencumbered Asset Value at such time (after making all adjustments required by this proviso) will be disregarded in determining Unencumbered Asset Value, (dd) the portion of the aggregate amount of the Unencumbered Asset Value attributable to Qualifying Unencumbered Properties that are Unimproved Assets or Construction Assets (after first taking into account the adjustment provided in clause (aa) of this proviso) which would cause such amount to exceed twenty percent (20%) of the total Unencumbered Asset Value at such time (after making all adjustments required by this proviso) will be disregarded in determining Unencumbered Asset Value and (ee) the portion of the aggregate amount of the Unencumbered Asset Value attributable to such Qualifying Unencumbered Property described in clauses
(bb), (cc) and (dd) which would cause such aggregate amounts to exceed twenty-five percent (25%) of the total Unencumbered Asset Value at such time will be disregarded in determining Unencumbered Asset Value (after first taking into account the adjustment provided in clause (aa) of this proviso). For purposes of the foregoing, a Qualifying Unencumbered Property which was a Construction Asset shall be deemed to have been acquired on the date it ceases to be a Construction Asset.

            "Unencumbered Net Operating Cash Flow" means, as of any date of determination, the Unencumbered Net Operating Income for the previous four (4) Fiscal Quarters (provided that as to any Qualifying Unencumbered Property acquired during such period and owned for not less than one (1) Fiscal Quarter, Unencumbered Net Operating Income attributable to such period occurring after such acquisition shall be annualized).

            "Unencumbered Net Operating Income" means, for any period, for all Qualifying Unencumbered Properties, the aggregate revenues from each such Qualifying Unencumbered Property for such period (including, without limitation, lease termination fees appropriately amortized, but excluding deferred rents receivable), less the cost of maintaining such Qualifying Unencumbered Properties (including, without limitation, taxes, insurance, repairs and maintenance, but excluding depreciation, amortization, interest costs and capital expenditures) (provided that as to any Qualifying Unencumbered Property acquired during such period, only revenues and property level expenses attributable to such period occurring after such acquisition shall be included), as adjusted for (i) capital expenditure reserves at the rate of Ten Cents (US) (US$0.10, or in the case of any Qualifying Unencumbered Property owned by a Joint Venture Subsidiary, Guarantors' Share of Ten Cents (US) (US$0.10)) per square foot per annum of space leased as of the applicable date of determination (provided that, as to any Qualifying Unencumbered Property acquired during such period, such amount per square foot shall be pro-rated for the period of ownership) and (ii) to exclude the effects of straight-lining of rents.

            "Unimproved Assets" means Real Property Assets (or, in the case of any Real Property Assets to be developed in phases, any phase thereof) containing no material improvements other than infrastructure improvements such as roads, utility feeder lines and the like.

            "United States" means the United States of America, including the fifty states and the District of Columbia.

            "Unqualified TMK" means a TMK which is not a Qualified TMK.

            "Unsecured Debt" means the amount of Indebtedness (excluding Intracompany Indebtedness) for borrowed money of the Guarantors, any Financing Partnership, any Preferred Stock Subsidiary or Joint Venture Subsidiary and which is not Secured Debt, including, without limitation, the amount of all then outstanding Loans, provided, however, for the purpose of calculating the ratio of outstanding Unsecured Debt to Unencumbered Asset Value, in the case of any Preferred Stock Subsidiary, Joint Venture Subsidiary or Consolidated Subsidiary, only an amount equal to the Guarantors' Share in each such entity (excluding Intracompany Indebtedness) times any Indebtedness for borrowed money of such entity shall be included in Unsecured Debt.

            "Unsecured Interest Expense" means, as of any date of determination, for the previous four (4) Fiscal Quarters, the Interest Expense paid, accrued or capitalized on Unsecured Debt.

            "Unused Commitments" shall mean an amount equal to all unadvanced funds (other than unadvanced funds in connection with any construction loan) which any third party is obligated to advance to AMB LP or another Person or otherwise pursuant to any loan document, written instrument or otherwise.

            "Yen" and "JPY" shall denote the lawful currency of Japan.

            SECTION 1.2. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent (except for changes concurred in by AMB LP's independent public accountants) with the most recent audited consolidated financial statements of AMB LP and its Consolidated Subsidiaries delivered to the Administrative Agent; provided that for purposes of references to the financial results and information of "AMB Corporation, on a consolidated basis," AMB Corporation shall be deemed to own one hundred percent (100%) of the partnership interests in AMB LP; and provided further that, if AMB LP notifies the Administrative Agent that AMB LP wishes to amend any covenant in Article V to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies AMB LP that the Required Banks wish to amend Article V for such purpose), then AMB LP's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner reasonably satisfactory to AMB LP and the Required Banks.

            SECTION 1.3. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to each Borrower pursuant to Article 2 on the same date, all of which Loans are of the same type (subject to Article 8) and, except in the case of Base Rate Loans have the same initial Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing or by reference to the provisions of Article 2 under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.1 in which all Banks participate in proportion to their Commitments).

                                   ARTICLE II

                                   THE CREDITS

            SECTION 2.1. Commitments to Lend. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, (a) to make Loans to each Borrower and participate in Letters of Credit issued by the Fronting Bank on behalf of each Borrower pursuant to this Article from time to time during the term hereof in amounts such that the aggregate principal amount of Committed Loans by such Bank at any one time outstanding together with such Bank's pro rata share of the Letter of Credit Usage at such time shall not exceed the amount of its Commitment. Each Borrowing outstanding under this Section 2.1 shall be in an aggregate principal amount of JPY300,000,000 or an integral multiples of JPY1,000,000 in excess thereof (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.2(b), or in any amount required to reimburse the Fronting Bank for any drawing under any Letter of Credit) and shall be made from the several Banks ratably in proportion to their respective Commitments. In no event shall the aggregate amount outstanding at any time, plus the outstanding amount of the Letter of Credit Usage, exceed JPY24,000,000,000 (the "Facility Amount"). Subject to the limitations set forth herein, any amounts repaid may be reborrowed.

            SECTION 2.2. Notice of Borrowing.

            (a) With respect to any Committed Borrowing, the applicable Borrower shall give Administrative Agent notice not later than 1:00 P.M. (New York time)
(x) the second (2nd) Business Day prior to each Base Rate Borrowing, or (y) the fourth (4th) Business Day before each TIBOR Borrowing or (z) with respect to any Secured Borrowing, regardless of whether it is a Base Rate Borrowing or a TIBOR Borrowing, the tenth (10th) Business Day prior to such Secured Borrowing, specifying:

            (i) the date of such Borrowing, which shall be a Business Day,

            (ii) the aggregate amount of such Borrowing,

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

            (iii) whether the Loans comprising such Borrowing are to be Base Rate Loans or TIBOR Loans,

            (iv) in the case of a TIBOR Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period,

            (v) such information as is requested in Schedule 2.2(a) hereto relating to the project, if any, for which the Borrowing will be used, unless such information has been previously provided;

            (vi) if such Borrowing is a Secured Borrowing, the Secured Property and the collateral to be granted;

            (vii) payment instructions for delivery of such Borrowing; and

            (viii) certify that no Guarantor Default or Guarantor Event of Default has occurred and is continuing and, with respect to such Borrower, no Borrower Default or Borrower Event of Default has occurred and is continuing.

            (b) The applicable Borrower shall give the Administrative Agent and the Fronting Bank written notice in the event that it desires to have Letters of Credit (each, a "Letter of Credit") issued on behalf of such Borrower or a Subsidiary thereof hereunder no later than 1:00 P.M. (New York time) at least five (5) Business Days (or if such Letter of Credit is to be secured, at least ten (10) Business Days) prior to, but excluding, the date of such issuance. Each such notice shall (i) specify the aggregate amount of the requested Letters of Credit, (ii) specify the individual amount of each requested Letter of Credit and the number of Letters of Credit to be issued, (iii) specify the date of such issuance (which shall be a Business Day)), (iv) state the name and address of the beneficiary, (vi) the expiration date of the Letter of Credit (which in no event shall be later than fifteen (15) days prior to the Maturity Date or twelve
(12) months after the issuance of such Letter of Credit, whichever is earlier),
(vi) state the purpose and circumstances for which such Letter of Credit is being issued, (vii) specify the terms upon which each such Letter of Credit may be drawn down (which terms shall not leave any discretion to Fronting Bank),
(viii) if such Letter of Credit is to be issued on behalf of a Subsidiary of such Borrower, the identity of such Subsidiary; (ix) if such Letter of Credit is to be secured, identify the Secured Property to be acquired and the collateral to be granted, (x) such information as is requested in Schedule 2.2(a) hereto relating to the project, if any, for which the Letter of Credit will be used and
(xi) certify that no Guarantor Default or Guarantor Event of Default has occurred and is continuing and, with respect to such Borrower, that no Borrower Default or Borrower Event of Default has occurred and is continuing. Each such notice may be revoked telephonically by such Borrower to the Fronting Bank and the Administrative Agent any time prior to the issuance of the Letter of Credit by the Fronting Bank, provided such revocation is confirmed in writing by such Borrower to the Fronting Bank and the Administrative

Agent within two (2) Business Days by facsimile. Notwithstanding anything contained herein to the contrary, such Borrower shall complete and deliver to the Fronting Bank any required documentation in connection with any requested Letter of Credit no later than the third (3rd) Business Day prior to the date of issuance thereof (including, without limitation, a Note (if not previously delivered hereunder)). No later than 1:00 P.M. (New York time) on the date that is four (4) Business Days prior to, but excluding, the date of issuance, such Borrower shall specify a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit, which if presented by such beneficiary prior to the expiration date of the Letter of Credit would require the Fronting Bank to make a payment under the Letter of Credit; provided, that Fronting Bank may, in its reasonable judgment, require changes in any such documents and certificates only in conformity with changes in customary and commercially reasonable practice or law and, provided further, that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the third (3rd) Business Day following the date that such draft is presented if such presentation is made later than 1:00 P.M. New York time, as applicable) (except that if the beneficiary of any Letter of Credit requests at the time of the issuance of its Letter of Credit that payment be made on the same Business Day) against a conforming draft, such beneficiary shall be entitled to such a same day draw, provided such draft is presented to the Fronting Bank no later than 1:00 P.M. (New York time) and provided further such Borrower shall have requested to the Fronting Bank and the Administrative Agent that such beneficiary shall be entitled to a same day draw). In determining whether to pay on such Letter of Credit, the Fronting Bank shall be responsible only to determine that the documents and certificates required to be delivered under the Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit. All Letters of Credit may be presented for payment in Japan and, if required by the beneficiary thereunder, shall be paid in Japan.

            SECTION 2.3. Intentionally Deleted.

            SECTION 2.4. Intentionally Deleted.

            SECTION 2.5. Notice to Banks; Funding of Loans.

            (a) Upon receipt of a Notice of Borrowing from any Borrower in accordance with Section 2.2 hereof, the Administrative Agent shall, on the date such Notice of Borrowing is received by the Administrative Agent, notify each Bank of the contents thereof and of such Bank's share of such Borrowing, of the interest rate determined pursuant thereto and the Interest Period(s) (if different from those requested by such Borrower) and such Notice of Borrowing shall not thereafter be revocable by such Borrower, unless such Borrower shall pay any applicable expenses pursuant to Section 2.15.

            (b) Not later than 2:00 p.m. (New York time) on the date of each Committed Borrowing as indicated in the applicable Notice of Borrowing, each Bank shall (except as provided in subsection (d) of this Section) make available its share of such Committed Borrowing in Yen immediately available in Tokyo, Japan, to the Administrative Agent at its address referred to in Section 9.1. If any Borrower has requested the issuance of a Letter of Credit, no later than 1:00 p.m. (New York time) on the date of such issuance as indicated in the notice delivered pursuant to Section 2.2(b), the Fronting Bank shall issue such Letter of Credit in the amount so requested and deliver the same to the applicable Borrower, with a copy thereof to the Administrative Agent. Immediately upon the issuance of each Letter of Credit by the Fronting Bank, the Fronting Bank shall be deemed to have sold and transferred to each other Bank, and each such other Bank shall be deemed, and hereby agrees, to have irrevocably and unconditionally purchased and received from the Fronting Bank, without recourse or warranty, an undivided interest and a participation in such Letter of Credit, any drawing thereunder, and its obligation to pay its Pro Rata Share with respect thereto, and any security therefor or guaranty pertaining thereto, in an amount equal to such Bank's ratable share thereof. Upon any change in any of the Commitments in accordance herewith, there shall be an automatic adjustment to such participations to reflect such changed shares. The Fronting Bank shall have the primary obligation to fund any and all draws made with respect to such Letter of Credit notwithstanding any failure of a participating Bank to fund its ratable share of any such draw. The Administrative Agent will instruct the Fronting Bank to make such Letter of Credit available to the applicable Borrower, and the Fronting Bank shall make such Letter of Credit available to the applicable Borrower, at its aforesaid address or at such address in Japan as such Borrower shall request on the date of the Borrowing.

            (c) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with this
Section 2.5 and the Administrative Agent may, in reliance upon such assumption, but shall not be obligated to, make available to the applicable Borrower on such date a corresponding amount on behalf of such Bank. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the applicable Borrower until the date such amount is repaid to the Administrative Agent, at the rate of interest applicable to such Borrowing hereunder. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement. If such Bank shall not pay to Administrative Agent such corresponding amount after reasonable attempts are made by Administrative Agent to collect such amounts from such Bank, the applicable Borrower agrees to repay to Administrative Agent forthwith on demand such corresponding amounts together with interest thereto, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to Administrative Agent, at the interest rate applicable thereto one (1) Business Day after demand. Nothing contained in this Section 2.5(d) shall be deemed to reduce the Commitment of any Bank or in any way affect the rights of such Borrower with respect to any defaulting Bank or Administrative Agent. The failure of any Bank to make available to the Administrative Agent such Bank's share of any Borrowing in accordance with Section 2.5(b) hereof shall not relieve any other Bank of its obligations to fund its Commitment, in accordance with the provisions hereof.

            (d) Subject to the provisions hereof, the Administrative Agent shall make available each Borrowing to the applicable Borrower in Yen immediately available in accordance with, and on the date set forth in, the applicable Notice of Borrowing.

            SECTION 2.6. Notes.

            (a) The Loans of each Borrower shall be evidenced by a single Note made by the applicable Borrower payable to the order of the Administrative Agent, on behalf of the Banks for the account of their respective Lending Offices.

            (b) Notwithstanding the provisions of Section 2.6(a) above, each Bank may, by notice to any Borrower and the Administrative Agent, request that its Loans to such Borrower be evidenced by a separate Note payable to the order of such Bank for the account of its Lending Office, in which event the Note made by such Borrower pursuant to Section 2.6(a) above shall not include or evidence the Loans made by such Bank to such Borrower. Each such Note shall be in substantially the form of Exhibit A-1 or Exhibit A-2, as applicable, hereto with appropriate modifications to reflect the fact that it evidences solely Loans made by the applicable Bank.

            (c) Each Bank may, by notice to any Borrower and the Administrative Agent, request that its Loans of a particular type be evidenced by a separate
Note in an amount equal to the aggregate unpaid principal amount of such Loans. Any additional costs incurred by the Administrative Agent, such Borrower or the Banks in connection with preparing such a Note shall be at the sole cost and expense of the Bank requesting such Note. In the event any Loans evidenced by such a Note are paid in full prior to the Maturity Date, any such Bank shall return such Note to the applicable Borrower. Each such Note shall be in substantially the form of Exhibit A-1 or Exhibit A-2, as applicable, hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Upon the execution and delivery of any such Note, any existing Note payable to such Bank shall be returned, replaced or modified accordingly.

            (d) Upon receipt of each Note pursuant to Section 3.1(a), the Administrative Agent shall forward a copy of such Note to each Bank. The Administrative Agent shall record the date, amount, type and maturity of each Loan made by each Bank and the date and amount of each payment of principal made by each Borrower, with respect thereto, and may, if the Administrative Agent so elects in connection with any transfer or enforcement of its Note, endorse on the appropriate schedule appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of the Administrative Agent to make any such recordation or endorsement shall not affect the obligations of any Borrower hereunder or under the Notes. The Administrative Agent is hereby irrevocably authorized by each Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

            (e) Upon receipt of each Bank's Note pursuant to Section 2.6(b) or
(c) above, the Administrative Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the applicable Borrower, with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the appropriate schedule appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of any Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by each Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

            (f) The Committed Loans shall mature, and the principal amount thereof shall be due and payable, on the Maturity Date.

            (g) There shall be no more than five (5) TIBOR Groups of Loans outstanding at any one time with respect to each Borrower.

            SECTION 2.7. Method of Electing Interest Rates. (a) The Loans included in each Committed Borrowing shall bear interest initially at the type of rate specified by the applicable Borrower in the applicable Notice of Borrowing. Thereafter, each Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article VIII) made to such Borrower, as follows:

                  (i) if such Loans are Base Rate Loans, the applicable Borrower may elect to convert all or any portion of such Loans to TIBOR Loans as of any Business Day;

                  (ii) if such Loans are TIBOR Loans, the applicable Borrower may elect to convert all or any portion of such Loans to Base Rate Loans and/or elect to continue all or any portion of such Loans as TIBOR Loans for an additional Interest Period or additional Interest Periods, in each case effective on the last day of the then current Interest Period applicable to such Loans, or on such other date designated by the applicable Borrower in the Notice of Interest Rate Election provided such Borrower shall pay any losses pursuant to Section 2.15.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Administrative Agent at least four (4) Business Days prior to, but excluding, the effective date of the conversion or continuation selected in such notice. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group, (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are JPY30,000,000 or any larger multiple of JPY1,000,000, (iii) there shall be no more than five
(5) TIBOR Groups of Loans with respect to each Borrower outstanding at any time,
(iv) no Committed Loan may be continued as, or converted into, a TIBOR Loan when any Guarantor Event of Default has occurred and is continuing or, with respect to such Borrower delivering such Notice of Interest Rate Election, a Borrower Event of Default has occurred and is continuing, and (v) no Interest Period shall extend beyond the Maturity Date.

            (b) Each Notice of Interest Rate Election shall specify:

                  (i) the Group of Loans (or portion thereof) to which such notice applies;

                  (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

                  (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if such new Loans are TIBOR Loans, the duration of the initial Interest Period applicable thereto; and

                  (iv) if such Loans are to be continued as TIBOR Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

            (c) Upon receipt of a Notice of Interest Rate Election from any Borrower pursuant to subsection (a) above, the Administrative Agent shall notify each Bank the same day as it receives such Notice of Interest Rate Election of the contents thereof, the interest rates determined pursuant thereto and the Interest Periods (if different from those requested by such Borrower) and such notice shall not thereafter be revocable by such Borrower. If the applicable Borrower fails to deliver a timely Notice of Interest Rate Election to the Administrative Agent for any Group of TIBOR Loans, such Loans shall be converted into Base Rate Loans, and such Borrower shall be deemed to have made a Base Rate Borrowing in the amount of such Group of TIBOR Loans (for which such Borrower shall be deemed to have timely given a Notice of Borrowing pursuant to Section 2.2 and all other conditions to such Borrowing shall be deemed waived or satisfied) and the proceeds of such Borrowing shall be deemed to have been used to repay such Group of TIBOR Loans on the last day of the then current Interest Period applicable thereto.

            SECTION 2.8. Interest Rates.

            (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until the date it is repaid or converted into a TIBOR Loan pursuant to Section 2.7, at a rate per annum equal to sum of the Base Rate plus the Applicable Margin for Base Rate Loans for such day.

            (b) Each TIBOR Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin for TIBOR Loans plus TIBOR for such day.

            (c) In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal amount of the Loans, and, to the extent permitted by applicable law, overdue interest in respect of all Loans, shall bear interest at the annual rate equal to the sum of the Base Rate and four percent (4%) (the "Default Rate"); provided, however, with respect to any Borrower Event of Default, the Default Rate shall apply only to those Loans made to the defaulting Borrower.

            (d) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the applicable Borrower and the Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of demonstrable error.

            (e) Interest on all Loans bearing interest at the Base Rate shall be payable on the first Business Day of each calendar month. Interest on all TIBOR Loans shall be payable on the last Business Day of the applicable Interest Period, but no less frequently than every three months determined on the basis of the first (1st) day of the Interest Period applicable to the Loan in question.

            SECTION 2.9. Fees.

            (a) Facility Fee. For the period beginning on the date hereof and ending on the date the Obligations are paid in full and this Agreement is terminated (the "Facility Fee Period"), the Credit Parties shall pay to the Administrative Agent for the account of the Banks a facility fee on the aggregate Commitments at the Applicable Fee Percentage, provided that, with respect to the Borrowers, such obligation shall be divided ratably in proportion to such Borrower's respective Commitments and no Borrower shall be liable for an amount greater than its prorata share of such fees, provided, further, that the Guarantors shall be liable for full amount of such fees. The facility fee shall be payable in arrears on each January 1, April 1, July 1 and October 1 during the Facility Fee Period. The Facility Fee shall be payable in Yen.

            (b) Letter of Credit Fee. During the Term, each Borrower shall pay to the Administrative Agent, for the account of the Banks in proportion to their interests in respect of undrawn Letters of Credit issued for the account of such Borrower, a fee (a "Letter of Credit Fee") in an amount, provided that no Guarantor Event of Default shall have occurred and be continuing and no Borrower Event of Default shall have occurred and be continuing with respect to such Borrower, equal to a rate per annum equal to the then percentage per annum of the Applicable Margin with respect to TIBOR Loans, on the daily average of such issued and undrawn Letters of Credit, which fee shall be payable, in arrears, on each January 1, April 1, July 1 and October 1 during the Term. From the occurrence, and during the continuance, of a Guarantor Event of Default or a Borrower Event of Default with respect to such Borrower, such fee shall be increased to be equal to four percent (4%) per annum on the daily average of such issued and undrawn Letters of Credit. The Letter of Credit Fee shall be payable in Yen.

            (c) Fronting Bank Fee. Each Borrower shall pay any Fronting Bank, for its own account, a fee (a "Fronting Bank Fee") (i) at a rate per annum equal ..125% of the undrawn amount of such Letter of Credit issued by such Fronting Bank for the account of such Borrower (the "Annual Fronting Bank Fee") plus (ii) JPY25,000, (the "Administrative Fee") which Fronting Bank Fee shall be in addition to and not in lieu of, the Letter of Credit Fee. The Annual Fronting Bank Fee shall be payable in arrears on each January 1, April 1, July 1 and October 1 during the Term in Yen. The Administrative Fee shall be payable upon the issuance of each Letter of Credit and shall be payable in Yen.

            (d) Extension Fee. If AMB LP elects to extend the term of the Loan in accordance with Section 2.10(b), AMB LP shall pay to the Administrative Agent, for the account of the Banks in proportion to their interests, a fee (a "Extension Fee") in an amount equal to 0.25% of the aggregate Commitments. The Extension Fee shall be paid by AMB LP on or before the Extension Date in Yen.

            (e) Fees Non-Refundable. All fees set forth in this Section 2.9 shall be deemed to have been earned on the date payment is due in accordance with the provisions hereof and shall be non-refundable. The obligation of any Credit Party to pay such fees in accordance with the provisions hereof shall be binding upon the such Credit Party and shall inure to the benefit of the Administrative Agent and the Banks regardless of whether any Loans are actually made.

            SECTION 2.10. Maturity Date.

            (a) The term (the "Term") of the Commitments (and each Bank's obligations to make Loans and to participate in Letters of Credit hereunder) shall terminate and expire, and each Borrower shall return or cause to be returned all Letters of Credit issued for the account of such Borrower to the Fronting Bank on the Maturity Date. Upon the date of the termination of the Term, any Loans then outstanding (together with accrued interest thereon and all other Obligations) shall be due and payable on such date.

            (b) Notwithstanding the foregoing, AMB LP may extend the Maturity Date for a period of one (1) year upon the following terms and conditions: (i) delivery by AMB LP of a written notice to the Administrative Agent (the "Extension Notice") on or before a date that is not more than twelve and one half (12 1/2) months nor less than one (1) month prior to the Maturity Date, which Extension Notice the Administrative Agent shall promptly deliver to the Banks; (ii) no Event of Default shall have occurred and be continuing both on the date AMB LP delivers the Extension Notice and on the original Maturity Date (the "Extension Date"), (iii) AMB LP shall maintain an Investment Grade Rating from both S&P and Moody's, and (iv) AMB LP shall pay the Extension Fee to Administrative Agent on or before the Extension Date. AMB LP's delivery of the Extension Notice shall be irrevocable.

            SECTION 2.11. Optional Prepayments.

            (a) Each Borrower may, upon at least two (2) Business Days' notice to the Administrative Agent, prepay any Base Rate Loans made to such Borrower, in whole or in part at any time, or from time to time in part in amounts aggregating for all Base Rate Loans of such Borrower being prepaid at the same time JPY1,000,000 or more, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group or Borrowing.

            (b) Each Borrower may, upon at least five (5) Business Days' notice to the Administrative Agent, pay all or any portion of any TIBOR Loan made to such Borrower as of the last day of the Interest Period applicable thereto in amounts aggregating for all TIBOR Loans of such Borrower being prepaid at the same time JPY100,000,000 or more. Except as provided in Article 8 and except with respect to any TIBOR Loan which has been converted to a Base Rate Loan pursuant to Section 8.2, 8.3 or 8.4 hereof, a Borrower may not prepay all or any portion of the principal amount of any TIBOR Loan made to such Borrower prior to the end of the Interest Period applicable thereto unless such Borrower shall also pay any applicable expenses pursuant to Section 2.15. Each such optional prepayment shall be in the amounts set forth in Section 2.11(a) above and shall be applied to prepay ratably the Loans of the Banks included in any Group of TIBOR Loans, except that any TIBOR Loan which has been converted to a Base Rate Loan pursuant to Section 8.2, 8.3 or 8.4 hereof may be prepaid without ratable payment of the other Loans in such Group of Loans which have not been so converted.

            (c) Each Borrower may, upon at least five (5) Business Days' notice to the Administrative Agent (by 1:00 P.M. New York time), reimburse the Administrative Agent for the benefit of the Fronting Bank for the amount of any drawing under a Letter of Credit issued for the account of such Borrower in whole or in part in any amount.

            (d) Any Borrower may at any time return any undrawn Letter of Credit issued for the account of such Borrower to the Fronting Bank in whole, but not in part, and the Fronting Bank within a reasonable period of time shall give the Administrative Agent and each of the Banks notice of such return.

            (e) AMB LP may at any time and from time to time cancel all or any part of the Commitments by the delivery to the Administrative Agent of a notice of cancellation within the applicable time periods set forth in Sections 2.11(a) and (b) if there are Loans then outstanding or, if there are no Loans outstanding at such time as to which the Commitments with respect thereto are being canceled, upon at least five (5) Business Days' notice to the Administrative Agent, whereupon, in either event, all or such portion of the Commitments, as applicable, shall terminate as to the applicable Banks, pro rata on the date set forth in such notice of cancellation, and, if there are any Loans then outstanding, the applicable Borrowers shall prepay all or such portion of Loans outstanding on such date in accordance with the requirements of
Section 2.11(a) and (b). In no event shall AMB LP be permitted to cancel Commitments for which a Letter of Credit has been issued and is outstanding unless the applicable Borrower for whose account such Letter of Credit was issued returns (or causes to be returned) such Letter of Credit to the Fronting Bank. AMB LP shall be permitted to designate in its notice of cancellation which Loans, if any, are to be prepaid.

            (f) Any amounts so prepaid pursuant to Section 2.11(a) or (b) may be reborrowed. In the event AMB LP elects to cancel all or any portion of the Commitments pursuant to Section 2.11(e) hereof, such amounts may not be reborrowed.

            SECTION 2.12. Mandatory Prepayments. If a Borrower disposes of a real estate asset (or a beneficial interest therein) to a third party on an arm's length basis (excluding any disposition to an Affiliate of AMB LP, provided that such real estate asset continues to be managed by a AMB LP or a Subsidiary of AMB LP), such Qualified Borrower shall within three (3) Business Days of the settlement date of such disposal prepay to the Administrative Agent all Loans owed by it with respect to the real estate asset or beneficial interest so disposed together with accrued interest on such amount.

            SECTION 2.13. Secured Option.

            (a) Each Borrower shall have the option, exercisable upon not less than thirty (30) days notice to the Administrative Agent to cause any one or more of the Loans to be made to such Borrower to be secured by the Secured Property or a pledge of the equity interests of such Borrower as designated in such notice (such option being the "Secured Option"). In the event any Borrower elects the Secured Option with respect to any Committed Loan after such date, such Committed Loans shall be secured by:

                  (i) At such Borrower's option, either (A) a first priority mortgage (ne teito ken) on all real estate assets purchased with the proceeds of the Loan (the "Secured Property") substantially in the form of Exhibit C or otherwise reasonably acceptable to the Administrative Agent (a "Mortgage") or
(B) if such Secured Property is intrusted, a first priority pledge (ne shichi) on such trust beneficial interests substantially in the form of Exhibit D or otherwise reasonably acceptable to Administrative Agent (a "TBI Pledge") or (C) first priority pledge (ne shichi) of all the preferred or common shares of the entity which owns the Secured Property substantially in the form of Exhibit E or otherwise reasonably acceptable to the Administrative Agent (a "Share Pledge"). In each case, the Mortgage, TBI Pledge or Share Pledge, as the case may be, and such other documents and filings reasonably necessary to perfect and evidence the Banks' first priority security interest are referred to as the "Security Documents" and such security is referred to as the "Collateral"; and

                  (ii) a ratification and reaffirmation by the Guarantors of their obligations under the Guaranty (the "Ratification").

            (b) Each Borrower shall have the option, upon ten (10) Business Days prior written notice to Administrative Agent, to substitute the type of Security Document securing Collateral (i.e., a Mortgage or a TBI Pledge on a Secured Property can be substituted with a Share Pledge on the preferred or common stock or membership interests of such Borrower; a Share Pledge can be substituted with a Mortgage or TBI Pledge on the Secured Property; a Share Pledge on common stock can be substituted with a Share Pledge on preferred stock; and a Mortgage can be substituted with a TBI Pledge in the event the Secured Property is intrusted and a TBI Pledge can be substituted with a Mortgage in the event the Secured Property is to be removed from the trust), provided (I) such Borrower satisfies all the conditions to the original Borrowing as set forth in Section 2.13(a),
(ii) such Borrower pays all of Administrative Agent's reasonable out-of-pocket expenses in connection with such

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

substitution and release and (iii) such Borrower causes the Guarantors to deliver a Ratification.

            (c) Each Borrower shall have the option, upon five (5) Business Days prior notice to Administrative Agent, to obtain a release of Collateral securing a Loan provided that (i) such Borrower prepays the Loan secured thereby, (ii) such Borrower pays all of Administrative Agent's reasonable out-of-pocket expenses in connection with such release and (iii) such Borrower causes the Guarantors to deliver a Ratification.

            (d) Upon ten (10) Business Days notice to Administrative Agent, another Borrower (the "Assuming Borrower") may assume a Loan made to a Borrower provided that, upon the assumption by such Assuming Borrower of such Loan, (i) the Assuming Borrower delivers Collateral of the type selected by the Assuming Borrower under Section 2.13(a), (ii) the Assuming Borrower satisfies all the conditions to the original Borrowing as set forth in Section 3.2, (iii) the Assuming Borrower pays all of Administrative Agent's reasonable out-of-pocket expenses in connection with such release and (iii) the Assuming Borrower causes the Guarantors to deliver a Ratification. The release of the original Borrower and such original Collateral shall occur simultaneously with the assumption of the Loan by the Assuming Borrower and the substitution of the Collateral. In no event shall the Administrative Agent release any such Collateral unless and until substitute Collateral has been obtained, to the satisfaction of the Administrative Agent.

            (e) If the type of Collateral selected by a Borrower under Section 2.13(a) is a Mortgage, the applicable Borrower shall provisionally register a Mortgage in favor of the Banks upon the grant thereof. Upon the occurrence and during the continuance of a Guarantor Event of Default or a Borrower Event of Default with respect to such Borrower, such Borrower shall permanently register or cause to be permanently registered, the Mortgage within two (2) Business Days of the Administrative Agent's request therefor. Concurrently with the provisional registration of the Mortgage, such Borrower shall deliver to the Administration Agent the following ("Mortgage Perfection Documents"): (i) undated powers of attorney of such Borrower necessary to permit the Administrative Agent and the Banks to effectively permanently register the Mortgage; (ii) a recent certificate of registered seal for the applicable Borrower, to be updated to the extent any changes are made with respect to such certificate and not less than once each quarter; (iii) a recent commercial registry of the applicable Borrower, to be updated not less than once each fiscal quarter (or as otherwise may be reasonably requested by the Administrative Agent as required to perfect the Banks' security interest in the Mortgage); (iv) the document certifying the completion of registration concerning the right of the applicable Borrower (tokizumisho) provided under
Article 35.1.3 of the Immovables Registration Law (fudosan toki hou) (Law No. 24 of 1899, as amended) (or two (2) undated guarantee certificates (hoshosho) as provided under Article 44 of the Immovables Registration Law (fudosan toki hou) (Law No. 24 of 1899, as amended)), if applicable, and (iv) any other documents necessary for the Banks to perfect their security interest in the Mortgage, executed by the applicable Borrower and updated to the extent necessary or as otherwise reasonably requested by the Administrative Agent as required to perfect such security interest. Administrative Agent shall be authorized without necessity of further authorization from such Borrower to permanently register any and all Mortgages in favor of the Banks at any time after the occurrence and during the continuance of a Guarantor Event of Default or a Borrower Event of Default with respect to such Borrower. The applicable Borrower shall bear and promptly reimburse the Administrative Agent and the Banks for all reasonable out-of-pocket costs and expenses incurred in connection with the provisional or permanent registration of Mortgages.

            SECTION 2.14. General Provisions as to Payments.

            (a) Each Borrower shall make each payment of the principal of and interest on its Loans and fees hereunder, by initiating a wire transfer not later than 1:00 P.M. (New York time) on the date when due in Yen immediately available in Tokyo, Japan to the Administrative Agent at its address referred to in Section 9.1, and each Borrower shall deliver to Administrative Agent evidence of such wire as soon as possible thereafter on the date when due. The Administrative Agent will promptly (and in any event within one (1) Business Day after receipt thereof) distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. If and to the extent that the Administrative Agent shall receive any such payment for the account of the Banks on or before 11:00 A.M. (New York time) on any Business Day, and Administrative Agent shall not have distributed to any Bank its applicable share of such payment on such day, Administrative Agent shall distribute such amount to such Bank together with interest thereon, for each day from the date such amount should have been distributed to such Bank until the date Administrative Agent distributes such amount to such Bank, at the Prime Rate. Whenever any payment of principal of, or interest on the Committed Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

            (b) Unless the Administrative Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Banks hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that such Borrower shall not have so made such payment, each Bank shall repay to the

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

Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Prime Rate.

            SECTION 2.15. Funding Losses. If any Borrower makes any payment of principal with respect to any TIBOR Loan on any day other than the last day of the Interest Period applicable thereto, or if any Borrower fails to borrow any TIBOR Loans after notice has been given to any Bank in accordance with Section 2.5(a) or if any Borrower shall deliver a Notice of Interest Rate Election specifying that a TIBOR Loan shall be converted on a date other than the first
(1st) day of the then current Interest Period applicable thereto, such Borrower shall reimburse each Bank within 15 days after certification of such Bank of such loss or expense (which shall be delivered by each such Bank to Administrative Agent for delivery to such Borrower) for any resulting loss or expense incurred by it (or by an existing Participant in the related Loan), including, without limitation, any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Bank shall have delivered to Administrative Agent and Administrative Agent shall have delivered to such Borrower a certification as to the amount of such loss or expense, which certification shall set forth in reasonable detail the basis for and calculation of such loss or expense and shall be conclusive in the absence of demonstrable error.

            SECTION 2.16. Computation of Interest and Fees. Interest based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

            SECTION 2.17. Use of Proceeds. Each Borrower shall use the proceeds of the Loans (i) to fund the acquisition and development of properties, or the acquisition of beneficial interests in properties, in Japan by such Borrower and
(ii) for other real estate purposes in Japan, provided in no event shall any Borrower further lend the proceeds of any Loan to any unrelated third party.

            SECTION 2.18. Letters of Credit.

            (a) Subject to the terms contained in this Agreement and the other Loan Documents, upon the receipt of a notice in accordance with Section 2.2(b) requesting the issuance of a Letter of Credit, the Fronting Bank shall issue a Letter of Credit or Letters of Credit in such form as is reasonably acceptable to the applicable Borrower (subject to the provisions of Section 2.2(b)) in an amount or

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

amounts equal to the amount or amounts requested by such Borrower; provided that the Fronting Bank shall issue the same only in Yen.

            (b) Each Letter of Credit shall be issued in the minimum amount of JPY10,000,000 or such lesser amount as may be agreed to by the Fronting Bank.

            (c) The Letter of Credit Usage shall be no more than the lesser of
(i) JPY 3,000,000,000 and (ii) twenty percent (20%) of the Facility Amount at any one time.

            (d) There shall be no more than eight (8) Letters of Credit outstanding at any one time.

            (e) In the event of any request for a drawing under any Letter of Credit by the beneficiary thereunder, the Fronting Bank shall notify the applicable Borrower and the Administrative Agent (and the Administrative Agent shall notify each Bank thereof) on or before the date on which the Fronting Bank intends to honor such drawing, and, except as provided in this subsection (e), such Borrower shall reimburse the Fronting Bank, in immediately available funds in Yen, on the same day on which such drawing is honored in an amount equal to the amount of such drawing. Notwithstanding anything contained herein to the contrary, however, unless the applicable Borrower shall have notified the Administrative Agent and the Fronting Bank prior to 1:00 P.M. (New York time) on the Business Day immediately preceding the date of such drawing that such Borrower intends to reimburse the Fronting Bank for the amount of such drawing with funds other than the proceeds of the Loans, such Borrower shall be deemed to have timely given a Notice of Borrowing pursuant to Section 2.2 to the Administrative Agent, requesting a Borrowing of Base Rate Loans on the date on which such drawing is honored and in an amount equal to the amount of such drawing (in Yen). Each Bank (other than the Fronting Bank) shall, in accordance with Section 2.3(b), make available its pro rata share of such Borrowing to the Administrative Agent, the proceeds of which shall be applied directly by the Administrative Agent to reimburse the Fronting Bank for the amount of such draw. In the event that any Bank fails to make available to the Fronting Bank the amount of such Bank's participation on the date of a drawing, the Fronting Bank shall be entitled to recover such amount on demand from such Bank together with interest at the Prime Rate commencing on the date such drawing is honored, and the provisions of Section 9.16 shall otherwise apply to such failure.

            (f) If, at the time a beneficiary under any Letter of Credit requests a drawing thereunder, a Guarantor Event of Default as described in
Section 6.3(f) or Section 6.3(g) shall have occurred and is continuing or a Borrower Event of Default as described in Section 6.1(e) and 6.1(f) with respect to the Borrower for whose account such Letter of Credit was issued, then on the date on which the Fronting Bank shall have honored such drawing, the applicable Borrower shall have an unreimbursed obligation (the "Unreimbursed Obligation") to the Fronting Bank in an

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

amount equal to the amount of such drawing, which amount shall bear interest at the annual rate of the sum of the Base Rate plus four percent (4%). Each Bank shall purchase an undivided participating interest in such drawing in an amount equal to its pro rata share of the Commitments, and upon receipt thereof the Fronting Bank shall deliver to such Bank an Unreimbursed Obligation participation certificate dated the date of the Fronting Bank's receipt of such funds and in the amount of such Bank's pro rata share.

            (g) If, after the date hereof, any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit issued by, or assets held by, or deposits in or for the account of, or participations in any letter of credit, upon any Bank (including the Fronting Bank) or (ii) impose on any Bank any other condition regarding this Agreement or such Bank (including the Fronting Bank) as it pertains to any Letter of Credit or any participation therein and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase, by an amount deemed by the Fronting Bank or such Bank to be material, the cost to the Fronting Bank or any Bank of issuing or maintaining such Letter of Credit or participating therein, then the Borrower for whose account such Letter of Credit was issued shall pay to the Fronting Bank or such Bank, within 15 days after written demand by such Bank (with a copy to the Administrative Agent), which demand shall be accompanied by a certificate showing, in reasonable detail, the calculation of such amount or amounts, such additional amounts as shall be required to compensate the Fronting Bank or such Bank for such increased costs or reduction in amounts received or receivable hereunder. Each Bank will promptly notify each affected Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section 2.18 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Bank be otherwise disadvantageous to such Bank. If such Bank shall fail to notify any affected Borrower of any such event within 90 days following the end of the month during which such event occurred, then such Borrower's liability for any amounts described in this Section incurred by such Bank as a result of such event shall be limited to those attributable to the period occurring subsequent to the ninetieth (90th) day prior to, but excluding, the date upon which such Bank actually notified such Borrower of the occurrence of such event. A certificate of any Bank claiming compensation under this
Section 2.18 and setting forth a reasonably detailed calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of demonstrable error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

            (h) Each Borrower hereby agrees to protect, indemnify, pay and save the Fronting Bank harmless from and against any and all claims, demands, liabilities,

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

damages, losses, costs, charges and expenses (including reasonable attorneys' fees and disbursements) which the Fronting Bank may incur or be subject to as a result of (i) the issuance of Letters of Credit for the account of such Borrower, other than to the extent of the bad faith, gross negligence or wilful misconduct of the Fronting Bank or (ii) the failure of the Fronting Bank to honor a drawing under such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (collectively, "Governmental Acts"), other than to the extent of the bad faith, gross negligence or wilful misconduct of the Fronting Bank. As between the Borrower for whose account the Letter of Credit was issued and the Fronting Bank, such Borrower assumes all risks of the acts and omissions of any beneficiary with respect to its use, or misuses of, such Letter of Credit issued by the Fronting Bank. In furtherance and not in limitation of the foregoing, the Fronting Bank shall not be responsible (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or insufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit, other than as a result of the bad faith, gross negligence or wilful misconduct of the Fronting Bank; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any message, by mail, cable, telegraph, facsimile transmission, or otherwise; (v) for errors in interpretation of any technical terms; (vi) for any loss or delay in the transmission or otherwise of any documents required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of such Letter of Credit; and (viii) for any consequence arising from causes beyond the control of the Fronting Bank, including any Government Acts, in each case other than to the extent of the bad faith, gross negligence or willful misconduct of the Fronting Bank. None of the above shall affect, impair or prevent the vesting of the Fronting Bank's rights and powers hereunder. In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Fronting Bank under or in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith, shall not put the Fronting Bank under any resulting liability to any Borrower; provided that, notwithstanding anything in the foregoing to the contrary, the Fronting Bank will be liable to the Borrower for whose account a Letter of Credit was issued for any damages suffered by such Borrower or its Subsidiaries as a result of the Fronting Bank's grossly negligent or wilful failure to pay under such Letter of Credit after the presentation to it of a sight draft and certificates strictly in compliance with the terms and conditions of such Letter of Credit.

            (i) If the Fronting Bank or the Administrative Agent is required at any time, pursuant to any bankruptcy, insolvency, liquidation or reorganization law or

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

otherwise, to return to a Borrower any reimbursement by such Borrower of any drawing under any Letter of Credit, each Bank shall pay to the Fronting Bank or the Administrative Agent, as the case may be, its pro rata share of such payment, but without interest thereon unless the Fronting Bank or the Administrative Agent is required to pay interest on such amounts to the person recovering such payment, in which case with interest thereon, computed at the same rate, and on the same basis, as the interest that the Fronting Bank or the Administrative Agent is required to pay.

            SECTION 2.19. Letter of Credit Usage Absolute. The obligations of each Borrower under this Agreement in respect of any Letter of Credit issued for the account of such Borrower shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement (as the same may be amended from time to time) and any Letter of Credit Documents (as hereinafter defined) under all circumstances, including, without limitation, to the extent permitted by law, the following circumstances:

            (a) any lack of validity or enforceability of any Letter of Credit or any other agreement or instrument relating thereto (collectively, the "Letter of Credit Documents") or any Loan Document;

            (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of any Borrower in respect of any other Letters of Credit issued for the account of such Borrower or any other Borrower or any other amendment or waiver of or any consent by any Borrower to depart from all or any of the Letter of Credit Documents or any Loan Document; provided, that the Fronting Bank shall not consent to any such change or amendment unless previously consented to in writing by the Borrower for whose account the Letter of Credit was issued;

            (c) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the obligations of any Borrower in respect of any Letters of Credit issued for the account of such Borrower;

            (d) the existence of any claim, set-off, defense or other right that such Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Administrative Agent, the Fronting Bank or any Bank (other than a defense based on the bad faith, gross negligence or wilful misconduct of the Administrative Agent, the Fronting Bank or such Bank) or any other Person, whether in connection with the Loan Documents, the transactions contemplated hereby or by the Letters of Credit Documents or any unrelated transaction;

            (e) any draft or any other document presented under or in connection with any Letter of Credit or other Loan Document proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate

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

in any respect; provided, that payment by the Fronting Bank under such Letter of Credit against presentation of such draft or document shall not have been the result of the bad faith, gross negligence or wilful misconduct of the Fronting Bank;

            (f) payment by the Fronting Bank against presentation of a draft or certificate that does not strictly comply with the terms of the Letter of Credit; provided, that such payment shall not have been the result of the bad faith, gross negligence or wilful misconduct of the Fronting Bank; and

            (g) any other circumstance or happening whatsoever other than the payment in full of all obligations hereunder in respect of any Letter of Credit or any agreement or instrument relating to any Letter of Credit, whether or not similar to any of the foregoing, that might otherwise constitute a defense available to, or a discharge of, the applicable Borrower; provided, that such other circumstance or happening shall not have been the result of bad faith, gross negligence or wilful misconduct of the Fronting Bank.

            SECTION 2.20. Addition of Qualified Borrowers; Release of Qualified Borrowers.

            (a) If after the Closing Date, AMB LP desires to cause another Subsidiary which otherwise satisfies the definition of a Qualified Borrower hereunder to become a Qualified Borrower hereunder, then AMB LP shall so notify the Administrative Agent and, upon satisfaction of the following conditions, such Subsidiary shall become a Qualified Borrower under this Agreement: (i) such Subsidiary shall duly execute and deliver to the Administrative Agent applicable Qualified Borrower Joinder Documents and (ii) such Subsidiary shall satisfy all of the conditions with respect thereto set forth in the Qualified Borrower Joinder Agreement. The Administrative Agent shall promptly notify each Bank upon a Subsidiary's addition as a Qualified Borrower hereunder. Each such Qualified Borrower shall remain a Qualified Borrower hereunder until released as provided in Section 2.20(b) below.

            (b) At such time as no Loan is outstanding to any Qualified Borrower, at the option of such Qualified Borrower or AMB LP and upon notice to Administrative Agent, such Qualified Borrower shall be released as a Qualified Borrower under the Loan Documents, the Security Documents, if any, of such Qualified Borrower shall be released and the Notes executed and delivered by such Qualified Borrower shall be returned to such Qualified Borrower, provided that simultaneously with such release and return, the Guarantors deliver a Ratification.

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

                                   ARTICLE III

                                   CONDITIONS

            SECTION 3.1. Closing. The closing hereunder shall occur on the date when each of the following conditions is satisfied (or waived in writing by the Administrative Agent and the Banks), each document to be dated the Closing Date unless otherwise indicated:

            (a) each Borrower shall have executed and delivered to the Administrative Agent the Note or Notes, dated on or before the Closing Date, in accordance with the provisions of Section 2.6;

            (b) the Initial Borrower and the Administrative Agent and each of the Banks shall have executed and delivered to each Borrower and the Administrative Agent a duly executed original of this Agreement;

            (c) each Qualified Borrower and the Guarantors shall have executed and delivered to each Credit Party and the Administrative Agent a duly executed original of a Qualified Borrower Joinder Agreement;

            (d) Guarantors shall have executed and delivered to the Administrative Agent a duly executed original of the Guaranty;

            (e) each Bank shall have executed and delivered to the Administrative Agent twelve (12) originally executed Consents in the form of Exhibit F;

            (f) the Administrative Agent shall have received an opinion of Piper Rudnick LLP, US counsel for the Credit Party and Morrison & Foerster LLP/Ito & Mitomi, Japan counsel for the Credit Parties, in each case, acceptable to the Administrative Agent, the Banks and their counsel;

            (g) the Administrative Agent shall have received all documents the Administrative Agent may reasonably request relating to the existence of the Credit Parties, the authority for and the validity of this Agreement and the other Loan Documents, the incumbency of officers executing this Agreement and the other Loan Documents and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent. Such documentation shall include, without limitation, the following, each as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by a senior officer of the applicable Person as of a date not more than ten (10) days prior to the Closing Date: (i) the operating agreement, partnership agreement, articles of incorporation or other constituent document, as applicable, of each Borrower, (ii) the certificate of formation of each Borrower, (iii) a certificate of existence from the Secretary of State (or the equivalent thereof) of the state of formation of each Borrower, as applicable
(iv)

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

for any Borrower that is a TMK, a director's certificate attaching the following items: articles of incorporation (Teikan), commercial register (rireki jikou zenbu shoumeisho), certificate of seal (inkan shoumeisho), notification of commencement of business of TMK (gyoumu kaishi todokede), Asset Liquidation Plan (shisan ryuudouka keikaku), certificate of registration issued by the Kanto Local Finance Bureau, register of common shareholders, register of preferred shareholders and authorizing resolutions, (v) for any Borrower that is a YK, representative director's certificate attaching the following items: authorizing resolutions, articles of incorporation (teikan), commercial register (rireki jikou zenbu shoumeisho), certificate of seal (inkan shoumeisho) and list of unitholders, together with, if and when the same is obtained by such Borrower, evidence of Article 40, YK Law compliance (or other evidence satisfactory to Administrative Agent that such YK was formed more than 2 years from the date hereof), (vi) the agreement of limited partnership of AMB LP, (vii) the certificate of limited partnership of AMP LP (ix) a certificate of existence for AMB LP from the Secretary of State (or the equivalent thereof) of Delaware,
(viii) the articles of incorporation and by laws of AMB Corporation and (ix) a good standing certificate for AMB Corporation from the Secretary of State (or the equivalent thereof) of Maryland;

            (h) each Credit Party as of the Closing Date shall have executed a solvency certificate acceptable to the Administrative Agent;

            (i) the Administrative Agent shall have received all certificates, agreements and other documents and papers referred to in this Section 3.1 and the Notice of Borrowing referred to in Section 3.2, if applicable, unless otherwise specified, in sufficient counterparts, satisfactory in form and substance to the Administrative Agent in their sole discretion;

            (j) to the extent a Credit Party is a party to such agreement, such Credit Party shall have taken all actions required to authorize the execution and delivery of this Agreement, the Guaranty, the Qualified Borrower Joinder Agreement and the other Loan Documents and the performance thereof;

            (k) the Banks shall be satisfied that no Credit Party nor any Consolidated Subsidiary is subject to any present or contingent environmental liability which could have a Material Adverse Effect and AMB Corporation shall have delivered a certificate so stating;

            (l) the Administrative Agent shall have received, for its and any other Bank's account, all fees due and payable pursuant to Section 2.9 hereof on or before the Closing Date, and the reasonable fees and expenses accrued through the Closing Date of Skadden, Arps, Slate, Meagher & Flom LLP, if required by such firm and if such firm has delivered an invoice in reasonable detail of such fees and expenses in sufficient time for each Borrower to approve and process the same, shall have been paid to Skadden, Arps, Slate, Meagher & Flom LLP;

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

            (m) each Credit Party shall have delivered copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by such Credit Party of the Loan Documents to which such Credit Party is a party and the validity and enforceability of the Loan Documents, or in connection with any of the transactions contemplated thereby, and such consents, licenses and approvals shall be in full force and effect;

            (n) no Default or Event of Default shall have occurred; and

            (o) the Guarantors shall have delivered a certificate in form acceptable to Administrative Agent showing compliance with the requirements of
Section 5.8 as of the Closing Date.

            SECTION 3.2. Borrowings. The obligation of any Bank to make a Loan or to participate in any Letter of Credit issued by the Fronting Bank and the obligation of the Fronting Bank to issue a Letter of Credit on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

            (a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.2, or a request to cause a Fronting Bank to issue a Letter of Credit pursuant to Section 2.18;

            (b) Intentionally Deleted

            (c) in the event that any Borrower exercised the Secured Option, on or before the date that is five (5) Business Days prior to such Borrowing, such Borrower shall deliver to the Administrative Agent the following:

                  (i) an executed applicable Security Document in recordable form or bearing an officially confirmed date (hakutei hizuke), if applicable;

                  (ii) if the Secured Option selected is a Mortgage, certificates of insurance with respect to the Real Estate Property being acquired with such Borrowing (the "Secured Property") naming Administrative Agent and each of the Banks as additional insured and demonstrating the coverages required by this Agreement and the applicable Security Documents;

                  (iii) opinion of counsel of such Borrower's Japan counsel with respect to the Security Documents;

                  (iv) with respect to a Mortgage, the corresponding Mortgage Perfection Documents;

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                  (v) with respect to Share Pledge involving a pledge of
preferred TMK shares, the original share certificates and certified copies of share registers and resolutions required under Section 4 of the form of the Share Pledge;

                  (vi) with respect to a TBI Pledge, the original trust beneficial interest certificate and the other documents required under the form of Pledge of Beneficiary Interest under Trust attached hereto as Exhibit D;

                  (vii) if the Secured Option selected is a Mortgage, a copy of the real property register (fudosan tokibo tohon) or certificate of registered matters (zenbu jiko shomeisho) for each Secured Property dated no earlier than ten (10) days prior to the date of the relevant Borrowing, showing the applicable Borrower as the owner of the Secured Property;

                  (viii) an amount equal to any recording fees, stamp taxes, documentary taxes or similar fees required to be paid in connection with the recording of the Security Documents; and

                  (ix) all other documents, filings, affidavits, and deliveries normally and customarily delivered in connection with such a secured transaction, as requested by Administrative Agent in its reasonable opinion and within a reasonable period of time prior to such Borrowing.

            (d) immediately after such Borrowing, the aggregate outstanding principal amount of the Loans plus the Letter of Credit Usage will not exceed the aggregate amount of the Commitments;

            (e) immediately before and after such Borrowing or issuance of any Letter of Credit, no Guarantor Default or Guarantor Event of Default shall have occurred and be continuing and no Borrower Default or Borrower Event of Default with respect to such Borrower shall have occurred and be continuing, both before and after giving effect to the making of such Loans or the issuance of such Letter of Credit;

            (f) the representations and warranties of each of the Guarantors and such Borrower contained in this Agreement and the other Loan Documents (other than representations and warranties which expressly speak as of a different date) shall be true and correct in all material respects on and as of the date of such Borrowing both before and after giving effect to the making of such Loans;

            (g) no law or regulation shall have been adopted, no order, judgment or decree of any governmental authority shall have been issued, and no litigation shall be pending, which does or seeks to enjoin, prohibit or restrain, the making or repayment of the Loans or the consummation of the transactions contemplated by this Agreement; and

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            (h) no event, act or condition shall have occurred after the Closing
Date which, in the reasonable judgment of the Administrative Agent or the Required Banks, as the case may be, has had or is likely to have a Material Adverse Effect.

Each Borrowing hereunder or issuance of a Letter of Credit hereunder shall be deemed to be a representation and warranty by each of the Guarantors and the Borrower receiving such Loan or for whose account such Letter of Credit is being issued on the date of such Borrowing as to the facts specified in clauses (b),
(c), (d), (e), (f), (g) and (h) (to the extent that such Borrower is or should have been aware of any Material Adverse Effect) of this Section, except as otherwise disclosed in writing by such Borrower to the Banks. Notwithstanding anything to the contrary, no Borrowing shall be permitted if such Borrowing would cause any Credit Party to fail to be in compliance with any of the covenants contained in this Agreement or in any of the other Loan Documents.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            SECTION 4.1. Representations and Warranties by the Guarantors. In order to induce the Administrative Agent and each of the other Banks which is or may become a party to this Agreement to make the Loans, each of AMB LP and AMB Corporation, as applicable, make the following representations and warranties as of the Closing Date. Such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the other Loan Documents and the making of the Loans.

            (a) Existence and Power.

                  (i) AMB LP is a limited partnership, duly formed and validly existing as a limited partnership under the laws of the State of Delaware and has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as it presently proposes to conduct and has been duly qualified and is in good standing in every jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect.

                  (ii) AMB Corporation is a corporation, duly formed, validly existing and in good standing under the laws of the State of Maryland and has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as it presently proposes to conduct and has been duly qualified and is in good standing in every jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect.

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

            (b) Power and Authority.

                  (i) Each Guarantor has duly executed and delivered each Loan Document to which it is a party in accordance with the terms of this Agreement, and each such Loan Document constitutes, or will constitute, the legal, valid and binding obligation of such Guarantor, enforceable in accordance with its terms, except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

                  (ii) Each Guarantor has the power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and performance of such Loan Documents.

            (c) No Violation. Neither the execution, delivery or performance by any Guarantor of the Loan Documents to which it is a party, nor compliance by such Guarantor with the terms and provisions thereof nor the consummation of the transactions contemplated by such Loan Documents, (i) will materially contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will materially conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Guarantor or any of its Consolidated Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, or other agreement or other instrument to which such Guarantor (or of any partnership of which such Guarantor is a partner) or any of its Consolidated Subsidiaries is a party or by which any of its property or assets is bound or to which it is subject (except for such breaches and defaults under loan agreements which the lenders thereunder have agreed to forbear pursuant to valid forbearance agreements), or (iii) will cause a material default by such Guarantor under any organizational document of any Person in which such Guarantor has an interest, the consequences of which conflict, breach or default would have a Material Adverse Effect, or result in or require the creation or imposition of any Lien whatsoever upon any Property (except as contemplated herein).

            (d) Financial Information.

                  (i) The consolidated balance sheet of AMB LP and its Consolidated Subsidiaries as of December 31, 2003, and the related consolidated statements of operations and cash flows of AMB Corporation for the fiscal year then ended, reported on by PriceWaterhouseCoopers fairly present, in conformity with GAAP, the consolidated financial position of each of the Guarantors and their Consolidated Subsidiaries as of such date and the consolidated results of operations and cash flows for such fiscal quarter.

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                  (ii) Since March 31, 2004, (i) except as may have been
disclosed in writing to the Banks, nothing has occurred having a Material Adverse Effect, and (ii) except as set forth on Schedule 4.4(b), no Credit Party has incurred any material indebtedness or guaranty on or before the Closing Date.

            (e) Litigation. Except as previously disclosed by the Guarantors in writing to the Banks, there is no action, suit or proceeding pending against or, to the knowledge of the Guarantors, threatened against or affecting, (i) any Credit Party or any of their respective Consolidated Subsidiaries, (ii) the Loan Documents or any of the transactions contemplated by the Loan Documents or (iii) any of their assets, before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could, individually, or in the aggregate have a Material Adverse Effect or which in any manner draws into question the validity of this Agreement or the other Loan Documents. As of the Closing Date, no such action, suit or proceeding exists.

            (f) Compliance with ERISA.

                  (i) Except as set forth on Schedule 4.1(f) attached hereto, no Credit Party is a member of or has entered into, maintained, contributed to, or been required to contribute to, or may incur any liability with respect to any Plan or Multiemployer Plan or any other Benefit Arrangement. In the event that at any time after the Closing Date, any Credit Party shall become a member of any other material Plan or Multiemployer Plan, such Credit Party promptly shall notify the Administrative Agent thereof and from and after such notice, Schedule 4.1(f) shall be deemed modified thereby.

                  (ii) Except for a "prohibited transaction" arising solely because of a Bank's breach of the covenant set forth in Section 9.17 hereof, the transactions contemplated by the Loan Documents will not constitute a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that could subject the Administrative Agent or any of the Banks to any tax or penalty on prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA and such transactions will not otherwise result in the Administrative Agent or any of the Banks being deemed in violation of Sections 404 or 406 of ERISA or Section 4975 of the Code or in the Administrative Agent or any of the Banks being a fiduciary or party in interest under ERISA or a "disqualified person" as defined in Section 4975(e)(2) of the Code with respect to an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Code. No assets of any Credit Party constitute "assets" (within the meaning of ERISA or Section 4975 of the Code, including, but not limited to, 29 C.F.R. Section 2510.3-101 or any successor regulation thereto) of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of
Section 4975(e)(1) of the Code. In addition to the prohibitions set forth in this Agreement and the other Loan Documents, and not in

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

limitation thereof, AMB LP covenants and agrees that AMB LP shall not, and shall not permit any Credit Party to, use any "assets" (within the meaning of ERISA or Section 4975 of the Code, including but not limited to 29 C.F.R. Section 2510.3-101) of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Code to repay or secure the Note, the Loan, or the Obligations.

            (g) Environmental. AMB LP conducts reviews of the effect of Environmental Laws on the business, operations and properties of AMB LP and its Consolidated Subsidiaries when necessary in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, and any actual or potential liabilities to third parties, including, without limitation, employees, and any related costs and expenses). On the basis of this review, AMB LP has reasonably concluded that such associated liabilities and costs, including, without limitation, the costs of compliance with Environmental Laws, are unlikely to have a Material Adverse Effect.

            (h) Taxes. Each Credit Party and their respective Consolidated Subsidiaries have filed all United States Federal and Japanese national and local income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any Credit Parties or any of their respective Consolidated Subsidiaries, except such taxes, if any, as are reserved against in accordance with GAAP, such taxes as are being contested in good faith by appropriate proceedings or such taxes, the failure to make payment of which when due and payable will not have, in the aggregate, a Material Adverse Effect. The charges, accruals and reserves on the books of the Credit Parties and their respective Consolidated Subsidiaries in respect of taxes or other governmental charges are, in the opinion of AMB LP, adequate.

            (i) Full Disclosure. All information heretofore furnished by the Credit Parties to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby or thereby is true and accurate in all material respects on the date as of which such information is stated or certified. The Guarantors have disclosed to the Administrative Agent, in writing any and all facts which have or may have (to the extent the Guarantors can now reasonably foresee) a Material Adverse Effect.

            (j) Solvency. On the Closing Date and after giving effect to the transactions contemplated by the Loan Documents occurring on the Closing Date and after each Loan, each Credit Party will be Solvent.

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

            (k) Use of Proceeds. All proceeds of the Loans will be used by each Borrower only in accordance with the provisions of Section 2.17. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of regulations T, U, or X of the Federal Reserve Board.

            (l) Governmental Approvals. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of any Loan Document or the consummation of any of the transactions contemplated thereby other than those that have already been duly made or obtained and remain in full force and effect or those which, if not made or obtained, would not have a Material Adverse Effect;

            (m) Investment Company Act; Public Utility Holding Company Act. No Credit Party and no Consolidated Subsidiary (other than AMB Capital Partners,
LLC) is (x) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended,
(y) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (z) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

            (n) Principal Offices. As of the Closing Date, the principal office, chief executive office and principal place of business of each of the Guarantors is Pier 1, Bay 1, San Francisco, California 94111.

            (o) REIT Status. AMB Corporation is qualified and AMB Corporation intends to continue to qualify as a real estate investment trust under the Code.

            (p) Patents, Trademarks, etc. The Credit Parties have obtained and hold in full force and effect all patents, trademarks, servicemarks, trade names, copyrights and other such rights, free from burdensome restrictions, which are necessary for the operation of its business as presently conducted, the impairment of which is likely to have a Material Adverse Effect.

            (q) Judgments. As of the Closing Date, there are no final, non-appealable judgments or decrees in an aggregate amount of Ten Million Dollars (US$10,000,000) (or its equivalent in alternate currency) or more entered by a court or courts of competent jurisdiction against any of the Credit Parties or, to the extent such judgment would be recourse to any Credit Party or any of their respective Consolidated Subsidiaries (other than judgments as to which, and only to the extent,

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

a reputable insurance company has acknowledged coverage of such claim in writing or which have been paid or stayed).

            (r) No Default. No Event of Default or, to the best of AMB LP's knowledge, Default exists under or with respect to any Loan Document and no Credit Party is in default in any material respect beyond any applicable grace period under or with respect to any other material agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound in any respect, the existence of which default is likely to result in a Material Adverse Effect.

            (s) Licenses, etc. Each Credit Party has obtained and does hold in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditation, easements, rights of way and other consents and approvals which are necessary for the operation of its businesses as presently conducted, the absence of which is likely to have a Material Adverse Effect.

            (t) Compliance With Law. To AMB LP's knowledge, each Credit Party and each of their respective Real Property Assets are in compliance with all laws, rules, regulations, orders, judgments, writs and decrees, including, without limitation, all building and zoning ordinances and codes, the failure to comply with which is likely to have a Material Adverse Effect.

            (u) No Burdensome Restrictions. Except as may have been disclosed by the AMP LP in writing to the Banks, no Credit Party is a party to any agreement or instrument or subject to any other obligation or any charter or corporate or partnership restriction, as the case may be, which, individually or in the aggregate, is likely to have a Material Adverse Effect.

            (v) Brokers' Fees. No Credit Party has dealt with any broker or finder with respect to the transactions contemplated by this Agreement or otherwise in connection with this Agreement, and no Credit Party has done any act, had any negotiations or conversation, or made any agreements or promises which will in any way create or give rise to any obligation or liability for the payment by any such party of any brokerage fee, charge, commission or other compensation to any party with respect to the transactions contemplated by the Loan Documents, other than the fees payable to the Administrative Agent and the Banks, and certain other Persons as previously disclosed in writing to the Administrative Agent.

            (w) Labor Matters. Except as disclosed on Schedule 4.1(f), there are no collective bargaining agreements or Multiemployer Plans covering the employees of AMB LP or any member of the ERISA Group and neither AMB LP nor any member of the ERISA Group has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

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            (x) Insurance. AMB LP currently maintains insurance at 100%
replacement cost insurance coverage (subject to customary deductibles) in respect of each of its Real Property Assets, as well as commercial general liability insurance (including, without limitation, "builders' risk" where applicable) against claims for personal, and bodily injury and/or death, to one or more persons, or property damage, as well as workers' compensation insurance, in each case with respect to liability and casualty insurance with insurers having an A.M. Best policyholders' rating of not less than A-VII in amounts that prudent owners of assets such as AMB LP's directly or indirectly owned Real Property Assets would maintain.

            (y) Documents. The documents delivered pursuant to Section 3.1(g) constitute, as of the Closing Date, all of the organizational documents (together with all amendments and modifications thereof) of each Credit Party as of the Closing Date. AMB Corporation is the general partner of AMB LP. Attached hereto as Exhibit I is a true, correct and complete (up to the tiers shown) organizational and transaction structure chart for the Initial Borrower and the Qualified Borrowers as of the Closing Date.

            (z) Qualifying Unencumbered Properties. As of the date hereof, each Property listed on Schedule 1.1(b) as a Qualifying Unencumbered Property (i) is a wholly-owned or ground leased (directly or beneficially) by AMB LP, a Financing Partnership or a Joint Venture Subsidiary, (ii) is not subject (nor are any equity interests in such Property that are owned directly or indirectly by the Guarantors or any Joint Venture Parent subject) to a Lien which secures Indebtedness of any Person, other than Permitted Liens, and (iii) is not subject (nor are any equity interests in such Property that are owned directly or indirectly by the Guarantors or Joint Venture Parent subject) to any Negative Pledge. All of the information set forth on Schedule 1.1(b) is true and correct in all material respects.

            SECTION 4.2. Representations and Warranties by the Initial Borrower. In order to induce the Administrative Agent and each of the other Banks which is or may become a party to this Agreement to make the Loans, the Initial Borrower makes the following representations and warranties as of the Closing Date. Such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the other Loan Documents and the making of the Loans.

            (a) Existence and Power. The Initial Borrower is a yugen kaisha duly formed under the laws of Japan. The Initial Borrower has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as it presently proposes to conduct and has been duly qualified and is in good standing in every jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect.

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            (b) Power and Authority.

                  (i) The Initial Borrower has the requisite power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary action, if any, to authorize the execution and delivery on behalf of the Initial Borrower and the performance by the Initial Borrower of the Loan Documents to which it is a party.

                  (ii) The Initial Borrower has duly executed and delivered each Loan Document to which it is a party in accordance with the terms of this Agreement, and each such Loan Document constitutes, or will constitute, the legal, valid and binding obligation of the Initial Borrower, enforceable in accordance with its terms, except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

            (c) No Violation. Neither the execution, delivery or performance by or on behalf of the Initial Borrower of the Loan Documents to which it is a party, nor compliance by the Initial Borrower with the terms and provisions thereof nor the consummation of the transactions contemplated by such Loan Documents, (i) will materially contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will materially conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Initial Borrower pursuant to the terms of any indenture, mortgage, deed of trust, or other agreement or other instrument to which the Initial Borrower (or of any partnership of which the Initial Borrower is a partner) is a party or by which it or any of its property or assets is bound or to which it is subject (except for such breaches and defaults under loan agreements which the lenders thereunder have agreed to forbear pursuant to valid forbearance agreements), or
(iii) will cause a material default by the Initial Borrower under any organizational document of any Person in which the Initial Borrower has an interest, or cause a material default under the Initial Borrower's organizational documents, the consequences of which conflict, breach or default would have a Material Adverse Effect, or result in or require the creation or imposition of any Lien whatsoever upon any Property (except as contemplated herein).

            (d) Litigation. Except as previously disclosed by the Guarantors in writing to the Banks, there is no action, suit or proceeding pending against or, to the knowledge of the Initial Borrower, threatened against or affecting, (i) the Initial Borrower, (ii) the Loan Documents or any of the transactions contemplated by the Loan Documents or (iii) any of their assets, before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could, individually, or in the aggregate have a Material

Adverse Effect or which in any manner draws into question the validity of this Agreement or the other Loan Documents. As of the Closing Date, no such action, suit or proceeding exists.

            (e) Organizational Documents. The Initial Borrower represents that it has delivered to the Administrative Agent true, correct and complete copies of its organizational documents. Attached hereto as Exhibit I is a true, correct and complete (up to the tiers shown) organizational and transaction structure chart for the Initial Borrower as of the Closing Date.

                                    ARTICLE V

                       AFFIRMATIVE AND NEGATIVE COVENANTS

            AMB LP covenants and agrees that, so long as any Bank has any Commitment hereunder or any Obligations remain unpaid:

            SECTION 5.1. Information. AMB LP will deliver, or cause to be delivered, to each of the Banks:

            (a) as soon as available and in any event within five (5) Business Days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than 95 days after the end of each Fiscal Year of the AMB LP) a consolidated balance sheet of the Guarantors and their Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of Guarantors' operations and consolidated statements of Guarantors' cash flow for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year (if available), all reported in a manner acceptable to the Securities and Exchange Commission on Guarantors' Form 10K and reported on by PriceWaterhouseCoopers or other independent public accountants of nationally recognized standing;

            (b) as soon as available and in any event within five (5) Business Days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than 50 days after the end of each of the first three quarters of each Fiscal Year of the Guarantors), (i) a consolidated balance sheet of the Guarantors and their Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of Guarantors' operations and consolidated statements of Guarantors' cash flow for such quarter and for the portion of the Guarantors' Fiscal Year ended at the end of such quarter, all reported in the form provided to the Securities and Exchange Commission on Guarantors' Form 10Q, and (ii) and such other information reasonably requested by the Administrative Agent or any Bank;

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            (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer of AMB LP (i) setting forth in reasonable detail (including, without limitation, reconciliation to GAAP) the calculations required to establish whether AMB LP was in compliance with the requirements of Section 5.8 on the date of such financial statements; (ii) certifying (x) that such financial statements fairly present the financial condition and the results of operations of AMB LP on the dates and for the periods indicated, on the basis of GAAP, with respect to AMB LP subject, in the case of interim financial statements, to normally recurring year-end adjustments, and (y) that such officer has reviewed the terms of the Loan Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the business and condition of AMB LP during the period beginning on the date through which the last such review was made pursuant to this Section 5.1(c) (or, in the case of the first certification pursuant to this Section 5.1(c), the Closing
Date) and ending on a date not more than ten (10) Business Days prior to, but excluding, the date of such delivery and that (1) on the basis of such financial statements and such review of the Loan Documents, no Event of Default existed under Section 6.3(b) with respect to Sections 5.8 and 5.9 at or as of the date of said financial statements, and (2) on the basis of such review of the Loan Documents and the business and condition of AMB LP, to the best knowledge of such officer, as of the last day of the period covered by such certificate no Default or Event of Default under any other provision of Section 6.1 or Section
6.3 occurred and is continuing or, if any such Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof and, the action AMB LP proposes to take in respect thereof. Such certificate shall set forth the calculations required to establish the matters described in clauses
(1) and (2) above;

            (d) (i) within five (5) Business Days after any officer of AMB LP obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer, or other executive officer of AMB LP setting forth the details thereof and the action which AMB LP is taking or proposes to take with respect thereto; and (ii) promptly and in any event within five (5) Business Days after AMB LP obtains knowledge thereof, notice of (x) any litigation or governmental proceeding pending or threatened against AMB LP or its directly or indirectly Real Property Assets as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, is likely to individually or in the aggregate, result in a Material Adverse Effect, and (y) any other event, act or condition which is likely to result in a Material Adverse Effect;

            (e) promptly upon the mailing thereof to the shareholders of AMB Corporation generally, copies of all proxy statements so mailed;

            (f) promptly upon the filing thereof, copies of all reports on Forms 10-K and 10-Q (or their equivalents) (other than the exhibits thereto, which

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exhibits will be provided upon request therefor by any Bank) which AMB
Corporation shall have filed with the Securities and Exchange Commission;

            (g) promptly and in any event within thirty (30) days, if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC;
(ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under
Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, and in the case of clauses (i) through (vii) above, which event could result in a Material Adverse Effect, a certificate of the chief financial officer or the chief accounting officer of AMB LP setting forth details as to such occurrence and action, if any, which AMB LP or applicable member of the ERISA Group is required or proposes to take;

            (h) promptly and in any event within ten (10) days after AMB LP obtains actual knowledge of any of the following events, a certificate of AMB LP, executed by an officer of AMB LP specifying the nature of such condition, and AMB LP or, if AMB LP has actual knowledge thereof, the Environmental Affiliate's proposed initial response thereto: (i) the receipt by AMB LP or any of the Environmental Affiliates of any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that AMB LP or any of the Environmental Affiliates, is not in compliance with applicable Environmental Laws, and such noncompliance is likely to have a Material Adverse Effect, (ii) the existence of any Environmental Claim pending against AMB LP or any Environmental Affiliate and such Environmental Claim is likely to have a Material Adverse Effect or (iii) any release, emission, discharge or disposal of any Material of Environmental Concern that is likely to form the basis of any Environmental Claim against AMB LP or any Environmental Affiliate which in any such event is likely to have a Material Adverse Effect;

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            (i) promptly and in any event within five (5) Business Days after receipt of any notices or correspondence from any company or agent for any company providing insurance coverage to AMB LP relating to any loss which is likely to result in a Material Adverse Effect, copies of such notices and correspondence;

            (j) simultaneously with the delivery of the information required by Sections 5.1(a) and (b), a statement of all Qualifying Unencumbered Properties;

            (k) annually, unaudited financial information for each Borrower prepared by such Borrower in the ordinary course of business, together with notice from each Borrower of any disposition or transfer by such Borrower of any real estate asset to an Affiliate of AMB LP during the prior year; and

            (l) from time to time such additional information regarding the financial position or business of the Credit Parties and their respective Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request in writing, so long as disclosure of such information could not result in a violation of, or expose any Credit Party or their respective Subsidiaries to any material liability under, any applicable law, ordinance or regulation or any agreements with unaffiliated third parties that are binding on any Credit Party or any of their respective Subsidiaries or on any Property of any of them.

            SECTION 5.2. Payment of Obligations. Each Credit Party and their respective Consolidated Subsidiaries will pay and discharge, at or before maturity, all their respective material obligations and liabilities including, without limitation, any obligation pursuant to any agreement by which it or any of its properties is bound, in each case where the failure to so pay or discharge such obligations or liabilities is likely to result in a Material Adverse Effect, and will maintain in accordance with GAAP, appropriate reserves for the accrual of any of the same.

            SECTION 5.3. Maintenance of Property; Insurance.

            (a) AMB LP will keep, and will cause each Consolidated Subsidiary to keep, all property useful and necessary in its business, including without limitation their respective Real Property Assets (for so long as it constitutes Real Property Assets), in good repair, working order and condition, ordinary wear and tear excepted, in each case where the failure to so maintain and repair will have a Material Adverse Effect.

            (b) AMB LP shall maintain, or cause to be maintained, insurance described in Section 4.1(x) hereof with insurers meeting the qualifications described therein, which insurance shall in any event not provide for less coverage than insurance customarily carried by owners of properties similar to, and in the same locations as, AMB LP's Real Property Assets. AMB LP will deliver to the Administrative Agent upon the reasonable request of the Administrative Agent from time to

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time (i) full information as to the insurance carried, (ii) within five (5) days of receipt of notice from any insurer a copy of any notice of cancellation or material change in coverage required by Section 4.1(x) from that existing on the date of this Agreement and (iii) forthwith, notice of any cancellation or nonrenewal (without replacement) of coverage by AMB LP.

            SECTION 5.4. Maintenance of Existence. Each Credit Party will preserve, renew and keep in full force and effect, their respective partnership and corporate existence and their respective rights, privileges and franchises necessary for the normal conduct of business unless the failure to maintain such rights and franchises does not have a Material Adverse Effect.

            SECTION 5.5. Compliance with Laws. Each Credit Party will, and will cause their Subsidiaries to, comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws, and all zoning and building codes with respect to its Real Property Assets and ERISA and the rules and regulations thereunder and all federal securities laws) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where the failure to do so will not have a Material Adverse Effect or expose Administrative Agent or Banks to any material liability therefor.

            SECTION 5.6. Inspection of Property, Books and Records. AMB LP will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities in conformity with GAAP, modified as required by this Agreement and applicable law; and will permit representatives of any Bank, at such Bank's expense, or from and after an Event of Default, at AMB LP's expense, to visit and inspect any of its properties, including without limitation its Real Property Assets, and so long as disclosure of such information could not result in a violation of, or expose any Credit Party or their Subsidiaries to any material liability under, any applicable law, ordinance or regulation or any agreements with unaffiliated third parties that are binding on any Credit Party or any of their Subsidiaries or on any Property of any of them, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers and independent public accountants, all at such reasonable times during normal business hours, upon reasonable prior notice and as often as may reasonably be desired. Administrative Agent shall coordinate any such visit or inspection to arrange for review by any Bank requesting any such visit or inspection.

            SECTION 5.7. Existence. AMB LP shall do or cause to be done, all things necessary to preserve and keep in full force and effect its, and each Credit Party's and their respective Consolidated Subsidiaries', existence and its patents, trademarks, servicemarks, tradenames, copyrights, franchises, licenses, permits, certificates, authorizations, qualifications, accreditation, easements, rights of way and

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other rights, consents and approvals the nonexistence of which is likely to have a Material Adverse Effect.

            SECTION 5.8. Financial Covenants.

            (a) Total Liabilities to Total Asset Value. AMB LP shall not permit the ratio of Total Liabilities to Total Asset Value of AMB LP to exceed 0.55:1 at any time; provided however, such ratio may exceed 0.55:1 for any single quarter within any twelve (12) month period but in no event shall AMB LP permit the ratio of Total Liabilities to Total Asset Value to exceed 0.60:1 at any time.

            (b) Adjusted EBITDA to Fixed Charges Ratio. AMB LP shall not permit the ratio of Adjusted EBITDA to Fixed Charges of AMB LP, for the then most recently completed four (4) consecutive Fiscal Quarters, to be less than 1.75:1.

            (c) Secured Debt to Total Asset Value. AMB LP shall not permit the ratio of Secured Debt to Total Asset Value of AMB LP to exceed 0.40:1 at any time.

            (d) Unencumbered Pool. AMB LP shall not permit the ratio of the outstanding Unsecured Debt to Unencumbered Asset Value of AMB LP to exceed 0.55:1 at any time.

            (e) Unencumbered Net Operating Cash Flow to Unsecured Interest Expense. AMB LP shall not permit the ratio of Unencumbered Net Operating Cash Flow of AMB LP to Unsecured Interest Expense to be less than 2.0:1.

            (f) Minimum Tangible Net Worth. The Consolidated Tangible Net Worth of AMB LP determined in conformity with GAAP will at no time be less than the sum of One Billion Eight Hundred Million Dollars (US$1,800,000,000.00) (or its equivalent in alternate currency) and ninety percent (90%) of the Net Offering Proceeds (other than proceeds received within ninety (90) days after the redemption, retirement or repurchase of ownership or equity interests in either or both Guarantors, up to the amount paid by either or both Guarantors in connection with such redemption, retirement or repurchase, where, for the avoidance of doubt, the net effect is that neither Guarantor shall have increased its Net Worth as a result of any such proceeds) received by such Guarantors subsequent to the Closing Date.

            (g) Dividends. AMP LP will not, as determined on an aggregate annual basis, pay any partnership distributions in excess of 95% of the AMP LP's FFO for such year. During the continuance of a monetary Event of Default, AMP LP shall only pay partnership distributions that are necessary to enable AMB Corporation to make those dividends necessary to maintain AMB Corporation's status as a real estate investment trust.

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            (h) Permitted Holdings. The Credit Parties' primary business will not be substantially different from that conducted by Guarantor on the Closing Date and shall include the ownership, operation and development of Real Property Assets and any other business activities of the Credit Parties and their Subsidiaries will remain incidental thereto. Notwithstanding the foregoing, the Credit Parties and their Subsidiaries may acquire or maintain Permitted Holdings if and so long as the aggregate value of Permitted Holdings (excluding Foreign Property Interests that are not Development Activity), whether held directly or indirectly by a Credit Party does not exceed, at any time, twenty-five percent (25%) of Total Asset Value of AMB LP unless a greater percentage is approved by the Majority Banks (which approval shall not be unreasonably withheld, conditioned or delayed), provided, however, the Credit Parties and their Subsidiaries may not acquire or maintain Unimproved Assets (excluding Foreign Property Interests) if and to the extent that the aggregate value of Unimproved Assets, whether held directly or indirectly by a Credit Party exceeds, at any time, seven and one half percent (7 1/2%) of Total Asset Value of AMB LP unless a greater percentage is approved by the Required Banks (which approval shall not be unreasonably withheld, conditioned or delayed). For purposes of calculating the foregoing percentage, the value of Unimproved Assets shall be calculated based upon the book value thereof, determined in accordance with GAAP.

            (i) Foreign Property Limit. Guarantors shall not, and shall not allow any of their Subsidiaries to, acquire or maintain Properties located outside the United States if and to the extent that the aggregate value of Guarantors' interest, without duplication, in such Properties located outside the United States ("Foreign Property Interests"), whether held directly or indirectly exceeds, at any time, twenty percent (20%) of Total Asset Value.

            (j) No Liens. Guarantors shall not, and shall not allow any of their Subsidiaries, Financing Partnerships or Joint Venture Subsidiaries to, allow any Qualifying Unencumbered Property (or any equity interests in such Property that are owned directly or indirectly by Guarantors or any Joint Venture Parent), that is necessary to comply with the provisions of Sections 5.8(d) and (e) hereof, to become subject to a Lien that secures the Indebtedness of any Person, other than Permitted Liens.

            (k) Development Activities. Construction Asset Cost (including, without limitation, Construction Asset Cost attributable to Foreign Property Interests) of the Guarantors and the Consolidated Subsidiaries, without duplication, shall not exceed fifteen percent (15%) of Total Asset Value. For the purposes of the foregoing calculation, a Construction Asset shall not include any Property that is eighty-five percent (85%) or more leased to tenants that are unaffiliated with AMB LP.

            (l) Limitation on Joint Venture Interests. The value of any Joint Venture Interests of the Guarantors (excluding Foreign Property Interests), deter-

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mined in accordance with GAAP, shall at no time exceed in the aggregate fifteen percent (15%) of Total Asset Value.

            (m) Limitation on Taxable REIT Subsidiaries. The value, determined in accordance with GAAP, at book value of all Taxable REIT Subsidiaries (excluding Foreign Property Interests) will not exceed twenty percent (20%) of Total Asset Value.

            (n) Calculation. Each of the foregoing ratios and financial requirements shall be calculated as of the last day of each Fiscal Quarter.

            SECTION 5.9. Restriction on Fundamental Changes.

            (a) Neither Guarantor shall enter into any merger or consolidation without obtaining the prior written consent thereto in writing of the Required Banks, unless the following criteria are met: (i) such Guarantor is the surviving entity; (ii) the entity which is merged into such Guarantor is predominantly in the commercial real estate business; (iii) the creditworthiness of the surviving entity's long term unsecured debt or implied senior debt, as applicable, is either (A) Investment Grade or (B) if not Investment Grade, not lower than Guarantors' creditworthiness two months immediately preceding such merger; and (iv) in the case of any merger where the then fair market value of the assets of the entity which is merged into such Guarantor is more than twenty-five percent (25%) of such Guarantors' then Total Asset Value following such merger, the consent of the Required Banks has been obtained, which consent shall not be unreasonably withheld, conditioned or delayed. Neither the Guarantor shall liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), discontinue its business or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of its business or property, whether now or hereafter acquired. Nothing in this Section shall be deemed to prohibit the sale or leasing of portions of the Real Property Assets in the ordinary course of business.

            (b) No Borrower shall enter into any merger or consolidation without obtaining the prior written consent thereto in writing of the Required Banks, unless the following criteria are met: (i) the surviving entity is predominantly in the commercial real estate business in Japan; (ii) the surviving entity continues to be 50% owned, directly or indirectly, by AMB LP and AMB LP continues to control such surviving entity, (iii) if such merger or consolidation involves a Qualified Borrower, the surviving entity continues to qualify as a Qualified Borrower; (iv) the surviving entity assumes all obligations of its predecessor hereunder; (v) if such merger or consolidation affects Collateral, substantially similar substitute Collateral (in Agent's reasonable opinion) are provided as required by Section 2.13 and (vi) a Ratification is delivered to Administrative Agent. Neither Borrower nor a Qualified Borrower shall liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), discontinue its business or convey, lease, sell, transfer or otherwise dispose of,

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in one transaction or series of transactions, all or substantially all of its business or property, whether now or hereafter acquired. Nothing in this Section shall be deemed to prohibit the sale or leasing of portions of the Real Property Assets in the ordinary course of business.

            (c) AMB LP shall not amend its agreement of limited partnership or other organizational documents in any manner that would have a Material Adverse Effect without the Required Banks' consent. Without limitation of the foregoing, no Person shall be admitted as a general partner of AMB LP other than AMB Corporation. AMB Corporation shall not amend its articles of incorporation, by-laws, or other organizational documents in any manner that would have a Material Adverse Effect without the Required Banks' consent. No Borrower shall amend its articles of incorporation, formation documents or other organizational documents in any manner that would have a Material Adverse Effect without the Required Banks' consent. AMB LP shall not make any "in-kind" transfer of any of its property or assets to any of its constituent partners if such transfer would result in an Event of Default under Section 6.3(b) by reason of a breach of the provisions of Section 5.8.

            SECTION 5.10. Changes in Business.

            (a) Except for Permitted Holdings and Foreign Property Interests, none of the Credit Parties shall enter into any business which is substantially different from that conducted by Guarantors on the Closing Date after giving effect to the transactions contemplated by the Loan Documents. AMB LP shall carry on its business operations through its Consolidated Subsidiaries and its Investment Affiliates.

            (b) Except for Permitted Holdings and Foreign Property Interests, AMB LP shall not engage in any line of business which is substantially different from the business conducted by AMB LP on the Closing Date, which includes the ownership, operation and development of Real Property Assets and the provision of services incidental thereto, whether directly or through its Consolidated Subsidiaries and Investment Affiliates.

            SECTION 5.11. AMB Corporation Status.

            (a) Status. AMB Corporation shall at all times (i) remain a publicly traded company listed for trading on the New York Stock Exchange, and (ii) maintain its status as a self-directed and self-administered real estate investment trust under the Code.

            (b) Indebtedness. AMB Corporation shall not, directly or indirectly, create, incur, assume or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

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                  (1) the Obligations; and

                  (2) Indebtedness of AMB LP for which there is recourse to AMB Corporation which, after giving effect thereto, may be incurred or may remain outstanding without giving rise to an Event of Default or Default under any provision of this Article V.

            (c) Restriction on Fundamental Changes.

                  (1) AMB Corporation shall not have an investment in any Person other than (i) AMB LP or indirectly through AMB LP, (ii) directly or indirectly in Financing Partnerships, and (iii) the interests identified on Schedule 5.11(c)(1) attached hereto.

                  (2) AMB Corporation shall not acquire an interest in any Property other than securities issued by AMB LP and Financing Partnerships and the interests identified on Schedule 5.11(c)(2) attached hereto.

            (d) Environmental Liabilities. Neither AMB LP nor any of its Subsidiaries shall become subject to any Environmental Claim which has a Material Adverse Effect, including, without limitation, any arising out of or related to (i) the release or threatened release of any Material of Environmental Concern into the environment, or any remedial action in response thereto, or (ii) any violation of any Environmental Laws. Notwithstanding the foregoing provision, AMB LP shall have the right to contest in good faith any claim of violation of an Environmental Law by appropriate legal proceedings and shall be entitled to postpone compliance with the obligation being contested as long as (i) no Event of Default shall have occurred and be continuing, (ii) AMB LP shall have given Administrative Agent prior written notice of the commencement of such contest, (iii) noncompliance with such Environmental Law shall not subject AMB LP or such Subsidiary to any criminal penalty or subject Administrative Agent or any Bank to pay any civil penalty or to prosecution for a crime, and (iv) no portion of any Property material to AMB LP or its condition or prospects shall be in substantial danger of being sold, forfeited or lost, by reason of such contest or the continued existence of the matter being contested.

            (e) Disposal of Ownership Interest.

                  (i) AMB Corporation will not directly or indirectly convey, sell, transfer, assign, pledge or otherwise encumber or dispose of any of its partnership interests in AMP LP or any of its equity interest in any of the partners of AMB LP as of the date hereof (except in connection with the dissolution or liquidation of such partners of AMB LP or the redemption of interests in connection with stock repurchase programs), except for the reduction of AMB Corporation's interest in AMB LP arising from AMB LP's issuance of partnership interests in AMB LP or

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the retirement of preferred units by AMB LP. AMB Corporation will continue to be the managing general partner of AMB LP.

                  (ii) AMB LP will not directly or indirectly convey, sell, transfer, assign, pledge or otherwise encumber or dispose of any of its member interests in the Initial Borrower unless, following such disposition, AMB LP continues to own, directly or indirectly, at least fifty percent (50%) of the Initial Borrower and AMB LP (or a Person that is owned and controlled, directly or indirectly, by AMB LP) continues to be the sole shareholder, general partner or managing member or otherwise exercises control over the Initial Borrower.

                  (iii) Each Qualified Borrower will continue to meet the qualifications of a Qualified Borrower.

            SECTION 5.12. Other Indebtedness. Guarantors shall not allow any of their Subsidiaries, Financing Partnerships or Joint Venture Subsidiaries that own, directly or indirectly, any Qualifying Unencumbered Property to directly or indirectly create, incur, assume or otherwise become or remain liable with respect to any Indebtedness other than trade debt incurred in the ordinary course of business and Indebtedness owing to AMB LP or any Financing Partnership, if the resulting failure of such Property to qualify as a Qualifying Unencumbered Property would result in an Event of Default under
Section 5.8.

            SECTION 5.13. Forward Equity Contracts. If AMB LP shall enter into any forward equity contracts, AMB LP may only settle the same by delivery of stock, it being agreed that if AMB LP shall settle the same with cash, the same shall constitute a Guarantor Event of Default hereunder unless AMB LP shall have received the unanimous consent of the Banks to settle such forward equity contracts with cash.

            SECTION 5.14. Capital Funding Loans. Notwithstanding anything in this Agreement to the contrary, in the event that any Property located outside the United States (each a "Non-US Property") is owned by a Financing Partnership (a "100% AMB Non-US Property Owner"), by a Joint Venture Subsidiary (a "JV Non-US Property Owner") or by a wholly-owned direct or indirect subsidiary of a Joint Venture Subsidiary (a "Tiered Non-US Property Owner"; such Joint Venture Subsidiary is hereinafter referred to as the "First Tier JV"; each entity through which the First Tier JV indirectly owns a Tiered Non-US Property Owner is hereinafter referred to as an "Intermediate Tier Entity"; and the Tiered Non-US Property Owners, the 100% AMB Non-US Property Owners and the JV Non-US Property Owners are sometimes hereinafter referred to individually as a "Non-US Property Owner" and collectively as the "Non-US Property Owners") and the Non-US Property Owner or, in the case of any Tiered Non-US Property Owner, the related First Tier JV or a related Intermediate Tier Entity has incurred Indebtedness (whether or not such Indebtedness is secured by a Lien against such Non-US Property and/or

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any direct or indirect equity interests in the Non-US Property Owner) (each a
"Capital Funding Loan") held by

            (x) in the case of a 100% AMB Non-US Property Owner, AMB LP or any other Financing Partnership, and

            (y) in the case of a JV Non-US Property Owner or a Tiered Non-US Property Owner, either (AA) an entity (hereinafter an "International FinCo") in which Guarantors' Share is the same or greater than Guarantors' Share in such Non-US Property Owner, or (BB) a Financing Partnership (or AMB LP directly) and entities which are not Financing Partnerships (including Persons who are not Affiliates of AMB LP or whose constituent entities include Persons who are not Affiliates of AMB LP) ("Joint Lenders"), provided that AMB LP's direct or indirect share of such Indebtedness is the same or greater than Guarantors' Share of such Non-US Property Owner, then no such Capital Funding Loan or related Second Tier Funding Loan (as defined below) shall be deemed to constitute Indebtedness for any purposes under this Agreement, any Lien securing such Capital Funding Loan shall be a Permitted Lien and no Non-US Property to which such Capital Funding Loan or Second Tier Funding Loan relates shall fail to be a Qualifying Unencumbered Property solely because the capital provided to the applicable Non-US Property Owner or related First Tier JV or Intermediate Tier Entity was in the form of a Capital Funding Loan rather than a contribution to the equity of such Non-US Property Owner, First Tier JV or Intermediate Tier Entity, so long as

            (a) in the case of a Capital Funding Loan made by an International FinCo, the sale of such Capital Funding Loan, or the sale or refinancing of any interest in the Non-US Property or any direct or indirect equity interests in the Non-US Property Owner acquired as a result of the exercise of any remedies in connection with the enforcement of such Capital Funding Loan, is Substantially Controlled by AMB LP (as defined below),

            (b) in the case of a Capital Funding Loan made by Joint Lenders, any remedies in connection with enforcement of such Capital Funding Loan may only be exercised by such Joint Lenders concurrently and, in the event of any such exercise and the Joint Lenders acquire such Non-US Property or any direct or indirect equity interests in such Non-US Property Owner, the sale or refinancing of such Non-US Property and, if the direct or indirect equity interests in such Non-US Property Owner are held jointly, such equity interests will be Substantially Controlled by AMB LP, and

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            (c)   no interest in any Capital Funding Loan or Second Tier Funding
                  Loan held directly or indirectly by AMB LP is subject to any Lien (other than a Permitted Lien) or any Negative Pledge.

For purposes of the foregoing, an action will be "Substantially Controlled by AMB LP" if such action is substantially controlled directly by AMB LP or through one or more Financing Partnerships either by agreement of the parties, through the provisions of a Person's formation documents or otherwise. For purposes of the preceding sentence, an action shall be deemed to be substantially controlled directly by AMB LP or through one or more Financing Partnerships if AMB LP or such Financing Partnerships have the ability to exercise a usual and customary buy-sell right in the event of a disagreement regarding such action. As used herein the term "Second Tier Funding Loan" means any loans made to an International FinCo by AMB LP, any Financing Partnerships of AMB LP and/or any other Person with an equity interest in such International FinCo (or affiliates of such other Person) so long as (x) AMB LP's direct or indirect share of the combined loans of AMB LP, any Financing Partnership and/or such other Persons (or affiliates thereof) to the International FinCo is the same or greater than Guarantors' Share of the applicable Non-US Property Owner, and (y) all such loans are pari passu and any remedies that may be exercised in connection with enforcement of such loans may only be exercised concurrently or not at all.

                                   ARTICLE VI

                                    DEFAULTS

            SECTION 6.1. Borrower Events of Default. A "Borrower Event of Default" as to any Borrower shall have occurred if one or more of the following events shall have occurred and be continuing:

            (a) such Borrower shall fail to (i) pay when due any principal of any Loan, or (ii) such Borrower shall fail to pay when due interest on any Loan or any fees or any other amount payable to Administrative Agent or the Banks hereunder and the same shall continue for a period of five (5) days after the same becomes due;

            (b) such Borrower shall fail to observe or perform any covenant of
Section 5.9(b) and (c) and Section 5.11(e)(iii) applicable to such Borrower;

            (c) such Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referenced in Section 6.1(a) and (b) hereof) and the Security Documents of such Borrower, if any, for 30 days after written notice thereof has been given to such Borrower by the Administrative Agent; or if such default is of such a nature that it cannot with reasonable effort be

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completely remedied within said period of thirty (30) days such additional period of time as may be reasonably necessary to cure same, provided such Borrower commences such cure within said thirty (30) day period and diligently prosecutes same, until completion, but in no event shall such extended period exceed ninety (90) days; provided, further, that such Borrower, in lieu of such cure, may within such time periods described above, exercise its right under
Section 2.12 to cause such Security Documents to be terminated and released or to select another Security Option under Section 2.12, in which event such failure shall be deemed cured;

            (d) any representation, warranty, certification or statement made by such Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made) and, with respect to such representations, warranties, certifications or statements not known by such Borrower at the time made or deemed made to be incorrect, the defect causing such representation or warranty to be incorrect when made (or deemed made) is not removed within thirty (30) days after written notice thereof from Administrative Agent to such Borrower;

            (e) such Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, including under Japanese law, any corporate action or proceedings are undertaken relating to bankruptcy (hasan), civil rehabilitation (minjisaisei tetsuzuki kaishi), commencement of corporate reorganization proceedings (kaisha kosei tetsuzuki), commencement of company arrangement (kaisha seiri) or commencement of special liquidation (tokubetsu seisan); and except for any such action taken for the purposes of a reconstruction or amalgamation whilst solvent on terms previously approved by the Administrative Agent or for the appointment of a liquidator, receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of any or all of its revenues and assets or seeking the appointment of a trustee, receiver, liquidate, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action to authorize any of the foregoing;

            (f) an involuntary case or other proceeding shall be commenced against such Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect (including the Japanese laws set forth in Section 6.1(e) above) or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or an

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order for relief shall be entered against any Borrower under the federal or national bankruptcy laws as now or hereafter in effect;

            (g) at any time, for any reason, such Borrower seeks to repudiate its obligations under any Loan Document;

            (h) a default by any Borrower beyond any applicable notice or grace period under any of the other Loan Documents to which such Borrower is a party;

            (i) any assets of such Borrower shall constitute "assets" (within the meaning of ERISA or Section 4975 of the Code, including but not limited to 29 C.F.R. Section 2510.3-101 or any successor regulation thereto) of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Code; or

            (j) any Notes delivered by such Borrower, any Loans made to such Borrower, any of the Loan Documents to which such Borrower is a party or the exercise of any of the Administrative Agent's or any of the Bank's rights in connection therewith shall constitute a prohibited transaction under ERISA and/or the Code.

            SECTION 6.2. Rights and Remedies with Respect to Borrower Event of Default. Upon the occurrence of any Borrower Event of Default described in Sections 6.1(e), (f), (g), (i) or (j) with respect to such Borrower, (i) the unpaid principal amount of, and any and all accrued interest on, the Loans made to such defaulting Borrower and any and all accrued fees and other Obligations of such defaulting Borrower hereunder shall automatically become immediately due and payable by such defaulting Borrower, with all additional interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by such defaulting Borrower and (ii) the Administrative Agent shall have the right to immediately make a claim under the Guaranty for, and demand payment by the Guarantors of, the amounts set forth in subclause (i) above (it being agreed that the Guarantors' obligations are primary and shall be enforceable against each Guarantor and its respective successors and assigns without the necessity for any suit or proceeding of any kind or nature whatsoever brought by the Administrative Agent or any of the Banks against the defaulting Borrower); and upon the occurrence and during the continuance of any other Borrower Event of Default, the Administrative Agent, following consultation with the Banks, may (and upon the demand of the Required Banks shall), by written notice to such defaulting Borrower and each Guarantor, in addition to the exercise of all of the rights and remedies permitted the Administrative Agent and the Banks at law or equity or under any of the other Loan Documents to which such defaulting Borrower is a party, (x) declare that the unpaid principal amount of and any and all

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accrued and unpaid interest on the Loans made to such defaulting Borrower and any and all accrued fees and other Obligations of such defaulting Borrower hereunder to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and (except as otherwise provided in the Loan Documents to which such defaulting Borrower is a party) without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by such defaulting Borrower and (y) immediately make a claim under the Guaranty for, and demand payment by, the Guarantors of such amounts set forth in subclause (x) above (it being agreed that the Guarantors' obligations are primary and shall be enforceable against each Guarantor and its respective successors and assigns without the necessity for any suit or proceeding of any kind or nature whatsoever brought by the Administrative Agent or any of the Banks against the defaulting Borrower).

            SECTION 6.3. Guarantors Event of Default. A "Guarantor Event of Default" shall have occurred if one or more of the following events shall have occurred and be continuing:

            (a) any Guarantor shall fail to pay any amounts due under the terms and conditions of the Guaranty;

            (b) any Guarantor shall fail to observe or perform any covenant contained in Section 5.8, Section 5.9, Section 5.10, Section 5.11(a), (b), (c) or (e), Section 5.12 or Section 5.13 applicable to such Guarantor;

            (c) any Guarantor shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a), (b), (f), (g), (j), (l), (o) and (s) of this Section 6.3) applicable to such Guarantor or for 30 days after written notice thereof has been given to such Guarantor by the Administrative Agent; or if such default is of such a nature that it cannot with reasonable effort be completely remedied within said period of thirty (30) days such additional period of time as may be reasonably necessary to cure same, provided such Guarantor commences such cure within said thirty (30) day period and diligently prosecutes same, until completion, but in no event shall such extended period exceed ninety (90) days;

            (d) any representation, warranty, certification or statement made by any Guarantor in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made) and, with respect to such representations, warranties, certifications or statements not known by such Guarantor at the time made or deemed made to be incorrect, the defect causing such representation or warranty to be incorrect when made (or deemed made) is not removed within

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thirty (30) days after written notice thereof from Administrative Agent to such
Guarantor;

            (e) any Guarantor or any Subsidiary or any Investment Affiliate of any Guarantor shall default in the payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) of any amount owing in respect of any Recourse Debt (other than the Obligations) for which the aggregate outstanding principal amounts exceed Twenty-Five Million Dollars (US$25,000,000) (or its equivalent in alternate currency) and such default shall continue beyond the giving of any required notice and the expiration of any applicable grace period and such default has not been waived, in writing, by the holder of any such Debt; or any Guarantor or any Subsidiary or any Investment Affiliate of any Guarantor shall default in the performance or observance of any obligation or condition with respect to any such Recourse Debt or any other event shall occur or condition exist beyond the giving of any required notice and the expiration of any applicable grace period, if the effect of such default, event or condition is to accelerate the maturity of any such indebtedness or to permit (without any further requirement of notice or lapse of time) the holder or holders thereof, or any trustee or agent for such holders, to accelerate the maturity of any such indebtedness;

            (f) any Guarantor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, including under Japanese law, any corporate action or proceedings are undertaken relating to bankruptcy (hasan), civil rehabilitation (minjisaisei tetsuzuki kaishi), commencement of corporate reorganization proceedings (kaisha kosei tetsuzuki), commencement of company arrangement (kaisha seiri) or commencement of special liquidation (tokubetsu seisan); and except for any such action taken for the purposes of a reconstruction or amalgamation whilst solvent on terms previously approved by the Administrative Agent or for the appointment of a liquidator, receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of any or all of its revenues and assets or seeking the appointment of a trustee, receiver, liquidate, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action to authorize any of the foregoing;.

            (g) an involuntary case or other proceeding shall be commenced against any Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect (including the Japanese laws set forth in Section 6.3(f) above) or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other

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proceeding shall remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against any Guarantor under the federal or national bankruptcy laws as now or hereafter in effect;

            (h) any Guarantor or any Subsidiary of any Guarantor shall default
(x) in the payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) of any amount owing in respect of any Non-Recourse Indebtedness beyond the giving of any required notice and the expiration of any applicable grace period and such default has not been waived, in writing, by the holder of any such Indebtedness, with respect to which the principal amounts of any such Indebtedness, in the aggregate, exceed One Hundred Million Dollars (US$100,000,000) (or its equivalent in alternate currency), or
(y) in the performance or observance of any obligation or condition with respect to any such Non-Recourse Indebtedness or any other event shall occur or condition exist beyond the giving of any required notice and the expiration of any applicable grace period, if, in the case of (x) or (y), the effect of such default, event or condition is to accelerate the maturity of any such indebtedness or to permit (without any further requirement of notice or lapse of time) the holder or holders thereof, or any trustee or agent for such holders, to accelerate the maturity of any such indebtedness and such holder or holders in fact accelerate the maturity of any such indebtedness;

            (i) one or more final, non-appealable judgments or decrees in an aggregate amount of Ten Million Dollars (US$10,000,000) or more shall be entered by a court or courts of competent jurisdiction against any Guarantor to the extent of any recourse to such Guarantor or any Guarantors' Consolidated Subsidiaries (other than any judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing) and (i) any such judgments or decrees shall not be stayed, discharged, paid, bonded or vacated within thirty (30) days or (ii) enforcement proceedings shall be commenced by any creditor on any such judgments or decrees;

            (j) there shall be a change in the majority of the Board of Directors of AMB Corporation during any twelve (12) month period, excluding any change in directors resulting from (x) the death or disability of any director, or (y) satisfaction of any requirement for the majority of the members of the board of directors or trustees of AMB Corporation to qualify under applicable law as independent directors or (z) the replacement of any director who is an officer or employee of AMB Corporation or an affiliate of AMB Corporation with any other officer or employee of AMB Corporation or an affiliate of AMB Corporation;

            (k) any Person (including affiliates of such Person) or "group" (as such term is defined in applicable federal securities laws and regulations) shall acquire more than thirty percent (30%) of the common shares of AMB Corporation;

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            (l) AMB Corporation shall cease at any time to qualify as a real estate investment trust under the Code;

            (m) if any Termination Event with respect to a Plan, Multiemployer Plan or Benefit Arrangement shall occur as a result of which Termination Event or Events any member of the ERISA Group has incurred or may incur any liability to the PBGC or any other Person and the sum (determined as of the date of occurrence of such Termination Event) of the insufficiency of such Plan, Multiemployer Plan or Benefit Arrangement and the insufficiency of any and all other Plans, Multiemployer Plans and Benefit Arrangements with respect to which such a Termination Event shall occur and be continuing (or, in the case of a Multiple Employer Plan with respect to which a Termination Event described in clause (ii) of the definition of Termination Event shall occur and be continuing and in the case of a liability with respect to a Termination Event which is or could be a liability of a Guarantor rather than a liability of the Plan, the liability of a Guarantor) is equal to or greater than US$10,000,000 and which the Administrative Agent reasonably determines will have a Material Adverse Effect;

            (n) if, any member of the ERISA Group shall commit a failure described in Section 302(f)(1) of ERISA or Section 412(n)(1) of the Code and the amount of the lien determined under Section 302(f)(3) of ERISA or Section 412(n)(3) of the Code that could reasonably be expected to be imposed on any member of the ERISA Group or their assets in respect of such failure shall be equal to or greater than US$10,000,000 and which the Administrative Agent reasonably determines will have a Material Adverse Effect;

            (o) at any time, for any reason, any Guarantor seeks to repudiate its obligations under the Guaranty;

            (p) a default by any Guarantor beyond any applicable notice or grace period under this Agreement or any of the other Loan Documents to which such Guarantor is a party;

            (q) any assets of any Guarantor shall constitute "assets" (within the meaning of ERISA or Section 4975 of the Code, including but not limited to 29 C.F.R. Section 2510.3-101 or any successor regulation thereto) of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Code;

            (r) any of the Notes, the Loan, the Obligations, the Guaranty or any of the Loan Documents or the exercise of any of the Administrative Agent's or any of the Bank's rights in connection therewith shall constitute a prohibited transaction under ERISA and/or the Code; or

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            (s) if (i) any Insolvency Event shall have occurred with respect to any Borrower, (ii) the Administrative Agent or any Bank shall be required by any applicable governmental authority to set up reserves as a result of such Insolvency Event and (iii) the Guarantors shall fail to either cure such Insolvency Event or pay in full all outstanding Loans made to such Borrower within thirty (30) days of the date the Administrative Agent or any Bank shall be required to set up such reserves.

            SECTION 6.4. Rights and Remedies. Upon the occurrence of any Guarantor Event of Default described in Sections 6.1(f), (g), (o), (q) or (r), the Commitments shall immediately terminate and the unpaid principal amount of, and any and all accrued interest on, the Loans and any and all accrued fees and other Obligations hereunder shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Credit Parties; and upon the occurrence and during the continuance of any other Guarantor Event of Default, the Administrative Agent, following consultation with the Banks, may (and upon the demand of the Required Banks shall), by written notice to the Credit Parties, in addition to the exercise of all of the rights and remedies permitted the Administrative Agent and the Banks at law or equity or under any of the other Loan Documents, declare that the Commitments are terminated and declare the unpaid principal amount of and any and all accrued and unpaid interest on the Loans and any and all accrued fees and other Obligations hereunder to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and (except as otherwise provided in the Loan Documents) without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Credit Parties.

            SECTION 6.5. Enforcement of Rights and Remedies. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, the Administrative Agent and the Banks each agree that any exercise or enforcement of the rights and remedies granted to the Administrative Agent or the Banks under this Agreement or at law or in equity with respect to this Agreement or any other Loan Documents shall be commenced and maintained by the Administrative Agent on behalf of the Administrative Agent and/or the Banks. The Administrative Agent shall act at the direction of the Required Banks in connection with the exercise of any and all remedies at law, in equity or under any of the Loan Documents or, if the Required Banks are unable to reach agreement, then, from and after an Event of Default, the Administrative Agent may pursue such rights and remedies as it may determine.

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            SECTION 6.6. Notice of Default. The Administrative Agent shall give notice to the Credit Parties of a Default promptly upon being requested to do so by the Required Banks and shall thereupon notify all the Banks thereof. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default (other than nonpayment of principal of or interest on the Loans) unless Administrative Agent has received notice in writing from a Bank, a Borrower or a Guarantor referring to this Agreement or the other Loan Documents, describing such event or condition. Should Administrative Agent receive notice of the occurrence of a Default or Event of Default expressly stating that such notice is a notice of a Default or Event of Default, or should Administrative Agent send any Borrower or Guarantors a notice of Default or Event of Default, Administrative Agent shall promptly give notice thereof to each Bank.

            SECTION 6.7. Actions in Respect of Letters of Credit. (a) If, at any time and from time to time, any Letter of Credit shall have been issued hereunder (regardless of on whose behalf it shall have been issued) and a Guarantor Event of Default shall have occurred and be continuing, then, upon the occurrence and during the continuation thereof, the Administrative Agent, after consultation with the Banks, may, and upon the demand of the Required Banks shall, whether in addition to the taking by the Administrative Agent of any of the actions described in this Article or otherwise, make a demand upon each Borrower for whom a Letter of Credit was issued, and forthwith upon such demand (but in any event within ten (10) days after such demand), each such Borrower shall pay to the Administrative Agent, on behalf of the Banks, in same day funds at the Administrative Agent's office designated in such demand, for deposit in a special cash collateral account (the "Letter of Credit Collateral Account") to be maintained in the name of the Administrative Agent (on behalf of the Banks) and under its sole dominion and control at such place as shall be designated by the Administrative Agent, an amount equal to the amount of the Letter of Credit Usage under the Letters of Credit issued for the account of such Borrower. If, at any time and from time to time, any Letter of Credit shall have been issued hereunder for the account of any Borrower and a Borrower Event of Default shall have occurred and be continuing with respect to such Borrower, then, upon the occurrence and during the continuation thereof, the Administrative Agent, after consultation with the Banks, may, and upon the demand of the Required Banks shall, whether in addition to the taking by the Administrative Agent of any of the actions described in this Article or otherwise, make a demand upon such defaulting Borrower for whom a Letter of Credit was issued, and forthwith upon such demand (but in any event within ten (10) days after such demand), such defaulting Borrower shall pay to the Administrative Agent, on behalf of the Banks, in same day funds at the Administrative Agent's office designated in such demand, for deposit in the Letter of Credit Collateral Account, an amount equal to the amount of the Letter of Credit Usage under such Letters of Credit issued for the account of such defaulting Borrower. Interest shall accrue on the Letter of Credit Collateral Account at a rate equal to the Prime Rate.

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            (b) Each Borrower hereby pledges, assigns and grants to the
Administrative Agent, as administrative agent for its benefit and the ratable benefit of the Banks a lien on and a security interest in, the following collateral (the "Letter of Credit Collateral"):

                  (i) the Letter of Credit Collateral Account, all cash of such Borrower deposited therein and all certificates and instruments, if any, from time to time representing or evidencing the Letter of Credit Collateral Account;

                  (ii) all notes, certificates of deposit and other instruments from time to time hereafter delivered to or otherwise possessed by the Administrative Agent for or on behalf of such Borrower in substitution for or in respect of any or all of the then existing Letter of Credit Collateral of such Borrower;

                  (iii) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Letter of Credit Collateral of such Borrower; and

                  (iv) to the extent not covered by the above clauses, all proceeds of any or all of the foregoing Letter of Credit Collateral.

The lien and security interest granted hereby secures the payment of all obligations of such Borrower now or hereafter existing hereunder and under any other Loan Document.

            (c) Each Borrower hereby authorizes the Administrative Agent for the ratable benefit of the Banks to apply, from time to time after funds of such Borrower are deposited in the Letter of Credit Collateral Account, funds of such Borrower then held in the Letter of Credit Collateral Account to the payment of any amounts, in such order as the Administrative Agent may elect, as shall have become due and payable by such Borrower to the Banks in respect of the Letters of Credit issued for the account of such Borrower.

            (d) Neither a Borrower nor any Person claiming or acting on behalf of or through such Borrower shall have any right to withdraw any of the funds held in the Letter of Credit Collateral Account, except as provided in Section 6.7(h) hereof.

            (e) Each Borrower agrees that it will not (i) sell or otherwise dispose of any interest in the Letter of Credit Collateral of such Borrower or
(ii) create or permit to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Letter of Credit Collateral of such Borrower, except for the security interest created by this Section 6.7.

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            (f) If any Event of Default shall have occurred and be continuing:

                  (i) With respect to any Guarantor Event of Default, the Administrative Agent may, in its sole discretion, without notice to the Credit Parties except as required by law and at any time from time to time, charge, set off or otherwise apply all or any part of the Letter of Credit Collateral of any Borrower first, (x) amounts previously drawn on any Letter of Credit issued for the account of such Borrower that have not been reimbursed by the applicable Borrower and (y) any Letter of Credit Usage of such Borrower described in clause
(ii) of the definition thereof that are then due and payable and second, any other unpaid Obligations then due and payable, in such order as the Administrative Agent shall elect. With respect to any Borrower Event of Default relating to any Borrower, the Administrative Agent may, in its sole discretion, without notice to the Credit Parties except as required by law and at any time from time to time, charge, set off or otherwise apply all or any part of the Letter of Credit Collateral of such Borrower first, (x) amounts previously drawn on any Letter of Credit issued for the account of such Borrower that have not been reimbursed by such Borrower and (y) any Letter of Credit Usage of such Borrower described in clause (ii) of the definition thereof that are then due and payable from such Borrower and second, any other unpaid Obligations of such Borrower then due and payable, in such order as the Administrative Agent shall elect. The rights of the Administrative Agent under this Section 6.7 are in addition to any rights and remedies which any Bank may have.

                  (ii) The Administrative Agent may also exercise, in its sole discretion, in respect of the Letter of Credit Collateral Account, in addition to the other rights and remedies provided herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of New York at that time.

            (g) The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Letter of Credit Collateral if the Letter of Credit Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, it being understood that, assuming such treatment, the Administrative Agent shall not have any responsibility or liability with respect thereto.

            (h) At such time as all Events of Default have been cured or waived in writing, all amounts of any Borrower remaining in the Letter of Credit Collateral Account shall be promptly returned to such Borrower. Absent such cure or written waiver, any surplus of the funds of any Borrower held in the Letter of Credit Collateral Account and remaining after payment in full of all of the Obligations of such Borrower hereunder and under any other Loan Document after the Maturity Date shall be paid to such Borrower or to whomsoever may be lawfully entitled to receive such surplus.

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            SECTION 6.8. Distribution of Proceeds after Default. Notwithstanding anything contained herein to the contrary but subject to the provisions of
Section 9.16 hereof , from and after an Event of Default, to the extent proceeds are received by Administrative Agent, such proceeds will be distributed to the Banks pro rata in accordance with the unpaid principal amount of the Loans (giving effect to any participations granted therein pursuant to Section 2.3 and Section 9.4).

                                   ARTICLE VII

                            THE ADMINISTRATIVE AGENT

            SECTION 7.1. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. Except as set forth in Sections 7.8 and 7.9 hereof, the provisions of this
Article VII are solely for the benefit of Administrative Agent and the Banks, and no Credit Party shall have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, Administrative Agent shall each act solely as an agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Credit Parties.

            SECTION 7.2. Agency and Affiliates. Sumitomo Mitsui Banking Corporation has the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent and Sumitomo Mitsui Banking Corporation and each of its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Credit Parties or any Subsidiary or affiliate of the Credit Parties as if it were not the Administrative Agent hereunder, and the term "Bank" and "Banks" shall include Sumitomo Mitsui Banking Corporation in its individual capacity.

            SECTION 7.3. Action by Administrative Agent. The obligations of the Administrative Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided in Article VI. The duties of Administrative Agent shall be administrative in nature. Subject to the provisions of Sections 7.1, 7.5 and 7.6, Administrative Agent shall administer the Loans in the same manner as it administers its own loans.

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            SECTION 7.4. Consultation with Experts. As between Administrative
Agent on the one hand and the Banks on the other hand, the Administrative Agent may consult with legal counsel (who may be counsel for the Credit Parties), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

            SECTION 7.5. Liability of Administrative Agent. As between Administrative Agent on the one hand and the Banks on the other hand, neither the Administrative Agent nor any of its affiliates nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. As between Administrative Agent on the one hand and the Banks on the other hand, neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Credit Parties; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to Administrative Agent, or (iv) the validity, effectiveness or genuineness of this Agreement, the other Loan Documents or any other instrument or writing furnished in connection herewith. As between Administrative Agent on the one hand and the Banks on the other hand, Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

            SECTION 7.6. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Administrative Agent and its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Credit Parties) against any cost, expense (including, without limitation, counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitee's gross negligence or willful misconduct) that such indemnitee may suffer or incur in connection with its duties as Administrative Agent under this Agreement, the other Loan Documents or any action taken or omitted by such indemnitee hereunder. In the event that Administrative Agent shall, subsequent to its receipt of indemnification payment(s) from Banks in accordance with this section, recoup any amount from any Credit Party, or any other party liable therefor in connection with such indemnification, Administrative Agent shall reimburse the Banks which previously made the payment(s) pro rata, based upon the actual amounts which were theretofore paid by each Bank. Administrative Agent shall reimburse such Banks so entitled to reimbursement within two (2) Business Days of its receipt of such funds from such Credit Party or such other party liable therefor.

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            SECTION 7.7. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

            SECTION 7.8. Successor Agent. The Administrative Agent may resign at any time by giving notice thereof to the Banks and the Credit Parties and the Administrative Agent, shall resign in the event its Commitment (without participants) is reduced to less than the Commitment of any other Bank. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Administrative Agent which successor Administrative Agent shall be subject to Fronting Bank's approval and, provided no Guarantor Event of Default has occurred and is then continuing, be subject to AMB LP's approval, which approval (in both cases) shall not be unreasonably withheld or delayed. If no successor Administrative Agent shall have been so appointed by the Majority Banks and approved by AMB LP and the Fronting Bank, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be the Administrative Agent who shall act until the Majority Banks shall appoint an Administrative Agent. Any appointment of a successor Administrative Agent by Majority Banks or the retiring Administrative Agent pursuant to the preceding sentence shall be subject to the approval of the Fronting Bank approval and, provided no Guarantor Event of Default has occurred and is then continuing, AMB LP's approval, which approval (in either case) shall not be unreasonably withheld or delayed. Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent. For gross negligence or willful misconduct, as determined by all the Banks (excluding for such determination Administrative Agent in its capacity as a Bank), Administrative Agent may be removed at any time by giving at least thirty (30) Business Days' prior written notice to Administrative Agent and Borrower. Such resignation or removal shall take effect upon the acceptance of appointment by a successor Administrative Agent in accordance with the provisions of this Section 7.8.

            SECTION 7.9. Consents and Approvals. All communications from Administrative Agent to the Banks requesting the Banks' determination, consent,

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approval or disapproval (i) shall be given in the form of a written notice to each Bank, (ii) shall be accompanied by a description of the matter or item as to which such determination, approval, consent or disapproval is requested, or shall advise each Bank where such matter or item may be inspected, or shall otherwise describe the matter or issue to be resolved, (iii) shall include, if reasonably requested by a Bank and to the extent not previously provided to such Bank, written materials and a summary of all oral information provided to Administrative Agent by a Borrower or any Guarantor in respect of the matter or issue to be resolved and (iv) shall include Administrative Agent's recommended course of action or determination in respect thereof ). Each Bank shall reply promptly, but in any event within ten (10) Business Days after receipt of the request therefor from Administrative Agent (the "Bank Reply Period"). Unless a Bank shall give written notice to Administrative Agent that it objects to the recommendation or determination of Administrative Agent (together with a written explanation of the reasons behind such objection) within the Bank Reply Period, such Bank shall be deemed to have approved of or consented to such recommendation or determination. With respect to decisions requiring the approval of the Required Banks, Majority Banks or all the Banks, Administrative Agent shall submit its recommendation or determination for approval of or consent to such recommendation or determination to all Banks and upon receiving the required approval or consent (or deemed approval or consent, as the case may be) shall follow the course of action or determination of the Required Banks, Majority Banks or all the Banks (and each non-responding Bank shall be deemed to have concurred with such recommended course of action), as the case may be.

            SECTION 7.10. Cooperation with Asset Liquidation Plan Amendments. TMK Qualified Borrowers may be required from time to time to amend their respective Asset Liquidation Plans as a result of (i) certain of their respective actions taken in accordance with this Agreement or (ii) their status as Qualified Borrowers under this Agreement. The Administrative Agent and each of the Banks acknowledges the foregoing and hereby consents to any and all amendments to each TMK Qualified Borrower's Asset Liquidation Plan which is required as a result of (i) each TMK's respective actions taken in accordance with this Agreement or (ii) their status as a Qualified Borrower under this Agreement except to the extent any such amendment materially adversely affects the rights and/or remedies of any such Bank hereunder. The Administrative Agent and each of the Banks shall reasonably cooperate with any TMK Qualified Borrower, at such TMK Qualified Borrower's sole cost and expense, in amending its Asset Liquidation Plan and timely provide any TMK Qualified Borrower with such executed consents, acknowledgments of notice or other documents as such TMK Qualified Borrower may reasonably request or as may be required by the applicable Japanese governmental authorities to so amend its Asset Liquidation Plan. In furtherance of the forgoing, each Bank shall execute and deliver to the Administrative Agent on the Closing Date twelve (12) originals of the "Prior Consent Concerning Amendment to Asset Liquidation Plan" in the form of Exhibit F (the "Consents"), and the Banks hereby authorize the Administrative Agent to complete one or more of such Consents and deliver the same in the event any

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TMK Qualified Borrower seeks to amend its Asset Liquidation Plan in accordance with this Section 7.10. Upon the request of the Administrative Agent during the Term, each Bank shall promptly execute and deliver such additional Consents as may be necessary for the purposes set forth in this Section 7.10.

                                  ARTICLE VIII

                             CHANGE IN CIRCUMSTANCES

            SECTION 8.1. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any TIBOR Borrowing, the Administrative Agent determines in good faith that deposits in Yen (in the applicable amounts) are not being offered in the relevant market for such Interest Period, the Administrative Agent shall forthwith give notice thereof to AMB LP and the Banks, whereupon until the Administrative Agent notifies AMB LP and the Banks that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make TIBOR Loans shall be suspended. In such event, unless the applicable Borrower notifies the Administrative Agent on or before the second (2nd) Business Day before, but excluding, the date of any TIBOR Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

            SECTION 8.2. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) made after the Closing Date of any such authority, central bank or comparable agency shall make it unlawful for any Bank (or its Lending Office) (x) to make, maintain or fund its TIBOR Loans, or (y) to participate in any Letter of Credit issued by the Fronting Bank, or, with respect to the Fronting Bank, to issue a Letter of Credit, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Credit Parties, whereupon until such Bank notifies the Credit Parties and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank in the case of the event described in clause (x) above to make TIBOR Loans, or in the case of the event described in clause (y) above, to participate in any Letter of Credit issued by the Fronting Bank or, with respect to the Fronting Bank, to issue any Letter of Credit, shall be suspended. With respect to TIBOR Loans, before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such

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Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding TIBOR Loans to maturity and shall so specify in such notice, the applicable Borrower shall be deemed to have delivered a Notice of Interest Rate Election and such TIBOR Loan shall be converted as of such date to a Base Rate Loan (without payment of any amounts that such Borrower would otherwise be obligated to pay pursuant to Section 2.15 hereof with respect to Loans converted pursuant to this Section 8.2) in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related TIBOR Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

            If at any time, it shall be unlawful for any Bank to make, maintain or fund its TIBOR Loans, AMB LP shall have the right, upon five (5) Business Day's notice to the Administrative Agent, to either (x) cause a bank, reasonably acceptable to the Administrative Agent, to offer to purchase the Commitments of such Bank for an amount equal to such Bank's outstanding Loans, together with accrued and unpaid interest thereon, and to become a Bank hereunder, or obtain the agreement of one or more existing Banks to offer to purchase the Commitments of such Bank for such amount, which offer such Bank is hereby required to accept, or (y) to repay in full all Loans then outstanding of such Bank, together with interest due thereon and any and all fees due hereunder, upon which event, such Bank's Commitments shall be deemed to be canceled pursuant to
Section 2.11(c).

            SECTION 8.3. Increased Cost and Reduced Return.

            (a) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) made at the Closing Date of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Japanese Central Bank), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office) or shall impose on any Bank (or its Lending Office) or on the interbank market any other condition materially more burdensome in nature, extent or consequence than those in existence as of the Loan Effective Date affecting such Bank's TIBOR Loans, its Note, or its obligation to make TIBOR Loans, and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any TIBOR Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Note with respect to such TIBOR Loans, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), each Borrower shall pay to such Bank such additional amount or amounts attributable to the TIBOR Loans made

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to such Borrower (based upon a reasonable allocation thereof by such Bank to the
TIBOR Loans made by such Bank hereunder) as will compensate such Bank for such increased cost or reduction to the extent such Bank generally imposes such additional amounts on other borrowers of such Bank in similar circumstances.

            (b) If any Bank shall have reasonably determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) made after the Closing Date of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount reasonably deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), each Borrower shall pay to such Bank such additional amount or amounts attributable to the TIBOR Loans made to such Borrower as will compensate such Bank (or its Parent) for such reduction to the extent such Bank generally imposes such additional amounts on other borrowers of such Bank in similar circumstances.

            (c) Each Bank will promptly notify AMB LP and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall fail to notify AMB LP of any such event within ninety (90) days following the end of the month during which such event occurred, then the applicable Borrower's and Guarantor's liability for any amounts described in this Section incurred by such Bank as a result of such event shall be limited to those attributable to the period occurring subsequent to the ninetieth (90th) day prior to, but excluding, the date upon which such Bank actually notified AMB LP of the occurrence of such event. A certificate of any Bank claiming compensation under this Section and setting forth a reasonably detailed calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of demonstrable error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

            (d) If at any time, any Bank shall be owed amounts pursuant to this
Section 8.3, AMB LP shall have the right, upon five (5) Business Day's notice to the Administrative Agent to either (x) cause a bank, reasonably acceptable to the Administrative Agent, to offer to purchase the Commitments of such Bank for an

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amount equal to such Bank's outstanding Loans, and to become a Bank hereunder, or to obtain the agreement of one or more existing Banks to offer to purchase the Commitments of such Bank for such amount, which offer such Bank is hereby required to accept, or (y) to repay in full all Loans then outstanding of such Bank, together with interest and all other amounts due thereon, upon which event, such Bank's Commitment shall be deemed to be canceled pursuant to Section 2.11(c).

            SECTION 8.4. Taxes.

            (a) Any and all payments by a Credit Party to or for the account of any Bank or the Administrative Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise or similar taxes imposed on it, by the jurisdiction of such Bank's Lending Office or any political subdivision thereof or by any other jurisdiction (or any political subdivision thereof) as a result of a present or former connection between such Bank or Administrative Agent and such other jurisdiction or by the United States (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Non-Excluded Taxes"). If a Credit Party shall be required by law to deduct any Non-Excluded Taxes from or in respect of any sum payable hereunder or under any Note or Letter of Credit, (i) the sum payable shall be increased as necessary so that after making all required deductions (including, without limitation, deductions applicable to additional sums payable under this Section 8.4) such Bank, the Fronting Bank or the Administrative Agent (as the case may
be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Credit Party shall make such deductions, (iii) the Credit Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Credit Party shall furnish to the Administrative Agent, at its address referred to in Section 9.1, the original or a certified copy of a receipt evidencing payment thereof.

            (b) In addition, each Borrower agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made hereunder or under any Note made by such Borrower, any Security Documents of such Borrower or any Letter of Credit issued for the account of such Borrower or from the execution or delivery of, or otherwise with respect to, this Agreement, any Note made by such Borrower, any Security Documents of such Borrower or any Letter of Credit issued for the account of such Borrower (hereinafter referred to as "Other Taxes").

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            (c) In the event that Non-Excluded Taxes not imposed on the Closing
Date are imposed, or Non-Excluded Taxes imposed on the Closing Date increase, the applicable Bank shall notify the Administrative Agent and the Credit Parties of such event in writing within a reasonable period following receipt of knowledge thereof. If such Bank shall fail to notify the Credit Parties of any such event within ninety (90) days following the end of the month during which such event occurred, then such Credit Partys' liability for such additional Non-Excluded Taxes incurred by such Bank as a result of such event (including payment of a make-whole amount under Section 8.4(a)(i)) shall be limited to those attributable to the period occurring subsequent to the ninetieth (90th) day prior to, but excluding, the date upon which such Bank actually notified the Credit Parties of the occurrence of such event.

            (d) Each Borrower agrees to indemnify each Bank, the Fronting Bank and the Administrative Agent for the full amount of Non-Excluded Taxes or Other Taxes for which such Borrower is liable under this Section 8.4 (including, without limitation, any Non-Excluded Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.4) paid by such Bank, the Fronting Bank or the Administrative Agent (as the case may be) and, so long as such Bank, the Fronting Bank or Administrative Agent has promptly paid any such Non-Excluded Taxes or Other Taxes, any liability for penalties and interest arising therefrom or with respect thereto. This indemnification shall be made within 15 days from the date such Bank, the Fronting Bank or the Administrative Agent (as the case may be) makes demand therefor.

            (e) Each Bank confirms to the Administrative Agent and to each Credit Party (on the date hereof or, in the case of a Bank which becomes a party hereto pursuant to a transfer or assignment, on the date on which the relevant transfer or assignment becomes effective) that it is Qualified Institutional Investor and each Bank shall promptly notify the Administrative Agent and each Credit Party if there is any change in its status as a Qualified Institutional Investor.

            (f) Each Bank will promptly on request by any Borrower incorporated under the laws of Japan or borrowing through its registered branch in Japan take all reasonable steps (if any) required to be taken to establish entitlement to exemption for such Borrower from withholding under any applicable Japanese laws and any applicable double tax treaty, including satisfying any reasonable information, reporting or other requirement and completion and filing of relevant forms, claims, declarations and similar documents and shall provide such Borrower with copies of all forms, claims, declarations and similar documents filed for such purpose.

            (g) Each Bank which is established under the laws of a jurisdiction other than Japan and which is acting hereunder through a Lending Office in Japan agrees that it shall, if necessary, from time to time obtain from the relevant tax

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authorities a certificate certifying that such payment constitutes domestic source income (as provided for in Article 180 of the Income Tax Law (Law No. 33,
1965)) and deliver such certificate to each Borrower as required by Article 180, unless prevented from so doing as a result of the introduction of, or any change in, or any change in the interpretation or the application of, any law or regulation or as a result of compliance with any law or regulation made after the date of this Agreement. Upon reasonable demand by any Credit Party to the Administrative Agent or any Bank, the Administrative Agent or Bank, as the case may be, shall deliver to the Credit Party, or to such government or taxing authority as the Credit Party may reasonably direct, any form or document that may be required or reasonably re quested in writing in order to allow the Credit Party to make a payment to or for the account of such Bank or the Administrative Agent hereunder or under any other Loan Document without any deduction or withholding for or on account of any Non- Excluded Taxes or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to the Credit Party making such demand and to be executed and to be delivered with any reasonably required certification.

            (h) For any period with respect to which a Bank has failed to provide any Borrower with the appropriate form pursuant to Section 8.4(g) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.4(d) with respect to Non-Excluded Taxes; provided, however, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Non-Excluded Taxes because of its failure to deliver a form required hereunder, such Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes so long as such Borrower shall incur no cost or liability as a result thereof.

            (i) If any Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.4, then such Bank will change the jurisdiction of its Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

            (j) If at any time, any Bank shall be owed amounts pursuant to this
Section 8.4, AMB LP shall have the right, upon five (5) Business Day's notice to the Administrative Agent to either (x) cause a bank, reasonably acceptable to the Administrative Agent, to offer to purchase the Commitments of such Bank for an amount equal to such Bank's outstanding Loans, and to become a Bank hereunder, or to obtain the agreement of one or more existing Banks to offer to purchase the Commitments of such Bank for such amount, which offer such Bank is hereby required to accept, or (y) to repay in full all Loans then outstanding of such Bank,

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together with interest and all other amounts due thereon, upon which event, such
Bank's Commitment shall be deemed to be canceled pursuant to Section 2.11(c).

            SECTION 8.5. Base Rate Loans Substituted for Affected TIBOR Loans. If (i) the obligation of any Bank to make TIBOR Loans has been suspended pursuant to Section 8.2 or (ii) any Bank has demanded compensation under Section
8.3 or 8.4 with respect to its TIBOR Loans and any Borrower shall, by at least five Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies such Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

            (a) such Borrower shall be deemed to have delivered a Notice of Interest Rate Election with respect to such affected TIBOR Loans and thereafter all Loans which would otherwise be made by such Bank to such Borrower as TIBOR Loans shall be made instead as Base Rate Loans; and

            (b) after each of its TIBOR Loans has been repaid, all payments of principal which would otherwise be applied to repay such TIBOR Loans shall be applied to repay its Base Rate Loans instead, and

            (c) such Borrower will not be required to make any payment which would otherwise be required by Section 2.15 with respect to such TIBOR Loans converted to Base Rate Loans pursuant to clause (a) above.

                                   ARTICLE IX

                                  MISCELLANEOUS

            SECTION 9.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission followed by telephonic confirmation or similar writing) and shall be given to such party: (x) in the case of each of the Credit Parties, to AMB LP at its address, telex number or facsimile number set forth on Exhibit G attached hereto, (y) in the case of the Administrative Agent, at its address, telex number or facsimile number set forth on Exhibit G attached hereto, or (z) in the case of any Bank, at its address, telex number or facsimile number set forth in its Administrative Questionnaire. The Administrative Agent agrees to provide AMB LP with the address, telex number or facsimile number for each Bank. Each such notice, request or other communication shall be effective (i) if given by telex or facsimile transmission, when such telex or facsimile is transmitted to the telex number or facsimile number specified in this Section and the appropriate answerback or facsimile confirmation is received, (ii) if given by certified registered mail, return receipt requested, with first class postage prepaid, addressed as aforesaid, upon receipt or refusal to accept

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delivery, (iii) if given by a nationally recognized overnight carrier, 48 hours after such communication is deposited with such carrier with postage prepaid for next day delivery, or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article II or Article VIII shall not be effective until received.

            SECTION 9.2. No Waivers. No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            SECTION 9.3. Expenses; Indemnification.

            (a) The Guarantors and, in the case of clause (iii) below, each Credit Party (provided each Borrower shall only be liable for the enforcement costs incurred with respect to the Loan Documents to which such Borrower is a party, provided, further, the Guarantors shall be liable for all enforcement costs incurred with respect to all of the Loan Documents) shall pay within thirty (30) days after written notice from the Administrative Agent, (i) all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, reasonable fees and disbursements of special counsel Skadden, Arps, Slate, Meagher & Flom LLP ), in connection with the preparation of this Agreement, the Loan Documents and the documents and instruments referred to therein, and any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder, (ii) all reasonable fees and disbursements of special counsel in connection with the syndication of the Loans, and (iii) if an Event of Default occurs, all reasonable out- of-pocket expenses incurred by the Administrative Agent and each Bank, including, without limitation, fees and disbursements of counsel for the Administrative Agent and each of the Banks, in connection with the enforcement of the Loan Documents including, without limitation, the Notes and Security Documents and any other instruments referred to therein, and such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom; provided, however, that the attorneys' fees and disbursements for which any Credit Party is obligated under this subsection
(a)(iii) shall be limited to the reasonable non-duplicative fees and disbursements of (A) counsel for Administrative Agent and (B) counsel for all of the Banks as a group; and provided, further, that all other costs and expenses for which any Credit Party is obligated under this subsection (a)(iii) shall be limited to the reasonable non-duplicative costs and expenses of Administrative Agent. For purposes of this Section 9.3(a)(iii), (1) counsel for Administrative Agent shall mean a single outside law firm representing Administrative Agent and
(2) counsel for all of the Banks as a group shall mean a single outside law firm representing such Banks as a group (which law firm may or may not be the same law firm representing the Administrative Agent).

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            (b) Each Borrower agrees to indemnify the Administrative Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding that may at any time (including, without limitation, at any time following the payment of the Obligations) be asserted against any Indemnitee, as a result of, or arising out of, or in any way related to or by reason of, (i) any of the transactions contemplated by the Loan Documents or the execution, delivery or performance of any Loan Document, (ii) any violation by such Borrower or its Environmental Affiliates of any applicable Environmental Law, (iii) any Environmental Claim arising out of the management, use, control, ownership or operation of property or assets by such Borrower or any of its Environmental Affiliates, including, without limitation, all on-site and off-site activities of such Borrower or any of its Environmental Affiliate involving Materials of Environmental Concern, (iv) the breach of any environmental representation or warranty of such Borrower and/or any Guarantor set forth herein, but excluding those liabilities, losses, damages, costs and expenses (a) for which such Indemnitee has been compensated pursuant to the terms of this Agreement, (b) incurred solely by reason of the gross negligence, willful misconduct bad faith or fraud of any Indemnitee as finally determined by a court of competent jurisdiction, (c) arising from violations of Environmental Laws relating to a Property which are caused by the act or omission of such Indemnitee after such Indemnitee takes possession of such Property or (d) owing by such Indemnitee to any third party based upon contractual obligations of such Indemnitee owing to such third party which are not expressly set forth in the Loan Documents. In addition, the indemnification set forth in this Section 9.3(b) in favor of any director, officer, agent or employee of Administrative Agent or any Bank shall be solely in their respective capacities as such director, officer, agent or employee. Each Borrower's obligations under this Section shall survive the termination of this Agreement, the release of a Qualified Borrower pursuant to
Section 2.20 and the payment of the Obligations. Without limitation of the other provisions of this Section 9.3, each Borrower shall indemnify and hold each of the Administrative Agent and the Banks free and harmless from and against all loss, costs (including reasonable attorneys' fees and expenses), expenses, taxes, and damages (including consequential damages) that the Administrative Agent and the Banks may suffer or incur by reason of the investigation, defense and settlement of claims and in obtaining any prohibited transaction exemption under ERISA or the Code necessary in the Administrative Agent's reasonable judgment by reason of the inaccuracy of the representations and warranties of such Borrower and/or any Guarantor, or a breach by such Borrower and/or any Guarantor of the provisions, set forth in Section 4.1(f)(ii).

            SECTION 9.4. Sharing of Set-Offs. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of

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any such rights, upon the occurrence and during the continuance of any Event of
Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, but subject to the prior consent of the Administrative Agent, which consent shall not be unreasonably withheld, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of, any Credit Party against and on account of the Obligations of any Credit Party then due and payable to such Bank under this Agreement or under any of the other Loan Documents, including, without limitation, all interests in Obligations purchased by such Bank (provided, however, with respect to any Borrower Event of Default, each Bank shall have the right to exercise any or all of the foregoing rights only with respect to the defaulting Borrower and the Obligations of such defaulting Borrower). Each Bank agrees that if it shall by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it or Letter of Credit participated in by it or, in the case of the Fronting Bank, Letter of Credit issued by it, which is greater than the proportion received by any other Bank or Letter of Credit issued or participated in by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks or Letter of Credit issued or participated in by such other Bank shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have to any deposits not received in connection with the Loans and to apply the amount subject to such exercise to the payment of indebtedness of any Credit Party other than its indebtedness under the Notes, the Guaranty or the Letters of Credit. Each Credit Party agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note or a Letter of Credit, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Credit Party in the amount of such participation. Notwithstanding anything to the contrary contained herein, any Bank may, by separate agreement with a Credit Party, waive its right to set off contained herein or granted by law and any such written waiver shall be effective against such Bank under this Section 9.4.

            SECTION 9.5. Amendments and Waivers.

            (a) Except as provided below in Section 9.5(b), any provision of this Agreement or the Notes or the Letters of Credit or other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Credit Parties and the Majority Banks (and, if the rights or duties of the

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Administrative or the Fronting Bank in their capacity as Administrative Agent or the Fronting Bank, as applicable, are affected thereby, by the Administrative Agent or the Fronting Bank, as applicable); provided that (A) no amendment or waiver of the provisions of, or waiver of a default under, Article V (including, without limitation, any of the definitions of the defined terms used in Article
V or any change in the notice and cure periods, if any, described in Section 6.1 and Section 6.3 and applicable to defaults under Article V), other than the provisions of Section 5.8(h) requiring Majority Bank consent, shall be effective unless signed (or otherwise consented to) by the Credit Parties and the Required Banks and (B) no amendment or waiver with respect to this Agreement, the Notes, the Letters of Credit or any other Loan Documents shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any reduction or termination of any Commitment, (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (v) release the Guaranty or (vi) modify the provisions of this Section 9.5.

            (d) Notwithstanding the foregoing, in the event that the Guarantors or the Existing Credit Agreement Agent propose to modify, waive or restate the financial covenants, reporting requirements or non-monetary Events of Default (and related definitions) of the Existing Credit Agreement in writing (which may include a written waiver of an existing actual or potential Default or Event of Default that is intended to be eliminated by such modification, restatement or waiver) (individually, a "Covenant Modification"), simultaneously with the written submission of such proposal to the Existing Credit Agreement bank group (such proposal being the "Existing Credit Agreement Proposal"), Borrower and the Guarantors shall deliver a duplicative proposal for a Covenant Modification with respect to the Facility to the Administrative Agent and the Banks. Borrower shall pay the same percentage fees to the Administrative Agent and the Banks as the Guarantors shall pay to the Existing Credit Agreement Agent (or agents) and the lenders under the Existing Credit Agreement in connection with such modification, restatement or waiver. The decision whether to accept such Covenant Modification shall require the consent of the Required Banks hereunder unless such Covenant Modification is of the nature that would require the consent of all of the Banks; it being understood that even if the applicable Banks shall fail to consent to the Covenant Modification, the provisions of the Existing Credit Agreement, as so modified, restated or waived in writing by the "Required Banks" (as defined in the Existing Credit Agreement) thereunder (or if applicable, all of the lenders thereunder), shall control. Notwithstanding the foregoing, in no event shall Administrative Agent and the Banks be required to accept any Covenant Modification that modifies, amends or waives the Administrative Agent's rights under this Agreement with respect to the Banks as the "agent"

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under the Facility or subjects the Administrative Agent, as the "agent" under the Facility to any additional obligations to the Banks pursuant to this Agreement.

            SECTION 9.6. Successors and Assigns.

            (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Credit Parties may not assign or otherwise transfer any of their rights under this Agreement or the other Loan Documents without the prior written consent of all Banks and the Administrative Agent and a Bank may not assign or otherwise transfer any of its interest under this Agreement except as permitted in subsection (b) and (c) of this Section 9.6.

            (b) Prior to the occurrence of a Guarantor Event of Default, any Bank may at any time, grant to an existing Bank, one or more banks, finance companies, insurance companies or other financial institutions which are Qualified Institutional Investors (a "Participant") in minimum amounts of not less than JPY350,000,000 (or any lesser amount in the case of participations to an existing Bank) participating interests in its Commitment or any or all of its Loans. After the occurrence and during the continuance of a Guarantor Event of Default, any Bank may at any time grant to any Person in any amount (also a "Participant"), participating interests in its Commitment or any or all of its Loans. Any participation made during the continuation of a Guarantor Event of Default shall not be affected by the subsequent cure of such Guarantor Event of Default. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Credit Parties and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Credit Parties and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Credit Parties hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), (iii), (iv) or (v) of Section 9.5 without the consent of the Participant. The Credit Parties agree that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest.

            (c) Any Bank may at any time assign to a Qualified Institution (in each case, an "Assignee") (i) prior to the occurrence of a Guarantor Event of Default, in minimum amounts of not less than JPY350,000,000 and integral multiple of JPY1,000,000 thereafter (or any lesser amount in the case of assignments to an existing Bank) and (ii) after the occurrence and during the continuance of a Guarantor

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Event of Default, in any amount, all or a proportionate part of all, of its rights and obligations under this Agreement, the Notes and the other Loan Documents, and, in either case, such Assignee shall assume such rights and obligations, pursuant to a Transfer Supplement in substantially the form of Exhibit H hereto executed by such Assignee and such transferor Bank; provided, that if no Guarantor Event of Default shall have occurred and be continuing, such assignment shall be subject to the Administrative Agent's, the Fronting Bank's and AMB LP's consent, which consent shall not be unreasonably withheld or delayed; and provided further that if an Assignee is an affiliate of such transferor Bank or was a Bank immediately prior to such assignment, AMB LP's consent shall not be required. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and no further consent or action by any party shall be required and the transferor Bank shall be released from its obligations hereunder to a corresponding extent. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Administrative Agent and each Borrower shall make appropriate arrangements so that, if required and in accordance with
Section 2.6 hereof, a new Note is issued to the Assignee. In connection with any such assignment (other than an assignment by a Bank to an affiliate), the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of US$3,500. If the Assignee is established under the laws of a jurisdiction other than Japan and is acting hereunder through a Lending Office in Japan, it shall deliver to AMB LP and the Administrative Agent a certificate from the relevant tax authorities certifying that any and all payments by a Credit Party to or for the account of the Assignee constitutes domestic source income (as provided for in Article 180 of the Income Tax Law (Law No. 33, 1965)) in accordance with Section 8.4. Any assignment made during the continuation of a Guarantor Event of Default shall not be affected by any subsequent cure of such Guarantor Event of Default.

            (d) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.3 or 8.4 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with AMB LP's prior written consent or by reason of the provisions of Section 8.2, 8.3 or 8.4 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

            (e) No Assignee of any rights and obligations under this Agreement shall be permitted to further assign less than all of such rights and obligations. No participant in any rights and obligations under this Agreement shall be permitted to sell subparticipations of such rights and obligations.

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            (f) Anything in this Agreement to the contrary notwithstanding, so long as no Guarantor Event of Default shall have occurred and be continuing, no Bank shall be permitted to enter into an assignment of, or sell a participation interest in, its rights and obligations hereunder which would result in such Bank holding a Commitment without participants of less than JPY350,000,000 unless as a result of a cancellation or reduction of the aggregate Commitments (or in the case of the Administrative Agent, less than the Commitment of any other Bank); provided, however, that no Bank shall be prohibited from assigning its entire Commitment so long as such assignment is otherwise permitted under this Section 9.6.

            SECTION 9.7. Collateral. Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

            SECTION 9.8. Governing Law; Submission to Jurisdiction; Judgment Currency. (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUN DER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITH OUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

            (b) Any legal action or proceeding with respect to this Agreement or any other Loan Document and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each Credit Party hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. Each Credit Party irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the hand delivery, or mailing of copies thereof by registered or certified mail, postage prepaid, to the Credit Parties at its address set forth below or in the applicable Qualified Borrower Joinder Agreement. Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Administrative Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

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            (c) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so under applicable law, that the rate of exchange used shall be the spot rate at which in accordance with normal banking procedures the first currency could be purchased in New York City with such other currency by the person obtaining such judgment on the Business Day preceding that on which final judgment is given.

            (d) The parties agree, to the fullest extent that they may effectively do so under applicable law, that the obligations of the Credit Parties to make payments in any currency of the principal of and interest on the Loans of any Borrower and any other amounts due from each Credit Party hereunder to the Administrative Agent as provided herein (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with Section 9.8(c)), in any currency other than the relevant currency, except to the extent that such tender or recovery shall result in the actual receipt by the Administrative Agent at its relevant office on behalf of the Banks of the full amount of the relevant currency expressed to be payable in respect of the principal of and interest on the Loans and all other amounts due hereunder (it being assumed for purposes of this clause (i) that the Administrative Agent will convert any amount tendered or recovered into the relevant currency on the date of such tender or recovery), (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the relevant currency the amount, if any, by which such actual receipt shall fall short of the full amount of the relevant currency so expressed to be payable and (iii) shall not be affected by an unrelated judgment being obtained for any other sum due under this Agreement.

            SECTION 9.9. Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Administrative Agent and the Credit Parties of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

            SECTION 9.10. WAIVER OF JURY TRIAL. EACH CREDIT PARTY, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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            SECTION 9.11. Survival. All indemnities set forth herein shall survive the execution and delivery of this Agreement and the other Loan Documents and the making and repayment of the Loans hereunder.

            SECTION 9.12. Intentionally Deleted.

            SECTION 9.13. Limitation of Liability. No claim may be made by any Credit Party or any other Person acting by or through Borrower against the Administrative Agent or any Bank or the affiliates, directors, officers, employees, attorneys or agent of any of them for any punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or by the other Loan Documents, or any act, omission or event occurring in connection therewith; and Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

            SECTION 9.14. Recourse Obligation. This Agreement and the Obligations hereunder are fully recourse to the Credit Parties. Notwithstanding the foregoing, no recourse under or upon any obligation, covenant, or agreement contained in this Agreement shall be had against any officer, director, shareholder or employee of any Credit Party or any general partner of any Credit party (other than AMB Corporation as the General Partner of AMB LP), in each case except in the event of fraud or misappropriation of funds on the part of such officer, director, shareholder or employee or such general partner.

            SECTION 9.15. Confidentiality. The Administrative Agent and each Bank shall use reasonable efforts to assure that information about the Credit Parties and their Subsidiaries and Investment Affiliates, and the Properties thereof and their operations, affairs and financial condition, not generally disclosed to the public, which is furnished to Administrative Agent or any Bank pursuant to the provisions hereof or any other Loan Document is used only for the purposes of this Agreement and shall not be divulged to any Person other than the Administrative Agent, the Banks, and their affiliates and respective officers, directors, employees and agents who are actively and directly participating in the evaluation, administration or enforcement of the Loan and other transactions between such Bank and the Credit Parties, except: (a) to their attorneys and accountants, (b) in connection with the enforcement of the rights and exercise of any remedies of the Administrative Agent and the Banks hereunder and under the other Loan Documents, (c) in connection with assignments and participations and the solicitation of prospective assignees and participants referred to in Section 9.6 hereof, who have agreed in writing to be bound by a confidentiality agreement substantially equivalent to the terms of this Section 9.15, and (d) as may otherwise be required or requested by any regulatory authority having jurisdiction over the Administrative Agent or any Bank or by any applicable law, rule, regulation or judicial process (but only to the extent not in violation, conflict or inconsistent with the applicable regulatory requirement, request, summons

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

or subpoena); provided, however, that in the event a Bank receives a summons or subpoena to disclose confidential information to any party, such Bank shall, if legally permitted, endeavor to notify AMB LP thereof as soon as possible after receipt of such request, summons or subpoena and the Credit Parties shall be afforded an opportunity to seek protective orders, or such other confidential treatment of such disclosed information, as the Credit Parties and Administrative Agent may deem reasonable.

            SECTION 9.16. Bank's Failure to Fund.

            (a) If a Bank does not advance to Administrative Agent such Bank's Pro Rata Share of a Loan in accordance herewith, then neither Administrative Agent nor the other Banks shall be required or obligated to fund such Bank's Pro Rata Share of such Loan.

            (b) As used herein, the following terms shall have the meanings set forth below:

                  (i) "Defaulting Bank" shall mean any Bank which (x) does not advance to the Administrative Agent such Bank's Pro Rata Share of a Loan in accordance herewith for a period of five (5) Business Days after notice of such failure from Administrative Agent, (y) shall otherwise fail to perform such Bank's obligations under the Loan Documents (including, without limitation, the obligation to purchase participations pursuant to Section 2.3) for a period of five (5) Business Days after notice of such failure from Administrative Agent, or (z) shall fail to pay the Administrative Agent or any other Bank, as the case may be, upon demand, such Bank's Pro Rata Share of any costs, expenses or disbursements incurred or made by the Administrative Agent pursuant to the terms of the Loan Documents for a period of five (5) Business Days after notice of such failure from Administrative Agent, and in all cases, such failure is not as a result of a good faith dispute as to whether such advance is properly required to be made pursuant to the provisions of this Agreement, or as to whether such other performance or payment is properly required pursuant to the provisions of this Agreement.

                  (ii) "Junior Creditor" means any Defaulting Bank which has not
(x) fully cured each and every default on its part under the Loan Documents and
(y) unconditionally tendered to the Administrative Agent such Defaulting Bank's Pro Rata Share of all costs, expenses and disbursements required to be paid or reimbursed pursuant to the terms of the Loan Documents.

                  (iii) "Payment in Full" means, as of any date, the receipt by the Banks who are not Junior Creditors of an amount of cash, in Yen, sufficient to indefeasibly pay in full all Senior Debt.

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                  (iv) "Senior Debt" means (x) collectively, any and all
indebtedness, obligations and liabilities of any Credit Party to the Banks who are not Junior Creditors from time to time, whether fixed or contingent, direct or indirect, joint or several, due or not due, liquidated or unliquidated, determined or undetermined, arising by contract, operation of law or otherwise, whether on open account or evidenced by one or more instruments, and whether for principal, premium, interest (including, without limitation, interest accruing after the filing of a petition initiating any proceeding referred to in Section 6.1(e) or (f) or Section 6.3(f) or (g)), reimbursement for fees, indemnities, costs, expenses or otherwise, which arise under, in connection with or in respect of the Loans or the Loan Documents, and (y) any and all deferrals, renewals, extensions and refundings of, or amendments, restatements, rearrangements, modifications or supplements to, any such indebtedness, obligation or liability.

                  (v) "Subordinated Debt" means (x) any and all indebted ness, obligations and liabilities of any Credit Party to one or more Junior Creditors from time to time, whether fixed or contingent, direct or indirect, joint or several, due or not due, liquidated or unliquidated, determined or undetermined, arising by contract, operation of law or otherwise, whether on open account or evidenced by one or more instruments, and whether for principal, premium, interest (including, without limitation, interest accruing after the filing of a petition initiating any proceeding referred to in Section 6.1(e) or (f) or
Section 6.3(f) or (g)), reimbursement for fees, indemnities, costs, expenses or otherwise, which arise under, in connection with or in respect of the Loans or the Loan Documents, and (y) any and all deferrals, renewals, extensions and refundings of, or amendments, restatements, rearrangements, modifications or supplements to, any such indebtedness, obligation or liability.

            (c) Immediately upon a Bank's becoming a Junior Creditor and until such time as such Bank shall have cured all applicable defaults, no Junior Creditor shall, prior to Payment in Full of all Senior Debt:

                  (i) accelerate, demand payment of, sue upon, collect, or receive any payment upon, in any manner, or satisfy or otherwise discharge, any Subordinated Debt, whether for principal, interest and otherwise;

                  (ii) take or enforce any Liens to secure Subordinated Debt or attach or levy upon any assets of any Credit Party, to enforce any Subordinated Debt;

                  (iii) enforce or apply any security for any Subordinated Debt; or

                  (iv) incur any debt or liability, or the like, to, or receive any loan, return of capital, advance, gift or any other property, from, any Credit Party.

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            (d) In the event of:

                  (i) any insolvency, bankruptcy, receivership, liquidation, dissolution, reorganization, readjustment, composition or other similar proceeding relating to any Credit Party;

                  (ii) any liquidation, dissolution or other winding-up of any Credit Party, voluntary or involuntary, whether or not involving insolvency, reorganization or bankruptcy proceedings;

                  (iii) any assignment by any Credit Party for the benefit of creditors;

                  (iv) any sale or other transfer of all or substantially all assets of any Credit Party; or

                  (v) any other marshaling of the assets of any Credit Party;

each of the Banks shall first have received Payment in Full of all Senior Debt before any payment or distribution, whether in cash, securities or other property, shall be made in respect of or upon any Subordinated Debt. Any payment or distribution, whether in cash, securities or other property that would otherwise be payable or deliverable in respect of Subordinated Debt to any Junior Creditor but for this Agreement shall be paid or delivered directly to the Administrative Agent for distribution to the Banks in accordance with this Agreement until Payment in Full of all Senior Debt. If any Junior Creditor receives any such payment or distribution, it shall promptly pay over or deliver the same to the Administrative Agent for application in accordance with the preceding sentence.

            (e) Each Junior Creditor shall file in any bankruptcy or other proceeding of any Credit Party in which the filing of claims is required by law, all claims relating to Subordinated Debt that such Junior Creditor may have against any Credit Party and assign to the Banks who are not Junior Creditors all rights of such Junior Creditor thereunder. If such Junior Creditor does not file any such claim prior to forty-five (45) days before the expiration of the time to file such claim, Administrative Agent, as attorney-in-fact for such Junior Creditor, is hereby irrevocably authorized to do so in the name of such Junior Creditor or, in Administrative Agent's sole discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of such nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. The Administrative Agent shall, to the exclusion of each Junior Creditor, have the sole right, subject to Section 9.5 hereof, to accept or reject any plan proposed in any such proceeding and to take any other action that a party filing a claim is entitled to take. In all such cases, whether in administration, bankruptcy or otherwise, the Person or Persons authorized to pay such claim shall pay to Administrative Agent the amount payable on such claim and, to the full extent

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

necessary for that purpose, each Junior Creditor hereby transfers and assigns to the Administrative Agent all of the Junior Creditor's rights to any such payments or distributions to which Junior Creditor would otherwise be entitled.

            (f) (i) If any payment or distribution of any character or any security, whether in cash, securities or other property, shall be received by any Junior Creditor in contravention of any of the terms hereof, such payment or distribution or security shall be received in trust for the benefit of, and shall promptly be paid over or delivered and transferred to, Administrative Agent for application to the payment of all Senior Debt, to the extent necessary to achieve Payment in Full. In the event of the failure of any Junior Creditor to endorse or assign any such payment, distribution or security, Administrative Agent is hereby irrevocably authorized to endorse or assign the same as attorney-in-fact for such Junior Creditor.

                  (ii) Each Junior Creditor shall take such action (including, without limitation, the execution and filing of a financing statement with respect to this Agreement and the execution, verification, delivery and filing of proofs of claim, consents, assignments or other instructions that Administrative Agent may require from time to time in order to prove or realize upon any rights or claims pertaining to Subordinated Debt or to effectuate the full benefit of the subordination contained herein) as may, in Administrative Agent's sole and absolute discretion, be necessary or desirable to assure the effectiveness of the subordination effected by this Agreement.

            (g) (i) Each Bank that becomes a Junior Creditor understands and acknowledges by its execution hereof that each other Bank is entering into this Agreement and the Loan Documents in reliance upon the absolute subordination in right of payment and in time of payment of Subordinated Debt to Senior Debt as set forth herein.

                  (ii) Only upon the Payment in Full of all Senior Debt shall any Junior Creditor be subrogated to any remaining rights of the Banks which are not Defaulting Banks to receive payments or distributions of assets of any Borrower made on or applicable to any Senior Debt.

                  (iii) Each Junior Creditor agrees that it will deliver all instruments or other writings evidencing any Subordinated Debt held by it to Administrative Agent, promptly after request therefor by the Administrative Agent.

                  (iv) No Junior Creditor may at any time sell, assign or otherwise transfer any Subordinated Debt, or any portion thereof, including, without limitation, the granting of any Lien thereon, unless and until satisfaction of the requirements of Section 9.6 above and the proposed transferee shall have assumed in writing the obligation of the Junior Creditor to the Banks under this Agreement, in a form acceptable to the Administrative Agent.

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

                  (v) If any of the Senior Debt, should be invalidated, avoided or set aside, the subordination provided for herein nevertheless shall continue in full force and effect and, as between the Banks which are not Defaulting Banks and all Junior Creditors, shall be and be deemed to remain in full force and effect.

                  (vi) Each Junior Creditor hereby irrevocably waives, in respect of Subordinated Debt, all rights (x) under Sections 361 through 365, 502(e) and 509 of the Bankruptcy Code (or any similar sections hereafter in effect under Japanese national or local law or any other Federal or state laws or legal or equitable principles relating to bankruptcy, insolvency, reorganizations, liquidations or otherwise for the relief of debtors or protection of creditors), and (y) to seek or obtain conversion to a different type of proceeding or to seek or obtain dismissal of a proceeding, in each case in relation to a bankruptcy, reorganization, insolvency or other proceeding under similar laws with respect to any Credit Party. Without limiting the generality of the foregoing, each Junior Creditor hereby specifically waives (A) the right to seek to give credit (secured or otherwise) to any Credit Party in any way under Section 364 of the Bankruptcy Code (or any similar sections hereafter in effect under Japanese national or local law or any other Federal or state laws or legal or equitable principles relating to bankruptcy, insolvency, reorganizations, liquidations or otherwise for the relief of debtors or protection of creditors) unless the same is subordinated in all respects to Senior Debt in a manner acceptable to Administrative Agent in its sole and absolute discretion and (B) the right to receive any collateral security (including, without limitation, any "super priority" or equal or "priming" or replacement Lien) for any Subordinated Debt unless the Banks which are not Defaulting Banks have received a senior position acceptable to the Banks in their sole and absolute discretion to secure all Senior Debt (in the same collateral to the extent collateral is involved).

            (h) (i) In addition to and not in limitation of the subordination effected by this Section 9.16, the Administrative Agent and each of the Banks which are not Defaulting Banks may in their respective sole and absolute discretion, also exercise any and all other rights and remedies available at law or in equity in respect of a Defaulting Bank; and

                  (ii) The Administrative Agent shall give each of the Banks notice of the occurrence of a default under this Section 9.16 by a Defaulting Bank and if the Administrative Agent and/or one or more of the other Banks shall, at their option, fund any amounts required to be paid or advanced by a Defaulting Bank, the other Banks who have elected not to fund any portion of such amounts shall not be liable for any reimbursements to the Administrative Agent and/or to such other funding Banks.

            (i) Notwithstanding anything to the contrary contained or implied herein, a Defaulting Bank shall not be entitled to vote on any matter as to which a

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

vote by the Banks is required hereunder, including, without limitation, any actions or consents on the part of the Administrative Agent as to which the approval or consent of all the Banks or the Required Banks or Majority Banks is required under Article VIII, Section 9.5 or elsewhere, so long as such Bank is a Defaulting Bank; provided, however, that in the case of any vote requiring the unanimous consent of the Banks, if all the Banks other than the Defaulting Bank shall have voted in accordance with each other, then the Defaulting Bank shall be deemed to have voted in accordance with such Banks.

            (j) Each of the Administrative Agent and any one or more of the Banks which are not Defaulting Banks may, at their respective option, (i) advance to any Borrower such Bank's Pro Rata Share of the Loans not advanced by a Defaulting Bank in accordance with the Loan Documents, or (ii) pay to the Administrative Agent such Bank's Pro Rata Share of any costs, expenses or disbursements incurred or made by the Administrative Agent pursuant to the terms of this Agreement not theretofore paid by a Defaulting Bank. Immediately upon the making of any such advance by the Administrative Agent or any one of the Banks, such Bank's Pro Rata Share and the Pro Rata Share of the Defaulting Bank shall be recalculated to reflect such advance. All payments, repayments and other disbursements of funds by the Administrative Agent to the Banks shall thereupon and, at all times thereafter be made in accordance with such Bank's recalculated Pro Rata Share unless and until a Defaulting Bank shall fully cure all defaults on the part of such Defaulting Bank under the Loan Documents or otherwise existing in respect of the Loans or this Agreement, at which time the Pro Rata Share of the Bank(s) which advanced sums on behalf of the Defaulting Bank and of the Defaulting Bank shall be restored to their original percentages.

            SECTION 9.17. Banks' ERISA Covenant. Each Bank, by its signature hereto or on the applicable Transfer Supplement, hereby agrees (a) that on the date any Loan is disbursed hereunder no portion of such Bank's Pro Rata Share of such Loan will constitute "assets" within the meaning of 29 C.F.R. Section 2510.3-101 of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Code, and (b) that following such date such Bank shall not allocate such Bank's Pro Rata Share of any Loan to an account of such Bank if such allocation (i) by itself would cause such Pro Rata Share of such Loan to then constitute "assets" (within the meaning of 29 C.F.R. Section 2510.3- 101) of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Code and (ii) by itself would cause such Loan to constitute a prohibited transaction under ERISA or the Code (which is not exempt from the restrictions of Section 406 of ERISA and Section 4975 of the Code and the taxes and penalties imposed by Section 4975 of the Code and Section 502(i) of ERISA) or Administrative Agent or any Bank being deemed in violation of Section 404 of ERISA.

            SECTION 9.18. Bank Ceasing to be a Qualified Institutional
Investor.

            (a) Each Bank agrees that it shall immediately provide notice to the Administrative Agent and AMB LP upon its receipt of knowledge that it will cease to be a Qualified Institutional Investor pursuant to the applicable laws of Japan.

            (b) In the event that during the Term any Bank ceases to be a Qualified Institutional Investor (such Bank, the "Non-QII Bank"), (i) the Non-QII Bank shall immediately provide notice thereof to the Administrative Agent and AMB LP (to the extent the Non-QII Bank has not already provided such notice pursuant to 9.18(a) above) and (ii) regardless of whether the Non-QII Bank has actually delivered any such notice to the Administrative Agent and/or AMB LP, the Administrative Agent shall have the immediate right, and shall use best efforts, to cause the Non-QII Bank to assign to a Qualified Institution all of the Non-QII Bank's rights and obligations under this Agreement, the Notes and the other Loan Documents in accordance with Section 9.6(c), subject to the terms and conditions of Article 9.6, as applicable.

            (c) In the event the Administrative Agent is unable to cause the assignment of the Non-QII Bank's rights and obligations under this Agreement, the Notes and the other Loan Documents, and provided that the total amount of Commitments outstanding with respect all of the Banks other than the Non-QII Bank (such Banks, the "QII Banks") exceeds the total outstanding Loans of the Non-QII Bank as of such date, each of the Borrowers shall be deemed to have made a Base Rate Borrowing for the amount of such outstanding Commitments necessary to pay in full the total outstanding Loans of the Non-QII Bank (and each of the Borrowers shall be deemed to have timely given a Notice of Borrowing pursuant to
Section 2.2 and all other conditions to such Borrowing shall be deemed waived or satisfied), and the amount of such Borrowings shall be allocated prorata among the Borrowers. Such Borrowings shall be used to pay the Non-QII Bank's Loans in full. Upon payment in full of the Loans of the Non-QII Bank, the Non-QII Bank shall cease to be a Bank hereunder.

            (d) In the event the Administrative Agent is unable to cause the assignment of the Non-QII Bank's rights and obligations under this Agreement, the Notes and the other Loan Documents, and the total outstanding Loans of the Non-QII Bank exceed the total amount of Commitments outstanding with respect all of the QII Banks as of such date, each of the Borrowers shall be deemed to have made a Base Rate Borrowing for the total amount of such outstanding Commitments (and each of the Borrowers shall be deemed to have timely given a Notice of Borrowing pursuant to Section 2.2 and all other conditions to such Borrowing shall be deemed waived or satisfied) and the amount of such Borrowings shall be allocated prorata among the Borrowers. Such Borrowings shall be applied toward the payment of the

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

Non-QII Bank's Loans and AMB LP shall pay the balance of the Non-QII Bank's Loans to the extent AMB LP has funds available. To the extent AMB LP does not have funds available to pay the balance of the Non-QII Bank's Loans, the Administrative Agent and the Banks shall use reasonable efforts in accordance with applicable laws to reallocate among the Borrowers the remaining outstanding Loans of the Non-QII Bank in such a manner as to minimize the tax liability to the Credit Parties. Upon payment in full of the Loans of the Non-QII Bank, the Non-QII Bank shall cease to be a Bank hereunder.

            (e) Notwithstanding anything to the contrary contained herein, AMB LP shall have the right at any time to pay in full the Loans of any Non-QII Bank.

            SECTION 9.19. Intentionally Deleted.

            SECTION 9.20. Intentionally Deleted.

            SECTION 9.21. USA PATRIOT ACT. Each Bank hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Credit Parties, which information includes the name and address of each Credit Party and other information that will allow such Bank to identify each Credit Party in accordance with the Act.

            SECTION 9.22. OFAC List.

            (a) The Guarantors certify to the Administrative Agent and each Bank that neither they nor any Borrower has been designated as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11sdn.pdf or at any replacement website or other replacement official publication of such list (the "OFAC List"). Upon the request of Administrative Agent given at reasonable intervals, each Guarantor will update the foregoing information.

            (b) Each of the Administrative Agent and each Bank certify to the Guarantors and each Borrower that it has not been designated as a "specially designated national and blocked person" on the OFAC list. Upon the request of any Guarantor or Borrower given at reasonable intervals, the Administrative Agent or any Bank will update the foregoing information.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                             INITIAL BORROWER:

                             AMB JAPAN FINANCE Y.K., a Japan yugen kaisha

                             By:    /s/ Michael A. Coke
                                    -------------------------------------
                             Name:  Michael A. Coke
                             Title: Director

                             [SEAL]

                             GUARANTORS:

                             AMB PROPERTY, L.P., a Delaware limited partnership

                             By:  AMB PROPERTY CORPORATION, a Maryland
                                  corporation, its sole general partner

                                  By:    /s/ Michael A. Coke
                                         ---------------------------------------
                                  Name:  Michael A. Coke
                                  Title: Executive Vice President and Chief
                                         Financial Officer

                             AMB PROPERTY CORPORATION, a Maryland
                             corporation

                             By:    /s/ Michael A. Coke
                                    --------------------------------------------
                             Name:  Michael A. Coke
                             Title: Executive Vice President and Chief
                                    Financial Officer

                             SUMITOMO MITSUI BANKING CORPORATION, as
                             Administrative Agent, Sole Lead Arranger,
                             Bookmanager, and a Bank

                             By:    /s/ Shigeru Ishida
                                    -------------------------------------------
                             Name:  Shigeru Ishida
                             Title: General Manager: Global Client
                                    Business Department

                             TOTAL COMMITMENT:  JPY3,000,000,000

                             MIZUHO CORPORATE BANK, LTD., as
                             Syndication Agent and a Bank

                             By:    /s/ Yuichi Hirashima
                                   ---------------------------------------------
                             Name:  Yuichi Hirashima
                             Title: Deputy General Manager

                             TOTAL COMMITMENT:  JPY3,000,000,000

                             SHINSEI BANK, as Documentation Agent and a Bank

                             By:    /s/ Hideaki Ichikawa
                                    --------------------------------------------
                             Name:  Hideaki Ichikawa
                             Title: RM Business Head III
                                    General Manager, Corporate Banking Business
                                    Division VIII

                             TOTAL COMMITMENT:  JPY3,000,000,000

                             UFJ BANK, as Documentation Agent and a Bank

                             By:    /s/ Yoichi Orikasa
                                    --------------------------------------------
                             Name:  Yoichi Orikasa
                             Title: Deputy General Manager

                             TOTAL COMMITMENT:  JPY3,000,000,000

                             INTERNATIONAL COMMERCIAL BANK OF
                             CHINA, as Senior Managing Agent and a Bank

                             By:    /s/ Nae-Yee Lung
                                    --------------------------------------------
                             Name:  Nae-Yee Lung
                             Title: SVP & General Manager

                             TOTAL COMMITMENT:  JPY2,500,000,000

                             BANK OF CHINA, as Senior Managing Agent and a Bank

                             By:    /s/ Sang Yue
                                    --------------------------------------------
                             Name:  Sang Yue
                             Title: Assistant General Manager

                             TOTAL COMMITMENT:  JPY2,500,000,000

                             THE BANK OF NOVA SCOTIA, as Managing Agent and a
                             Bank

                             By:    /s/ John Chan
                                    --------------------------------------------
                             Name:  John Chan
                             Title: Manager Administration-Japan

                             TOTAL COMMITMENT:  JPY2,000,000,000

                             OVERSEA-CHINESE BANKING CORPORATION, as Managing Agent and a Bank

                             By:    /s/ Ong Sing Yik
                                    --------------------------------------------
                             Name:  ONG SING YIK
                             Title: GENERAL MANAGER TOKYO BRANCH

                             TOTAL COMMITMENT:  JPY2,000,000,000

                             THE NORINCHUKIN BANK, NEW YORK
                             BRANCH, as a Bank

                             By:    /s/ Fumiaki Ono
                                    --------------------------------------------
                             Name:  Fumiaki Ono
                             Title: General Manager

                             TOTAL COMMITMENT:  JPY1,000,000,000

                             THE SUMITOMO TRUST & BANKING CO.,
                             LTD., NEW YORK BRANCH, as a Bank

                             By:    /s/ Masaya Noda
                                    --------------------------------------------
                             Name:  Masaya Noda
                             Title: Vice President and Manager

                             TOTAL COMMITMENT:  JPY1,000,000,000

                             CHINA CONSTRUCTION BANK, as a Bank

                             By:    /s/ Wei Li
                                    --------------------------------------------
                             Name:  Wei Li
                             Title: General Manager

                             TOTAL COMMITMENT:  JPY1,000,000,000